UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

UHF Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-49729	38-1740889
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chunshugou Luanzhuang Village
 Zhuolu County, Zhangjiakou
 Hebei Province, China, 075600
 (Address of principal executive offices)

86-313-6732526
 (Registrant's telephone number, including area code)

c/o Unity Venture Capital Associates Ltd.
825 Third Avenue
New York, New York 10022
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on forward-looking statements. Forward-looking statements include, among other things, statements relating to:

●	our ability to produce concentrated iron powder at a profitable margin;
●	the uncertainty of acquiring mining rights in the areas around the production facilities;
●	the impact that a downturn or negative changes in the steel market may have on sales;
●	our ability to obtain additional capital to fund our expansion;
●	economic, political, regulatory, legal and foreign exchange risks associated with our operations; and
●	the loss of key members of our senior management.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

the “Company,” “we,” “us,” and “our” refer to the combined business of (i) Target Acquisitions I, Inc., or “Target Acquisitions,” a Delaware corporation, which has been merged into UHF Incorporated, the registrant, or  “UHF”, (ii) China Real Fortune Mining Limited, or “Real Fortune BVI,” a BVI  limited company , (iii) Real Fortune Holdings Limited, or “Real Fortune HK,” a Hong Kong limited company and wholly-owned subsidiary of Real Fortune BVI,  (iv) Zhangjiakou TongDa Mining Technologies Service Co., Ltd., or “China Tongda,” a Chinese limited company and wholly-owned subsidiary of Real Fortune HK, (v) Zhuolu Jinxin Mining Co., Ltd., or “China Jinxin,” a Chinese limited company which is effectively and substantially controlled by China Tongda through a series of agreements, and (vi) Haixing Huaxin Mining Industry Co., Ltd.or  “China Huaxin”, a Chinese limited liability company and wholly-owned subsidiary of China Tongda, as the case may be;

“BVI” refers to the British Virgin Islands;
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;
“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China (excluding Hong Kong and Taiwan);
“Renminbi” and “RMB” refer to the legal currency of China;
“Securities Act” refers to the Securities Act of 1933, as amended;
“US dollars,” “dollars” and “$” refer to the legal currency of the United States; and
“tons” or “tonnes” refer to metric tonnes (2,205 pounds).

i

In this report we refer to information contained in government reports and third party publications.  Although we are unable to verify the accuracy of all of such information we believe you may rely upon such information in evaluating the prospects of our Company.  We are responsible for the accuracy of the third party information to which we make reference and for all information contained in this report.

  Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

• a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations disclosure; and

• an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions until the end of the fiscal year ending after the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company and if we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity.

We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

The JOBS Act permits an "emerging growth company" like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

ii

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2014, we entered into and closed a share exchange agreement, or the Target Share Exchange Agreement, with Target Acquisitions I, Inc., a Delaware corporation (“Target”), and the stockholders of Target (the “Target Stockholders”), pursuant to which we acquired 100% of the issued and outstanding capital stock of Target in exchange for a total of 43,375,638 shares of our common stock and one share of our series A convertible preferred stock, convertible into an additional 17,839,800 shares of common stock.  Since our certificate of incorporation only authorizes the issuance of 50,000,000 shares of common stock, we did not have sufficient authorized but unissued shares of common stock in order to complete the acquisition of Target, and so our Board of Directors authorized the issuance to one of the Target Stockholders of one share of series A convertible preferred stock convertible into 17,839,800 shares of common stock at such time as we amend our certificate of incorporation to increase the number of authorized shares of common stock or merge with and into another corporation which has sufficient shares of authorized but unissued shares of common stock for issuance upon conversion. The series A convertible preferred stock votes together with the common stock on an as converted basis on all matters submitted to stockholders, including the election of directors, with the one outstanding share of series A convertible preferred stock entitled to 17,839,800 votes.  As of June 30, 2014, we had outstanding 45,926,278 shares of common stock and one share of series A convertible preferred stock.

The foregoing description of the terms of the Target Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.4 to this report, which are incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

 On June 30, 2014, we then a shell company, completed a reverse acquisition transaction through a share exchange with Target and the Target Stockholders whereby we acquired 100% of the outstanding shares of common stock of Target in exchange for a total of 43,375,638 shares of our common stock and one share of our series A convertible preferred stock convertible into an additional 17,839,800 shares common stock at such time as we amend our certificate of incorporation to increase the number of authorized shares of common stock or merge with and into another corporation which has sufficient shares of authorized but unissued shares of common stock for issuance upon conversion. The series A convertible preferred stock votes together with the common stock on an as converted basis on all matters submitted to stockholders, including the election of directors, with the one outstanding share of series A convertible preferred stock entitled to 17,839,800 votes. As a result of the reverse acquisition, Target became our wholly-owned subsidiary and the former stockholders of Target became our controlling stockholders.  For accounting purposes, the share exchange transaction with Target and the Target Stockholders was treated as a reverse acquisition, with Target as the acquirer and UHF as the acquired party.

As a result of our acquisition of Target, we now own all of the issued and outstanding capital stock of Real Fortune BVI, which in turn owns all of the issued and outstanding capital stock of Real Fortune Holdings Limited, a Hong Kong limited company (“Real Fortune HK”), which in turn owns all of the issued and outstanding capital stock of Zhangjiakou TongDa Mining Technologies Service Co., Ltd., a Chinese limited company (“China Tongda”).

China Tongda has entered into a series of agreements with Zhuolu Jinxin Mining Co., Ltd., a Chinese limited company (“China Jinxin”) and its shareholders pursuant to which China Tongda effectively controls the operations of China Jinxin and is entitled to receive the pre-tax profits of China Jinxin.  China Jinxin is an iron ore processing and high grade iron ore concentrate producer. China Jinxin has an iron ore concentrate production line located on the Zhuolu Mine, with an annual capacity of approximately 300,000 tons and associated plant and office buildings.  The Zhuolu Mine is located in Zhuolu County, Zhangjiakou City, Hebei Province, China.

Real Fortune BVI was established in the BVI in September 2010 to serve as an intermediate holding company.  Real Fortune HK was established in HK in April 2010. China Tongda was established in the PRC in August 2010, and in August 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of China Tongda by Real Fortune HK.  China Jinxin, our operating affiliate, was established in the PRC in December 2006.

On January 17, 2014, China Tongda acquired all of the outstanding shares of Haixing Huaxin Mining Industry Co., Ltd. (“China Huaxin”), which is expected to produce Direct Reduced Iron (DRI) using advanced reduction rotary kiln technology with iron sand as the principal raw material.  China Huaxin intends to import iron sands from New Zealand, Australia, Indonesia and the Philippines. To date China Huaxin has conducted no business activities other than construction of its DRI production facility (the “DRI Facility”) in Haixing County, Hebei Province, about 50 km from the nearest port. The total amount expended to construct the DRI Facility, inclusive of both hard and soft costs, was approximately 244,270,000 RMB  or US $39 million and China Huaxin currently has liabilities of approximately 233,470,000 RMB or US$38 million.  Construction of the DRI Facility has been completed and trial production has commenced. It is anticipated that commercial production will commence in September 2014.

On July 2, 2014, we merged Target, our wholly-owned subsidiary, into our company pursuant to Section 253 of the Delaware General Corporation Law.

By written consents dated July 4, 2014, our Board of Directors and holders of approximately 67.58%  of our outstanding voting shares authorized and approved an Agreement and Plan of Merger with our newly formed wholly owned subsidiary, Adamant DRI Processing and Minerals Group, a Nevada corporation (“Adamant”), as a result of which upon consummation of the merger  we would be merged with and into Adamant and become a Nevada corporation (the “Reincorporation Merger”) with the name Adamant DRI Processing and Minerals Group. Each stockholder of UHF would continue to own the same number of shares of common stock in Adamant following the Reincorporation Merger. We have filed an Information Statement with the Securities and Exchange Commission (the “SEC”) in connection with the Reincorporation Merger which will be distributed to stockholders upon clearance by the staff of the SEC. The Reincorporation Merger will become effective on the twenty-first day after the Information Statement has been distributed to stockholders.

The chart below presents our corporate structure after giving effect to the Reincorporation Merger:

Adamant DRI Processing and Minerals Group (a Nevada corporation)

                                                                              |
                                                                           100%
                           |
                                               China Real Fortune Mining Limited (BVI)
                                                               (“Real Fortune BVI”)
                                                                                |
                                                                            100%
                                                                                |
                                                 Real Fortune Holdings Limited (HK)
                                                              (“Real Fortune HK”)
                                                                                |
                                                                            100%
                                                                                |
                                  Zhangjiakou Tongda Mining Technologies Service Co., Ltd. (PRC)
                                                                     (“WFOE”)
                                                               |                                                        |

                                        VIE Contractual Arrangements       Haixing Huaxin Mining Industry Co., Ltd. (PRC)
                                                               |                                                 (“China Huaxin”)
                                                               |
                                                               |
                                Zhuolu Jinxin Mining Co., Ltd. (PRC)
                                                   (“China Jinxin”)

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on June 30, 2014, we acquired Target Acquisition I, Inc., pursuant to the Target Share Exchange Agreement (the “Target Acquisition”).  Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the Target Acquisition, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the Target Acquisition., except that information relating to periods prior to the date of the Target Acquisition only relate to UHF Incorporated unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Overview

Iron Ore (Zhuolu Jinxin Mining Co., Ltd.)

We operate our business in China through China Jinxin, our variable interest entity which we control through a series of agreements described herein. China Jinxin is an early stage mining company which processes iron ore at its production facilities in Hebei Province. China Jinxin currently does not own any mines or hold any mining rights.

The PRC government continues to exercise substantial control over many sectors of the Chinese economy.  Part of this control is through regulations.  Among these are regulations on foreign ownership of certain companies and regulations on the ability of Chinese citizens to shift ownership of domestic Chinese companies to offshore enterprises.  In August 2006, the Ministry of Commerce, or MOFCOM, the China Securities Regulatory Commission, or CSRC, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, or SAT, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange, or SAFE, jointly promulgated the “Rules on the Mergers and Acquisition of Domestic Enterprises by Foreign Investors,” which became effective in September 2006, and were amended on June 22, 2009.  These rules are referred to herein as the “M&A Rules.” The M&A Rules confirmed that MOFCOM is a key regulator for mergers and acquisitions in China and require MOFCOM approval of a broad range of mergers, acquisitions and investment transactions.  Among other things, the M&A Rules include provisions that purport to require that an offshore special purpose vehicle, or SPV, controlled directly or indirectly by PRC companies or individuals, formed for the purpose of offering their equity interests in domestic companies they control, must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. However, the application of these regulations remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement to various types of transactions, including those which involve the use of VIE agreements.

At the time of the acquisition of Real Fortune BVI by Target, the shareholders of China Jinxin desired to access the capital markets outside of China to expand its operations.  These shareholders believed that prior consent of the CSRC would be required if they were to cause the shares of China Jinxin to be owned by a foreign entity but that consent would not be required if they and China Jinxin entered into the VIE Agreements with China Tongda, even if China Tongda was owned by a foreign entity. Through these contractual arrangements or VIE Agreements, acting through China Tongda, we have the ability to substantially influence China Jinxin’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring stockholder approval. As a result of these contractual arrangements pursuant to generally accepted accounting principles in the United States (“US GAAP”), we are considered the primary beneficiary of China Jinxin. The shareholders further believed that there was no need to obtain the approval of the CSRC pursuant to the M&A Rules given that:

●	Our Company and its offshore subsidiaries did not acquire an equity interest in any PRC company.

●
China Tongda was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition by our Company of the equity interests or assets of any “domestic company” as defined under the M&A Rules, and no provision in the M&A Rules classifies the contractual arrangements between China Jinxin and China Tongda as a type of acquisition transaction falling under the M&A Rules.

Although we believe there are no justifiable grounds for the PRC government to terminate or amend the VIE Agreements, the PRC government has taken actions to assert control over businesses regardless of whether or not there was clear authority or precedent for it to do so.  Further, on August 25, 2011, MOFCOM issued Announcement No. 53 “Measures on the Security Review System of Foreign Investors Merging and Acquiring Domestic Enterprises” which came into effect on September 1, 2011, and it helps implement Circular 6, the “Notice on Establishing a Security Review System for Acquisition of Domestic Enterprises by Foreign Investors.”  Circular 6 gives the PRC Government authority to determine what transactions affect national security interests and to change the terms of a transaction or cancel it to mitigate national security risks.  Announcement No. 53 makes it clear that use of a VIE structure does not exempt a transaction from review pursuant to Circular 6. The list of industries which may be deemed to implicate national security interests is broad and may be increased by the PRC authorities.  The grant of such broad authority and the absence of relevant guidelines and precedent creates the risk that the PRC authorities, for reasons not known to us, could determine that the VIE Agreements need to be canceled or amended.

Pursuant to the VIE Agreements whereby China Tongda controls the management and operations of China Jinxin, as compensation for its services China Tongda is entitled to receive each month an amount equal to the pre-tax profits of China Jinxin. Through the VIE Agreements, we are irrevocably given the right to control the operations of China Jinxin and to exercise the rights of its shareholders and Board of Directors (“BOD”). The rights we were granted include the right to make all decisions implicating the operational management, financial management, capital management, asset management, human resource management and daily operations of China Jinxin. Pursuant to the VIE Agreements, we also assume all the operational risks associated with China Jinxin and are responsible for any loss incurred by China Jinxin. See “Acquisition of Real Fortune BVI” for a more detailed description of the VIE Agreements.

In connection with their decision to seek access to the capital markets outside of China and satisfy certain debts incurred in connection with the organization and operation of China Jinxin, the principal shareholders of China Jinxin determined to reduce their effective holdings in China Jinxin by transferring a portion of their anticipated allocable portions of  the shares of Real Fortune Mining BVI in satisfaction of debts due other individuals, some of whom were shareholders of China Jinxin and some of whom had made loans to the shareholders. As a consequence of these transfers, the equity interests of the shareholders of China Jinxin did not correspond to their equity interests in Real Fortune Mining BVI at the time of the consummation of our acquisition of Real Fortune Mining BVI.  These transactions are described under “Certain Relationships and Related Transactions, and Director Independence.”

China Jinxin was established in December 2006 in Zhuolu County, Hebei Province, Northern China. China Jinxin has registered capital of RMB 36 million ($5.7 million). When formed, China Jinxin had registered capital of RMB 6 million ($909,000). China Jinxin currently has 15 shareholders.

China Jinxin is engaged in iron ore processing and the production of iron ore concentrate. China Jinxin has an iron ore concentrate production line with an annual capacity of 300,000 tons and associated plant and office buildings (hereinafter collectively referred to as the "production facilities"). The production facilities are located in Zhuolu County, Zhangjiakou City, Hebei Province, China. Construction of the production facilities commenced in May 2007 and was completed in February 2010.  In December 2011, the Company halted production to upgrade the production lines at the facility to improve iron ore refinement and increase the iron ore concentration rate. As a result of recent design changes, the Company now anticipates the upgrade will be completed in July 2014 and production will be resumed in September 2014.

Temporary manufacturing licenses for the production facilities were obtained from Zhangjiakou City on March 22, 2009, March 23, 2010, January 1, and December 30, 2011, respectively.  The Company's license has been extended and it is valid from December 29, 2011 to December 28, 2014.

China Jinxin has entered into a 10 year contract with Handan Steel Group Company (“HSG”), a subsidiary of Hebei Steel and Iron Company, a state owned enterprise, which expires in January 2019, whereby China Jinxin agreed to sell and HSG agreed to purchase all of the output from our production facility. The price we receive for our output is determined by HSG in light of market prices and the quality of our product and is to result in a reasonable profit margin to us.  If China Jinxin is not satisfied with the price set by HSG it can attempt to renegotiate the price. China Jinxin has withheld deliveries from HSG since the end of 2011 because of its dissatisfaction with the price offered by HSG. If this dispute should continue, we will not be able to generate revenue from our production of iron ore which would have a materially adverse effect on our operations.

DRI Processing (Haixing Huaxin Mining Industry Co., Ltd.)

On January 17, 2014, we entered into a series of substantially identical agreements (“Haixing Huaxin Share Purchase Agreements”) with Jiazhen Liu, Changkui Zhu, Dongli Sun, Meijie Wang and Xingwang Shao, the shareholders of Haixing Huaxin Mining Industry Co., Ltd. (“China Huaxin”) pursuant to which we acquired the right to acquire 100% of the outstanding shares of China Huaxin.  The consideration to be paid to the shareholders of China Huaxian (the “Shareholders”) for their interests consisted, in the aggregate, of 10 million RMB, or US$1.65 million, and 5.1 million shares of Target common stock.

China Tongda, our wholly-owned Chinese subsidiary, filed a notice of transfer with respect to the change of ownership of China Huaxin with the local company registration authority which was approved in January 2014.

To consummate the acquisition of China Huaxin, in a private placement completed on January 20, 2014, we issued to three Chinese investors our 4% convertible promissory notes due June 30, 2014 in the aggregate face amount of 10 million RMB, or US$1.65 million (the “Notes”).  The Notes bore interest at the rate of 4% per annum and the face amount of the Notes were convertible into shares of Target common stock at an effective conversion price of $11.11 per RMB or US $1.79 per share, with accrued interest payable in cash. The convertible debt was fully converted into 900,000 shares of Target’s common stock in March 2014 by the three investors.

China Huaxin was established in August 2010 and is located in Haixing Qingxian Industrial Park, Cangzhou, Heibei Province PRC. The business of the company will be to produce and sell Direct Reduced Iron (DRI) produced using advanced reduction rotary kiln technology with iron sand as the principal raw material.  China Huaxin intends to import iron sands from New Zealand, Australia, Indonesia and the Philippines. To date China Huaxin has conducted no business activities other than construction of its DRI Facility in Haixing County, Hebei Provice, about 50 km from the nearest port. The total amount expended to construct the DRI Facility, inclusive of both hard and soft costs, was approximately 244,270,000 RMB  or US $39 million and China Huaxin currently has liabilities of approximately 233,470,000 RMB or US$38 million.  Construction of the DRI Facility has been completed and trial production has commenced. It is anticipated that commercial production will commence in September 2014.

‘Reduced iron’ derives its name from the chemical change that iron ore undergoes when it is heated in a furnace at high temperatures in the presence of hydrocarbon-rich gasses. ‘Direct reduction’ refers to processes which reduce iron oxides to metallic iron below the melting point of iron. The product of such solid state processes are called direct reduced iron (DRI). The Company’s DRI Facility is projected to produce DRI with an iron grade of over 92%.

The Company’s DRI Facility occupies an area of 200,000 m.2    The DRI Facility occupies 60,000 m2, of land and there is a raw material storage area of 14,000 m2 with a 100,000 ton storage capacity, a workshop area of 4500 m2, a water storage pool of 4000m3 to supplement water supplies, and an office building of 2,400 m2. The plant design is intended to permit the processing of 2,000,000 tons of iron sand per annum with an annual output capacity of 1,000,000 tons of DRI.

The equipment installed in the DRI Facility includes 2 sets of Rotary Kilns that are 36m each in length and capable of processing 6000 tons of raw material per day, and 3 sets of Gas Furnaces to produce carbon monoxide for use in the reduction process. The equipment also includes 6 sets of Grinding Equipment and 3 sets of Wet Magnetic Separation Machineries with processing capacity of 7200 tons per day. In addition there are 30 sets of Hydraulic Machines with a capacity of 5,000 tons per day to press block the finished product

Corporate History and Background

UHF Incorporated

UHF Incorporated was incorporated in Michigan on March 13, 1964 with the name State Die & Manufacturing Company. On March 1, 1971 its name was changed to State Manufacturing, Inc., on April 1, 1981 its name was changed to State Die and Engineering Inc., on July 19, 1984 its name was changed to Universal Robotics and Automation, Inc., on October 23, 1984 its name was changed to Universal Automation Corporation, and on March 4, 1992 its name was changed to UHF Incorporated.

On December 28, 2011, UHF Incorporated effected a one for five (1-for-5) reverse stock split of its shares of common stock, with special treatment for shareholders owning less than 500 shares, but at least 250 shares, to preserve round lot holders. Holders of less than 500 shares but at least 250 shares received 100 post-split shares. No fractional shares were issued.

On December 29, 2011, UHF Incorporated completed a domicile merger with its newly-formed wholly owned subsidiary, the surviving company, UHF Incorporated, a Delaware corporation, pursuant to an Agreement and Plan of Merger dated December 1, 2011, as a result of which it became a Delaware corporation and the corporate existence of UHF Incorporated, a Michigan corporation (“UHF Michigan”), was terminated. Each shareholder of UHF Michigan received a number of shares of our common stock equal to the number of shares previously owned in UHF Michigan after giving effect to the reverse split.

From 1994 until the acquisition of Target on June 30, 2014, UHF had been inactive and had no assets or employees and was a “shell company,” as that term is defined in Rule 12b-2 under the Exchange Act. As a result of the acquisition of Target, UHF is no longer a shell company.

Target Acquisition I, Inc.

Target Acquisitions I, Inc. was incorporated in the State of Delaware on June 27, 2008. It was formed as a vehicle to pursue a business combination and prior to the acquisition of Real Fortune BVI conducted no operations.

Acquisition of Real Fortune BVI

On October 1, 2011, Target, then a publicly traded shell company, acquired all of the outstanding shares of Real Fortune BVI (the “Real Fortune BVI Acquisition”) through a share exchange with the shareholders of Real Fortune BVI, or the Real Fortune Shareholders, whereby Target 100% of the issued and outstanding capital stock of Real Fortune BVI for 8 million shares of Target common stock which effectively constituted 100% of the issued and outstanding capital stock of Target immediately after the consummation of the share exchange (the “Real Fortune BVI Share Exchange”). As a result of the Real Fortune BVI Share Exchange, Real Fortune BVI became Target’s wholly-owned subsidiary and the former shareholders of Real Fortune BVI became the controlling stockholders of Target.  For accounting purposes, the Real Fortune BVI Share Exchange was treated as a recapitalization of Real Fortune BVI.

As a result of our acquisition of Target, we now own all of the issued and outstanding capital stock of Real Fortune BVI, which in turn owns all of the issued and outstanding capital stock of Real Fortune HK, which in turn owns all of the issued and outstanding capital stock of China Tongda. In addition, we effectively and substantially control China Jinxin through the VIE Agreements among China Tongda, China Jinxin and the shareholders of China Jinxin.

Real Fortune BVI was established in the BVI in September 2010 to serve as an intermediate holding company.  Real Fortune HK was established in HK in April 2010. China Tongda was established in the PRC in August 2010 as an entity wholly-owned by Real Fortune HK, and in August 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of China Tongda by Real Fortune HK.  China Jinxin, our operating affiliate, was established in the PRC in December 2006.

Prior to the consummation of the Share Exchange Agreement among Target Acquisitions I, Real Fortune BVI and the Real Fortune Shareholders (the “Real Fortune BVI Share Exchange Agreement”), China Tongda and China Jinxin and its shareholders entered into a series of agreements known as variable interest entity agreements, or the VIE Agreements, pursuant to which China Jinxin became contractually controlled by China Tongda.  The use of VIE agreements is a common structure used to acquire control of PRC corporations.  The material terms of the VIE Agreements are summarized below, which summaries are qualified in their entirety by reference to the full text of the VIE Agreements, which are filed as exhibits 10.7, 10.8., 10.9 and 10.10 to this report.

(1)
Management Entrustment Agreement: Pursuant to this Agreement China Tongda has the right and obligation to manage all aspects of the operations of China Jinxin and the Board of Directors and shareholders of China Jinxin may not take any actions without the consent of China Tongda. The scope of the authority granted to China Tongda includes, but is not limited to, the right to make all major decisions, the right to manage the assets, capital and finances of China Jinxin, authority for all decisions related to human resources, daily operation management and technical support. To facilitate its exercise of such rights, China Tongda has been granted powers of attorney by the shareholders of China Jinxin granting China Tongda the right to participate in all shareholders’ meetings of China Jinxin and to make all significant decisions at such meetings, including the designation of candidates for election to the Board of China Jinxin. In consideration of its services, China Tongda shall be paid quarterly an amount equal to the pre-tax profits of China Jinxin and shall be required to pay to China Jinxin the amount of any loss incurred by China Jinxin within 30 days of a request for payment. Further, if China Jinxin is unable to pay its debts, China Tongda will be responsible therefor.  Similarly, if losses sustained by China Jinxin result in a capital deficiency, China Tongda shall be obligated to make up the deficiency.  To facilitate China Tongda’s management of China Jinxin, China Tongda shall have access to and the right to maintain all books and records and other relevant documentation of China Jinxin.  Further, during the term of the Management Entrustment Agreement, without the consent of China Tongda, China Jinxin will not issue, purchase or redeem any of its equity securities or debt or create any liens upon its property or assets, other than for expenses incurred in the ordinary course of business and permitted exceptions; or declare or pay any dividends. The term of the Management Entrustment Agreement is for 30 years, or until May 9, 2041, and will be extended automatically for successive 10-year periods thereafter, except that the agreement will terminate (i) at the expiration of the initial 30-year term, or any 10-year  renewal term, if China Tongda notifies China Jinxin not less than 30 days prior to the applicable expiration date that it does not want to extend the term, (ii) upon prior written notice from China Tongda, or (iii) upon the date China Tongda acquires all of the assets or at least 51% of the equity interests of China Jinxin.

(2)
Exclusive Purchase Option Agreement: Pursuant to this Agreement China Jinxin and each of China Jinxin’s shareholders granted to China Tongda an exclusive option to purchase all of the assets or outstanding shares of China Jinxin at such time as the purchase of such assets or shares is permissible under the laws of the PRC.  The options are for an initial period of 30 years and will renew automatically for successive periods of 10 years each unless voluntarily terminated by China Tongda. At such time during the term as China Tongda determines to exercise its option to purchase either the assets or equity of China Jinxin it shall send a notice to China Jinxin or its shareholders, as the case may be.  Upon receipt of such notice, China Jinxin or its shareholders shall take such steps and execute such documents as are necessary to transfer the assets or shares. Unless an appraisal is required by the laws of China, the purchase price of the assets or outstanding equity shall be equal to the lower of (i) the actual registered capital of China Jinxin and (ii) RMB 500,000 ($80,195); provided that if the laws of the PRC do not permit the purchase at that price, the purchase price shall be the lowest price allowed under the laws of the PRC.  All taxes relating to such purchase shall be borne by China Tongda.

(3)
Power of Attorney: Each shareholder of China Jinxin entered into a Power of Attorney irrevocably authorizing China Tongda to exercise all of its rights as a shareholder of China Jinxin. The rights granted include,  without limitation, the right to: (i) attend the shareholders’ meetings of China Jinxin  and execute actions by written consent; (ii) exercise all of  holder’s rights as a shareholder under the laws of the PRC and the Articles of Association of China Jinxin, including but not limited to the right to transfer or pledge or dispose of the grantor’s shares in China Jinxin; (iii) designate and appoint  the legal representatives, Chairman of the Board of Directors , directors, supervisors, the chief executive officer, the chief financial officer and other senior management members of China Jinxin; (iv) execute the relevant share and/or asset purchase agreements contemplated in the Exclusive Purchase Option Agreement, and to effect the terms of the Equity Pledge Agreement and Exclusive Purchase Option Agreement; and (v) to transfer allocate, or utilize in some other ways the cash dividends and non-cash income of China Jinxin.  The power of attorney shall be in effect as long as the shareholder owns shares of China Jinxin.

(4)
Equity Pledge Agreement: Pursuant to an Equity Pledge Agreement each of the shareholders  of China Jinxin has pledged all of such shareholder’s shares  in China Jinxin as security for the performance by China Jinxin and each of its shareholders of their obligations under the VIE Agreements. In addition to pledging his shares in the Equity Pledge Agreement, each shareholder has agreed not to impose any encumbrances or restrictions on his shares, not to sell, lease or transfer any of his shares and to provide notice to China Tongda should he receive any notice, order, ruling, verdict or other instrument in relation to the pledged shares or which may affect his ownership of the pledged shares.

Acquisition of China Huaxin

On January 17, 2014, Target entered into a series of substantially identical agreements (“China Huaxin Share Purchase Agreements”) with the shareholders of Haixing Huaxin Mining Industry Co., Ltd. (“China Huaxin”) pursuant to which Target acquired the right to acquire 100% of the outstanding shares of China Huaxin.  The consideration to be paid to the shareholders of China Huaxian (the “Shareholders”) for their interests consisted, in the aggregate, of 10 million RMB and 5,100,000 shares of Target common stock.  China Tongda, Target’s wholly-owned Chinese subsidiary, filed a notice of transfer with respect to the change of ownership of China Huaxian with the local company registration authority which was approved in January 2014.

Unlike China Jinxin, which we control through the VIE Agreements, China Huaxin is directly owned by China Tongda, our wholly owned subsidiary.

The chart below presents our corporate structure after giving effect to the Reincorporation Merger:

Our Industry:

Introduction to iron ore

Iron ore is the main source of iron for the world’s iron and steel industries. It is an essential component used in the production of steel. Approximately 98% of the global supply of iron ore is used in steelmaking. Iron ore refers to rock that contains a sufficient level of iron minerals that can be mined economically. Iron ore is mainly composed of compounds of iron and oxygen (iron oxides) mixed with gangue, or impurities that are not generally utilized commercially. The most common types of iron ore are magnetite and hematite. Other iron ore types that naturally occur include limonite, siderite geothite, pyrite, chamosite and greenalite. When heated in the presence of a reductant, iron ore will yield metallic iron (Fe). Iron ore is graded according to size as “lumps” or “fines” based on whether the individual particles have a diameter of more or less than six millimeters. Iron concentrate is the valuable fines that are separated commercially from iron ore in the form of rock with gangue by crushing, grinding, and beneficiation and can be agglomerated before being used in an iron making blast furnace or a direct reduction furnace. Iron ore is used directly as lump ore, or as concentrate or fines converted into pellets or sinter.

China’s iron ore production

According to Mineral Commodity Summaries 2012 and the 2010 Minerals Yearbook issued by US Geological Survey (“USGS”), China ranked fourth globally in terms of crude ore reserves, accounting for approximately 13.5% of global crude ore reserves. China also was the leading producer of iron ore in terms of iron content and produced approximately 1,070 million metric tons of iron ore in 2010. [Source: http://minerals.usgs.gov/minerals/pubs/commodity/iron_ore/mcs-2012-feore.pdf; and http://minerals.usgs.gov/minerals/pubs/commodity/iron_ore/myb1-2010-feore.pdf]  The major iron ore reserve areas in China are mainly distributed in Liaoning province, eastern Hebei province, Sichuan province, western Shandong province, southwestern Fujian province, Henan province and Xinjiang province. [Source: http://english.people.com.cn/90001/90778/90860/6939202.html]

China’s iron ore consumption

In 2013, Government stimulus measures are likely to moderately improve the economic situation in China. This follows sluggish exports resulting from the global economic slowdown. Thus China’s apparent steel use is expected to rise by 3.1% and will reach 659.2 Million ton in 2013. [Source: http://www.worldsteel.org/media-centre/press-releases/2012/april-sro.html] China is one of the fastest growing countries in terms of iron ore demand and the main driver behind the growth of the global iron ore sector. With its substantial demand for iron ore, China is the largest iron ore importer in the world. According to a report titled “China Iron Ore Supply & Demand Forecast 2012-2016” posted on steelease.com, China has been dependent on imported iron ore over the last few years. Below is a graph which shows the Consumption of Domestic and Imported Iron Ores in China:
http://file.smm.cn/Upload/en/2011-09/publication/files/SE_2011%20China%20Iron%20Ore%20Supply%20&%20Demand%20Forecast.pdf

Our Production Facilities

China Jinxin

China Jinxin has an iron ore concentrate production line with an annual capacity of 300,000 tons and associated plant and office buildings (hereinafter collectively referred to as "production facilities") in Zhangjiakou, Hebei Province (coordinates of N 40°16’-40°17’, E 115°16’~117°17’). The production facilities include a crushing line, a magnetic separation facility, a tailing disposal line and electric transformers.  China Jinxin started building its facilities in May 2007 and started production in March 2010.  During the six months of 2010 during which our plant was in operation and the seven months of 2011 during which we processed iron ore, we processed 397,860 tons and 326,293 tons, respectively, of crude iron ore from which we recovered 110,569 tons and 70,440 tons, respectively, of iron ore concentrate. In December 2011, the Company halted production to upgrade the production lines at the facility to improve iron ore refinement and increase the iron ore concentration rate. As a result of recent design changes, the Company expects the project to be completed in July 2014, and production to be resumed in September 2014. China Jinxin’s production facilities were constructed on the surface of a portion of the Zhuolu Mine. The Zhuolu Mine is currently state-owned.  The local Zhuolu county government is in the process of registering the Zhuolu Mine with the State Department of Land and Resources of Hebei Province and once such process is completed, the rights to explore the mine will be granted by the Province to the Zhuolu County government and then it will be in a position to grant mining rights to a mining and exploration company through public bidding.

The production facilities were granted a Record-keeping Certificate of Fixed Assets Investment by the development and reform commission of the county-level government in July 2007. The evaluation report of the environmental effects of the project was approved by the city-level environmental protection authorities in July 2007. In connection with the development of these facilities China Jinxin acquired the necessary water permit which was originally valid through December 2011 and which was extended until April 13, 2016.

China Jinxin successively obtained temporary manufacturing licenses for metallurgical mineral production from Zhangjiakou City on March 22, 2009, March 23, 2010, January 1, and December 30, 2011, respectively.  The Company's license has been extended and it is valid from December 29, 2011 to December 28, 2014. The licenses permit China Jinxin to produce only metallic iron and no other metals. The right to grant manufacturing licenses is held by Zhangjiakou City and if the Company receives the mining rights on Zhuolu Mine, it intends to apply for a permanent manufacturing license which, if granted, will have a term of three years.

Crushing Line:

The crushing line can process up to 8,000 tons of crude iron ore per day. It has 45 crushing machines, six ball mills, three belt conveyors.
Magnetic separation line:

China Jinxin has 24 magnetic separation machines and 16 mechanical flotation machines. The magnetic separators can process up to 8,000 tons of crude iron ore per day. Ore is generally run through the magnetic separators three times before it moves to the next stage of processing.

Tailing disposal line:

The tailing disposal line can process up to 5,000 cubic meters of water per day.  In addition, there is an impounding reservoir on the mine which has a capacity of 50 million cubic meter of water for use in processing iron ore.

China Huaxin

China Huaxin has constructed a DRI production facility (the “DRI Facility”) in Haixing County, Hebei Province, about 50 km from the nearest port. The total amount expended to construct the DRI Facility, inclusive of both hard and soft costs, was approximately 244,270,000 RMB or US $39 million.  This DRI Facility will produce direct reduced iron using advanced reduction rotary kiln technology with iron sand as the principal raw material.  China Huaxin intends to import iron sands from New Zealand, Australia, Indonesia and the Philippines.

‘Reduced iron’ derives its name from the chemical change that iron ore undergoes when it is heated in a furnace at high temperatures in the presence of hydrocarbon-rich gasses. ‘Direct reduction’ refers to processes which reduce iron oxides to metallic iron below the melting point of iron. The product of such solid state processes are called direct reduced iron (DRI). The Company’s DRI Facility is projected to produce DRI with an iron grade of over 92%.

The Company’s DRI Facility occupies an area of 200,000 m.2    The DRI Facility occupies 60,000 m2, of land and there is a raw material storage area of 14,000 m2 with a 100,000 ton storage capacity, a workshop area of 4500 m2, a water storage pool of 4000m3 to supplement water supplies, and an office building of 2,400 m2. The plant design is intended to permit the processing of 2,000,000 tons of iron sand per annum with an annual output capacity of 1,000,000 tons of DRI.

The equipment installed in the DRI Facility includes 2 sets of Rotary Kilns that are 36m each in length and capable of processing 6000 tons of raw material per day, and 3 sets of Gas Furnaces to produce carbon monoxide for use in the reduction process. The equipment also includes 6 sets of Grinding Equipment and 3 sets of Wet Magnetic Separation Machineries with processing capacity of 7200 tons per day. In addition there are 30 sets of Hydraulic Machines with a capacity of 5,000 tons per day to press block the finished product

Our Products

To date we have produced iron ore concentrate from iron ore extracted from the state-owned Zhuolu Mine. The concentrate we produced has had a number of commercially attractive characteristics, including high iron content and relatively low levels of impurities, such as sulphur, phosphorus, silicon and titanium, the presence of which is generally undesirable for steel production. As a result, we have been able to efficiently produce high quality iron ore concentrate through simple, low-cost magnetic processing methods. Our iron concentrate have been graded at 66%, sufficient for the production of crude steel which generally requires concentrated iron graded at 63.5%~66%.

We have mined and processed iron ore from the Zhuolu Mine. In connection with the construction of our Facilities we were granted the right to process ore displaced during the course of construction.  However, the ore from the Zhuolu Mine we mined and processed exceeds what we were permitted to mine, and we have not been granted mining rights by the Department of Land and Resources of Hebei.  Pursuant to the Mineral Resources Law of PRC, promulgated on March 19, 1986, effective on October 1, 1986 and amended on August 29, 1996, and the related implementation rules promulgated on March 26, 1994 (collectively, the “Mineral Resources Law”), any entity which mines without a mining permit shall be ordered to cease mining and compensate for the losses caused; any mineral products and unlawful proceeds it realized shall be confiscated; and it also should receive fines of up to 50% of its unlawful proceeds. If we were sanctioned in accordance with these rules, all of the net income from our mining activities could be confiscated, and we could be subject to fines of up to 50% of the total net income. In such event, our results of operation and financial condition would be materially and adversely affected.

Although we have ceased mining while we upgrade our facilities, the authorities in Hebei know we have mined iron ore in excess of what we were permitted to mine when constructing our facilities and have taken no action to halt our activities.  In any event we will seek to acquire iron ore from third parties due to the uncertainty over our ability to extract ore from the Zhuolu Mine.  The failure to obtain iron ore reserves for processing at all or on reasonably acceptable terms would have a material adverse impact on our business and financial results.

Customers

To date, one customer, Handan Steel Group Company (“HSG”), a subsidiary of Hebei Steel and Iron Company, a state owned enterprise, has accounted for nearly 100% of our sales.  China Jinxin has entered into a 10 years contract with HSG expiring in January 2019 whereby China Jinxin agreed to sell and HSG agreed to purchase all of the output from our production facility. The price we receive for our output is determined by HSG in light of market prices and the quality of our product and is to result in a proper profit margin to us.  If China Jinxin is not satisfied with the price set by HSG it can attempt to renegotiate the price.  China Jinxin has withheld deliveries from HSG since the end of 2011 because of its dissatisfaction with the price offered by HSG.  There is no assurance as to what recourse China Jinxin would have if the prices set by HSG were unacceptable.

Product Delivery

Our product is delivered to HSG by truck.  Currently, pursuant to our agreement HSG absorbs the cost of shipping.  We believe the roads surrounding our facility are adequate for purposes of delivering our products which generally will be sold to users which anticipate receiving delivery by trucks and that the proximity of our facilities to HSG provides us with a competitive advantage with respect to sales to HSG.

Employees

We currently have 60 full-time employees, the majority of which work at our production facilities. We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law (“LCL”), the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities for our operations in the PRC.  According to the PRC LCL, we are required to enter into labor contracts with our employees and to pay them no less than the local minimum wage.

Our senior management is comprised of a group of highly experienced professionals in the iron ore mining and processing field with an average industry experience exceeding 10 years. We have filled mid-level management positions and other key functions in our Company with specialists to support our senior management. We require our employees to have appropriate education, training and/or work experience in their respective fields. We believe that our management team possesses in-depth knowledge critical to our Company’s success in the iron ore industry and is capable of identifying and seizing market opportunities, formulating sound business strategies, assessing and managing risks, implementing management and production schemes, and increasing our overall profit to maximize our shareholder value. Below is a breakdown table of the number of our employees in each department:

Department	Employee #
Administrative	17
Finance	9
Quality Control	3
Production	12
Exploration	19
Total	60

Competition

Iron ore mines are classified by their annual production capacity of iron ore. Large-scale mines have a production capacity greater than 2,000 ktpa. Medium-scale mines have a production capacity between 600 ktpa to 2,000 ktpa. Small-scale mines have a production capacity of less than 600 ktpa. The Chinese iron ore industry is highly fragmented and is dominated by small-sized producers.  The majority of China's iron ore output comes from small and medium scale mines.   The remaining iron ore output is produced by large scale mines, most of which belong to state-owned steel companies.

In our primary market, Hebei Province, we face competition from local iron ore producers.  There are approximately 2,700 small-scale iron ore mines in Hebei Province. Key iron ore producers in Hebei Province include Hebei Steel Group, Shougang Group and Hanxing Mining, all of which are state-owned enterprises. Of the top 10 iron ore mines in Hebei Province, eight are owned by state-owned enterprises.

We are in the early stages of our business development and will compete with other iron ore concentrate producers mainly on the basis of price and quality of our output.  If we are successful in obtaining rights to or otherwise acquiring iron ore from mines in the vicinity of our property we believe we will be in a good position to compete with other local concentrate producers because of (i) the high grade and quality of the iron ore in the mines surrounding our property which, if we obtain the output from these mines, will allow us to efficiently produce high grade concentrate and (ii) our close proximity to major potential customers and the associated low transportation costs.  There can be no assurance that we will be successful in obtaining the mining rights we seek and will likely have to compete with other better capitalized companies to obtain such rights.

Because of the economies of transportation, most large iron producers supply their products to steel companies relatively near their facilities. Given that iron ore concentrates tend to be sold on the basis of market prices and that demand for iron concentrates in China currently exceeds the capacity of the larger producers, smaller producers such as us, generally supply their iron ore to the same steel companies as the larger companies and their ability to operate profitably, as well as ours, is determined by their ability to produce at a cost which allows them to operate profitably.  Consequently, we believe that if we have sufficient capital and can obtain access to iron ore from the mines surrounding our facility, we can compete effectively and profitably.

Mining Rights

Iron ore mining enterprises in China must obtain a mining permit and a production safety permit for each mine prior to conducting mining operations.  In connection with the construction of our facilities we were granted the right to process ore displaced during the course of construction.  However, the ore from the Zhuolu Mine we have mined and processed since August 2011, exceeds what we were permitted to mine, and we have not been granted mining rights by the Department of Land and Resources of Hebei or by any other mining authority We have, however, obtained a temporary manufacturing license for metallurgical mineral production, which enables us to process iron ore.  Pursuant to the Mineral Resources Law, any entity which mines without a mining permit shall be ordered to cease mining and compensate for the losses caused; any mineral products and unlawful proceeds it realized shall be confiscated; and it also should receive fines of up to 50% of its unlawful proceeds. If we were sanctioned in accordance with these rules, all of the net income from our mining activities will be confiscated, and we will be subject to fines of up to 50% of the total net income. In such event, our results of operation and financial condition would be materially and adversely affected. So far, we have not received any penalty notice from any relevant authorities.

If we do not obtain mining rights to the Zhuolu Mine in the foreseeable future, we will seek to acquire iron ore from third parties.  The failure to obtain iron ore reserves for processing at all or on reasonably acceptable terms would have a material adverse impact on our business and financial results.  The Company is currently in the process of applying for mining rights, and expects to be granted such rights, though there is no assurance that such rights will be obtained.

The Zhuolu county government engaged the Hebei Province Institute of Geological Survey (“the Institute”), an independent state-owned authorized geological survey entity, to carry out a geological survey on the Zhuolu Mine. The Institute obtained survey approval from the State Department of Land and Resources of Hebei Province and conducted the survey. In May 2011, the Institute issued its Geological Evaluation Report (“the Report”) and submitted the Report to Department of Land and Resources of Hebei.  The Zhuolu county government has applied to the State Department of Land and Resources of Hebei for mining permit for the Zhuolu Mine (“Mining Rights”) and expects to receive the rights within one year. Once the Mining Rights are granted by the Province, the Zhuolu county government will assign the Mining Rights to outside mining and exploration companies through public bidding.

To accelerate the process whereby China Jinxin might obtain a mining permit, China Jinxin entered an agreement dated April 11, 2011, with the Zhuolu county government regarding the geological survey of the Zhuolu Mine. Pursuant to this agreement, China Jinxin prepaid all the fees related to the geological survey for the Zhuolu county government, RMB1.98 million ($313,000).   The Zhuolu county government agreed that if China Jinxin obtains the Mining Rights through public bidding, the amount paid for the survey by China Jinxin will be credited against the price of the Mining Rights and if China Jinxin does not obtain the Mining Rights, the Zhuolu county government will reimburse the geological survey fees to China Jinxin.  The county government also agreed that if China Jinxin were not to obtain the mining rights it would cause the winning bidder to give China Jinxin priority to purchase the crude iron ores extracted from the Zhuolu Mine.

Suppliers

Our major suppliers include suppliers of machinery and equipment, spare parts, diesel fuel, electricity and water. Our operations use electricity supplied by the local power grid. We use water sourced from nearby rivers at our processing plants. We also recycle and reuse water from our tailings ponds.

We obtain gas and diesel fuel from local gas stations and incurred costs of RMB 399,292 ($63,000) and RMB 617,536 ($101,286) for 2012 and 2013, respectively.  We also purchase spare parts from a local supplier, NanguoTengfei Ore Machinery Co., Ltd., and our costs for spare parts were RMB 71,230 ($11,000) and RMB 0 ($0) for 2012 and 2013, respectively. We believe there are a number of suppliers of each of the items we need available to us and do not anticipate any material shortages.

The energy produced in parts of China is not yet sufficient to satisfy the needs of all businesses seeking to obtain power. Consequently, there are occasional power outages and brownouts.  We ceased production from September 2010 to March 2011 due to the implementation by the local government of an “Energy Saving and Emission Reduction Plan.”  To reduce power consumption for a certain period the local government adopted this plan whereby nearly all construction and processing plants in Zhuolu County were required to halt production for a specified period.  In an effort to insulate ourselves from this problem, we have installed an Electricity Converting Station which can convert high voltage electricity to low voltage electricity, and it can also use diesel to generate power when there’s no electricity.  This should enable us to maintain full production should we once again be cut off from electricity generated by the local power company.  Nevertheless, management believes that the Energy Saving and Emission Reduction Plan enacted by the local government which forced all iron ore producers in the area of our plant to shut down was a one-time event and disruptions to our access to energy will not have material impact on our production in the future.

Research and Development

We had no research and development expenses in 2012 or 2013. We currently have no plans for any research and development activities and do not anticipate any material research and development costs.

Our Growth Strategy

Chinese demand for iron or steel products has increased rapidly in recent years.  We believe demand for high quality iron ore concentrate will continue to grow domestically and globally, thus affording us an opportunity to grow and expand our business operations. We intend to seek to grow our business through the acquisition of mines and other production facilities, in particular, by acquiring the right to mine in the areas surrounding our current production facilities.

We anticipate some of our acquisitions will be of existing mines and some of undeveloped properties.  In all cases, they will be properties with established reserves.  Our five-year goal is to control 50 million tons of reserves and to produce iron ore concentrate up to 1.1 million tons per year.  Our primary criteria for selecting target mines are as follows:

1.	the resources, reserves and mining operations of the target mines;
2.	the grade, mining costs and sustainability of the target resources and reserves;
3.	exploration potential;
4.	the financial costs and benefits of the acquisition;
5.	valid land use rights and property ownership and no material legal risks; and
6.	the contributions of the acquisition towards the overall sustainability of our business.

We will finance our acquisitions, as well as the improvements necessary to existing mines and the development of mines on undeveloped properties, by using internally generated cash, if available, as well as cash raised by issuing equity securities and debt financing.

We anticipate all of our acquisitions will be in China.  We also expect that our customer base will increase as we gain access to additional steel manufacturers.

Government Regulation

Regulations Relating to Exploitation and Mineral Rights

The PRC government maintains a Catalogue for the Guidance of Foreign Investment Industries (“Catalogue”), which was promulgated and is amended from time to time by the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (“NDRC”). The Catalogue divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations. According to the Catalogue as revised on October 31, 2007, iron ore exploration, mining and mineral processing projects belong to the category of Encouraged Foreign Investment Industries.  Despite the fact that iron ore exploration, mining and mineral processing projects belong to Category of Encouraged Foreign Investment Industries, the shareholders of China Jinxin elected to utilize the VIE structure in their efforts to raise capital because this structure has been accepted by investors in the United States and the shareholders believed that because it did not involve an acquisition of a domestic Chinese company it reduced the filings required to be made with and the permissions to be obtained from Chinese regulatory authorities relating to what could be deemed to be the transfer of their ownership interests outside of China.

Mining activities in the PRC are subject to the PRC Mineral Resources Law (“Mineral Resources Law”), promulgated by the PRC Government on March 19, 1986 and amended on August 29, 1996. The Mineral Resources Law regulates matters relating to the planning or engaging in the exploration, exploitation and mining of mineral resources. According to the Mineral Resources Law all mineral resources, including iron ore, are owned by the State. Except under limited circumstances, any enterprise planning to engage in the exploration, exploitation and mining of mineral resources must first apply for and obtain exploration rights and mining rights before commencing the relevant activities. The Mineral Resources Law prohibits the transfer of exploration and exploitation rights in general unless the transfer falls within certain specified circumstances.  Pursuant to the Mineral Resources Law, any entity which mines without a mining permit shall be ordered to cease mining and compensate for the losses caused; any mineral products and unlawful proceeds it realized shall be confiscated; and it also should receive fines of up to 50% of it unlawful proceeds.  Although we have extracted iron ore from the Zhuolu Mine, we do not have the right to do so.  If we were sanctioned in accordance with the rules promulgated under the Mineral Resources Law, we could be required to cease operations at the mining site, all of the net income from our mining activities could be confiscated, and we could be subject to fines of up to 50% of the total net income.  In such event, our results of operation and financial condition would be materially and adversely affected. So far, we have not received any penalty notice from any relevant authorities.  If we do not obtain mining rights to the Zhuolu Mine in the future, we will have to cease mining operations at the Zhuolu Mine and we will seek to acquire iron ore from third parties.  The failure to obtain iron ore reserves for processing at all or on reasonably acceptable terms would have a material adverse impact on our business and financial results.

Exploration, exploitation and mining operations must comply with the relevant provisions of the Mineral Resources Law and other relevant regulations, and are under the supervision of the Ministry of Land and Resources. Exploration and exploitation of mineral resources also are subject to examination and approval by the Ministry of Land and Resources and relevant local authorities. Upon approval, a mining permit is issued by the relevant administrative authorities, which are responsible for supervision and inspection of mining exploitation in their jurisdictions. The holders of mining rights are required to file annual reports with the relevant administrative authorities.

Mineral products illegally extracted and incomes derived from such activities may be confiscated and may result in fines, revocation of the mining permit and, in serious circumstances, criminal liability.

Regulations Relating to Metallurgical Mineral Production License

The Hebei Provincial Government implemented a production license system for metallurgical mineral products. On November 1, 2006, the Hebei Provincial Government promulgated Regulations on Supervision and Administration of Production and Operation of Metallurgical Mineral Products, and on January 28, 2011, issued its implementation regulations. According to these regulations, any company that engages in metallurgical mineral production must acquire a metallurgical mineral production license with a valid period of three years from the Hebei Provincial Government. If the business license, mining right or non-coal mine safety production license of the company is revoked or withdrawn, the metallurgical mineral production license will lapse.

China Jinxin obtained and then renewed our annual basis temporary metallurgical mineral production licenses issued by Zhangjiakou Metallurgical and Mineral Industrial Administration Agency.  The current temporary license expires on February 26, 2015. China Jinxin intends to apply to the Hebei Provincial Government for a formal metallurgical mineral production license after obtaining its mining rights. There can be no assurance China Jinxin will be able to obtain a formal metallurgical production license.  The failure to obtain the licenses necessary to continue to operate would have a material adverse effect on our operations and financial results.

Regulation Relating to Investment Projects

According to the Decision of the State Council on Reforming the Investment System promulgated on July 6, 2004, with the exception of iron ore projects with proved industrial reserves equal or above 50 million tons and iron making, steel making and steel rolling projects increasing production capacity, which shall be verified and approved by the investment administration authority of the State Council; all other iron ore development projects must be verified and approved by the investment administration authorities of provincial governments. China Jinxin’s iron ore concentration projects with annual production capacity of 300,000 tons was verified and approved by the Hebei Development and Reform Commission on January 22, 2007.

Regulations on Environmental Protection

The major environmental regulations applicable to us include the Environmental Protection Law of the PRC, the Water Pollution Prevention Law of the PRC, the Atmospheric Pollution Prevention Law of the PRC, the Environmental Impact Assessment Law of the PRC and the Law of the PRC on the Prevention and Control of Environmental Pollution by Solid Waste and the Regulations Governing Environmental Protection in Construction Projects. Also, general environmental regulations relating to noise and the treatment of industrial waste are applicable to our operations.

All phases of our operations are subject to environmental regulations and discharge standards promulgated by governmental agencies in China. Before we may begin project development and production, we must comply with environmental regulations and standards. Environmental regulations set forth limits and prohibitions on spills, releases or emissions of various substances produced in association with certain processing and manufacturing operations. A breach of any regulations may result in imposition of fines and penalties and even curtailment or suspension of our operations. Furthermore, future changes in environmental laws and regulations could result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

China Jinxin entrusted the Environmental Protection and Research Institute of Zhangjiakou city to conduct the environmental impact assessment of its iron ore mining and selecting project, and the Environmental Impact Report was issued in May 2007. Based on this report, Zhangjiakou Environmental Protection Department approved constructing and upgrading China Jinxin's production facility on July 26, 2007.

Regulations on Water Drawing

Pursuant to the Regulation on the Administration of the License for Water Drawing and the Levy of Water Resource Fees promulgated on February 21, 2006, effective on April 15, 2006, any entity or individual that draws water resources shall, except for the circumstances prescribed in the Regulation, apply for a license certificate for water drawing, and pay water resource fees. The valid term of a license certificate for water drawing is generally five years, and may not exceed 10 years. If, at expiry of the valid term, the license certificate needs to be renewed, the water drawing entity or individual shall file an application with the organization which granted the certificate within 45 days prior to the expiry of the term. The organization shall, prior to the expiry of the term, decide whether or not to approve the renewal.

China Jinxin received a License for Water Drawing from the local water bureau with yearly water drawing of 20,000 cubic meters of water on December 7, 2006.  In April 2011, China Jinxin renewed the License and the current water license expires on April 13, 2016, with yearly water drawing of 15,000 cubic meters of water per annum.

Regulations on Annual Inspection

In accordance with relevant PRC laws, all types of enterprises incorporated under PRC laws are required to conduct annual inspections with the State Administration for Industry and Commerce of the PRC or its local branches. In addition, foreign-invested enterprises are subject to annual inspections conducted by other applicable PRC governmental authorities. In order to reduce enterprises’ burden of submitting inspection documentation to different governmental authorities, the Measures on Implementing Joint Annual Inspection on Foreign-invested Enterprises issued in 1998 by SAFE, together with six other ministries, stipulated that foreign-invested enterprises must participate in an annual inspection jointly conducted by all relevant PRC governmental authorities.

Regulation Relating to Mining Safety

Pursuant to the Work Safety Law of the PRC promulgated on June 29, 2002 and effective on November 1, 2002 and the Law of the PRC on Safety in Mines and its related implementation rules promulgated on November 7, 1992 and October 30, 1996 and effective on May 1, 1993 and October 30, 1996, respectively, (a) safety facilities in mine construction projects must be designed, constructed and put into operation at the same time as the commencement of the principal parts of the projects; (b) the design of a mine shall comply with the safety rules and technological standards of the mining industry and shall be approved by the relevant authorities; and (c) such mines may start production or operations only after they have passed the safety check and approval process as required by the relevant PRC laws and administrative regulations.

The Regulation on Work Safety Licenses was promulgated and became effective on January 13, 2004. Pursuant to the regulation, (a) the work safety licensing system is applicable to any enterprise engaging in mining and such enterprise may not produce any products without obtaining a work safety license; (b) prior to producing any products, the mining enterprise shall apply for a work safety license, which is valid for three years; and (c) if a work safety license is required to be extended, the enterprise must apply for an extension with the administrative authority who issued the original license within three months prior to the expiration of the original license.

In addition, the Implementation Measures for non-coal mining enterprises work safety licenses was promulgated and became effective on June 8, 2009. Under this legislation, non-coal mining enterprises, i.e., metal and non-metal mine enterprises, and also its tailings ponds, geological exploration units, mining engineering corporations, oil and natural gas enterprises need to obtain a safety production permit before any productive activities, every independent productive system of the metal and nonmetal mine enterprises need to obtain a separate safety production permit. The licenses last for three years, and can be extended if the non-coal mining enterprises apply to the administrative authority three months before its expiration date.

Pursuant to the Provisional Regulations on the Installation, Use, Monitoring and Inspection of the ‘‘Six Major Systems’’ for Safety and Refuge in Underground Metal and Non-metal Mines promulgated on October 9, 2010 by the State Administration of Work Safety, underground metal and non-metal mines should install the ‘‘six major systems’’ for safety and refuge, namely monitoring and control systems, underground workers positioning system, emergency refuge system, pressurizing self-rescue system, water supply rescue system and communications system according to the time limit set down by the regulations, and should also have in place specially designated staff for the management and maintenance of these systems. The safety production permits shall be withheld by safety production regulation authorities above county level for enterprises operating on underground mines which have failed to comply with the requirements to complete the construction of such ‘‘six major systems’’ for safety and refuge within the time limit, which shall be ordered to make rectifications within a time limit, failing which the local government is entitled to shut down the operations of such enterprises.

Pursuant to the Provisional Regulations on Requirements for Management Members of Metal and Non-metal Mining Enterprises to Accompany Workers in Descending and Ascending Underground Mines and the Monitoring and Inspection of Compliance Therewith in effect from November 15, 2010, mining enterprises must ensure there is at least one responsible person (person-in-charge, member of the management or deputy chief engineer) for each group to carry out on-site underground mining operations and that he shall accompany workers in descending and ascending the underground mines. Where mining enterprises have failed to establish a complete and sound or any system for management members to lead workers in underground mining operations in accordance with the regulations, such enterprises shall be given warnings and shall be fined RMB 30,000 ($4,800); the persons-in-charge shall also be warned and fined RMB 10,000 ($1,600); where the contravention is serious, the safety production permit shall be withheld and the operation shall be suspended for rectifications in accordance with the law. Where management members of mining enterprises have failed to lead workers in underground mining operations, such enterprises shall be given warnings and be fined RMB 30,000; where the contravention is serious, the operation shall be suspended for rectifications in accordance with the law, and management members who have breached the regulations shall be deemed to have left their post without permission and shall be fined RMB 10,000 ($1,600).

Pursuant to the Law Of The PRC On Safety In Mines adopted on November 7, 1992, and Implementing Rules on the Law Of The PRC On Safety In Mines of Hebei Province effective in September 1995, as amended in December 1997, the designs of safety facilities in mine construction projects must be examined by the administration department of mining enterprises together with the participation of the competent department of labor administration; and upon completion, the safety facilities in mine construction projects shall be subject to inspection for acceptance by the authorities in charge of mining enterprises, with participation of the competent department of labor administration; those failing to comply with the safety rules and technological standards for mining industry may not pass inspection for acceptance, and may not be put into operation; managers of mines must prove, through examination, to have special knowledge of safety and the capability of leading safe production and disposing of accidents in mines; personnel in charge of safety work in mining enterprises must possess necessary specialized knowledge of safety and experience in safety work in mines; special operators in charge of safe production in mining enterprises must receive special training; they may take up a post of such duty only after they have obtained a certificate of operation qualification after passing due examination and verification. The law also provides for the conditions for safe production, the requirements to implement safety rules and industry technical specifications, and to prepare and implement operational procedures.

In March 2009 China Jinxin received its first temporary production license pursuant to which it began production in March 2010.  Because China Jinxin has not been granted a mining license, as opposed to a production license, it is not required to obtain the production safety licenses described above.  If China Jinxin was to obtain mining rights, it would apply for the required production safety licenses. Currently, China Jinxin is recruiting mining managers with experience in obtaining the required safety certificates.

Pursuant to the Regulation on the Safety Administration of Explosives for Civilian Use adopted on April 26, 2006, the State applies a licensing system to the production, sale, purchase, transport and blasting operation of explosives for civilian use. As a mining company, China Jinxin needs to obtain the Purchase Permit of Explosives for Civil Use and Blasting Operation Permit to purchase and use explosives legally. China Jinxin is currently applying for the two permits.

Regulations on Work Safety

The Work Safety Law of PRC (the “Work Safety Law”) was promulgated as of June 29, 2002. It regulates the work safety of entities that engage in production and business operation activities within the territory of the PRC (hereinafter referred to as “production and business operation entities”). All production and business operation entities must observe the Work Safety Law and any other relevant laws or regulations concerning work safety, strengthen the administration of work safety, establish and perfect the system of responsibility for work safety, perfect the conditions for safe production, and ensure safety during production. The production and business operation entities must provide conditions for safe production as provided in the Work Safety Law and other relevant laws, administrative regulations, national standards and industrial standards.

Any entity that does not maintain the conditions for safe production may not engage in production and business operation activities.

The Department of the State Council in charge of the supervision and administration of work safety is required to implement comprehensive supervision and administration of work safety in the PRC. The relevant governmental authorities superior to the county level and in charge of the supervision and administration of work safety are required to implement comprehensive supervision and administration of work safety within their respective administrative jurisdictions according to the Work Safety Law.

In case of a violation of the Work Safety Law, the relevant authorities can order the decision-making department or key person-in-charge of any production and business operation entity to correct the violation, suspend production or business and can take other administrative measures. If a work safety accident has resulted and a crime has been committed, the key person-in-charge may assume criminal liabilities according to the relevant provisions of the Criminal Law.

Regulations on Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 2008 and various regulations issued by the State Administration of Industry and Commerce and the State Administration of Foreign Exchange (“SAFE”) and other relevant PRC governmental authorities, Renminbi are freely convertible only to the extent of current account items, such as trade related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require prior approval from SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as US dollars, and remittance of the foreign currency outside the PRC.

Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by SAFE or its local counterpart. Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into Renminbi.

On August 29, 2008, SAFE promulgated a circular regulating the conversion by a foreign-invested company of its registered capital in foreign currency into Renminbi by restricting how the converted Renminbi may be used. This circular stipulates that the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within China. Violations of this circular can result in severe penalties, including monetary fines.

In addition, any foreign loans to an operating subsidiary in China that is a foreign invested enterprise, cannot, in the aggregate, exceed the difference between its respective approved total investment amount and its respective approved registered capital amount.

Regulation on Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, SAFE issued Circular 75, which regulates foreign exchange matters in relation to the use of a “special purpose vehicle” by PRC residents to seek offshore equity financing and conduct “return investment” in China. Under Circular 75, a “special purpose vehicle” refers to an offshore entity established or controlled, directly or indirectly, by PRC citizens or PRC entities (collectively, as PRC residents) for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents or PRC entities in onshore companies, while “round trip investment” refers to the direct investment in China by PRC residents through the use of “special purpose vehicles,” including without limitation, establishing foreign invested enterprises and using such foreign invested enterprises to purchase or control (by way of contractual arrangements) onshore assets. Circular 75 requires that, before establishing or controlling a “special purpose vehicle,” PRC residents are required to complete foreign exchange registration with the competent local counterparts of SAFE for their overseas investments. In addition, such PRC resident is required to amend his or her SAFE registration or to file with SAFE or its competent local branch, with respect to that offshore special purpose vehicle in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China by the offshore special purpose vehicle. To further clarify the implementation of such amendment or filing procedure, SAFE requires domestic enterprises under Circular 75 to coordinate and supervise such amendment or filings with SAFE or its local counterparts by such PRC residents. If PRC residents fail to comply, the domestic enterprises are required to report to the local SAFE authorities.

Failure to comply with the registration procedures set forth in Circular 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including being prohibited from distributing its profits and proceeds from any reduction in capital, share transfer or liquidation to its offshore parent or affiliate, and restrictions on the ability to contribute additional capital from the offshore entity to the PRC entities, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

Regulation on Overseas Listings

On August 8, 2006, MOFCOM, the CSRC, the State-owned Assets Supervision and Administration Commission, the SAT, the State Administration of Industry and Commerce and SAFE jointly promulgated the “Rules on the Mergers and Acquisition of Domestic Enterprises by Foreign Investors,” which became effective on September 8, 2006, and was further amended on June 22, 2009, or the M&A Rules.

Among other things, the M&A Rules include provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement to various types of transactions, including those which involve the use of variable interest entity agreements.

Regulations on Dividend Distribution

The principal regulations governing dividend distributions by wholly foreign-owned enterprises include: Wholly Foreign-Owned Enterprise Law (1986), as amended in 2000 and Wholly Foreign-Owned Enterprise Law Implementing Rules (1990), as amended in 2001. Under these regulations, wholly foreign-owned enterprises in the PRC may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, these foreign-invested enterprises are required to set aside 10% of their after-tax profits based on the PRC accounting standards each year, if any, to fund their general reserve fund, until the accumulative amount of such reserves reaches 50% of their registered capital. These reserves are not distributable as cash dividends. Besides the compulsory reserve fund, wholly foreign-owned enterprises may also set aside any funds from their after-tax profits, at the discretion of their shareholders. In addition, dividends we pay to our non-PRC shareholders may be subject to a 10% withholding tax, unless otherwise set forth in the tax treaties between China and other countries or areas.

Regulations Relating to Taxation

The PRC Enterprise Income Tax Law applies a 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except to the extent tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises” clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities.

Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the tax circular mentioned above specifies that certain PRC-invested overseas enterprises controlled by a Chinese enterprise or a Chinese enterprise group in the PRC will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders’ meetings; and 50% or more of the senior management or directors having voting rights.

Pursuant to the Notice of Value-added Tax Rate in Metal and Non-metal Mineral Dressing Products promulgated on December 19, 2008 and effective on January 1, 2009, beginning from January 1, 2009, the value-added tax rate for metal and non-metal mineral dressing products, including iron ore, is adjusted from 13% to 17%.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business

We have a limited operating history which makes it difficult to assess our business or prospects.

Our operations to date have been limited. We have not yet obtained the necessary permits to mine any iron ore. Initially we processed iron ore recovered during the construction of our production facilities and ancillary roads in accordance with approvals granted by the local mineral authorities.  We have processed all of such ore and recently started extracting iron ore on the mine upon which our production facilities are located even though we do not have the right to do so. If we are unable to obtain the necessary permits to mine in the areas surrounding our production facilities in the future and are challenged by related government authorities, we will have to purchase iron ores from third parties for processing at our production facilities. To date, all of our sales have been made to a single customer.  In addition, we do not expect to commence operations at our DRI Facility until September 30, 2014, and we have not entered into any agreements for the output of our DRI facility. Consequently, it is difficult to assess our business or prospects.

We have extracted ore without a permit.

We have extracted and continue to extract and process iron ore from the mine upon which our production facilities are located even though we do not have a permit to do so.  If we were sanctioned for mining ore without a permit in accordance with the rules promulgated under the Mineral Resources Law, we could be required to cease operations at the mining site, all of the net income from our mining activities could be confiscated, and we could be subject to fines of up to 50% of the total net income. In such event, our results of operation and financial condition would be materially and adversely affected.

We have not yet obtained the necessary permits to mine in the areas surrounding our production facilities. Our failure or inability to obtain, retain or renew required government approvals, permits and licenses for mining activities in the area surrounding our production facilities could have a material and adverse effect our business, financial condition and results of operations.

Pursuant to the Mineral Resource Law of PRC, promulgated on March 19, 1986, effective on October 1, 1986 and amended on August 29, 1996, and the related implementation rules promulgated on March 26, 1994, mineral resources are owned by the State with the State Council exercising ownership over such resources on behalf of the State. Any enterprise that intends to exploit mineral resources must acquire mining rights and production safety permits for each mine prior to conducting mining.  Besides, the mining enterprise must also pass periodic inspections conducted by relevant environmental protection authorities, which are required by PRC production safety and environmental protection-related laws as well as the local laws and regulations of Hebei Province, where our operations are located.

Therefore, our ability to conduct our business is subject to our ability to obtain, renew and maintain the requisite mining and exploration approvals, permits and licenses. In particular, we have not received any mining rights for the Zhuolu Mine or any other mine in the area of our current production facilities.  If we do not acquire rights to mines in the area of our production facilities, we will be forced to purchase iron ore and other metals for processing from third parties.  There is no guarantee that iron ores or any other metals of suitable quality will be available to us, will be available on reasonable prices or will be located sufficiently close to our facilities to make their processing by us economically feasible. In such event, we would not be able to realize the potential of our production facilities and our business, results of operations, financial condition and ability to realize our business plans would be materially and adversely affected.

We have not yet obtained all the necessary permits to operate our production facilities.

We do not have long term permits and licenses necessary to operate our production facilities and, to date, have been operating pursuant to temporary licenses with the consent of the local governmental authorities. Our most recent license to operate our facilities expires December 28, 2014.  We cannot guarantee we will be able to obtain, retain and renew the approvals, permits and licenses required to operate our facilities or that we will be able to successfully obtain, retain or renew future approvals, permits and licenses in a timely manner, or that such approvals, permits and licenses will not be revoked by the relevant authorities or contain limitations that will adversely impact our ability to fully utilize our facilities. Moreover, the authorities may impose different or additional conditions on our approvals, permits and licenses that may be burdensome and costly to fulfill. We have been operating under temporary manufacturing licenses for metallurgical mineral production, which have been granted on an annual basis, the last of which expires on December 28, 2014.  Failure to obtain, retain or renew and ensure continued compliance with such approvals, permits and licenses as planned may cause us to experience delays in our production plans or have to cease or limit our production.  In such event we would not be able to realize the potential of our production facilities and our business, results of operations, financial condition and ability to realize our business plans would be materially and adversely affected.

We are dependent on a single customer who has ceased purchases due to a failure to agree on sales price.

To date, all of our iron ore concentrate has been sold to HSG. The price we receive for our output is determined by HSG in light of market prices and the quality of our product and is to result in a proper profit margin to us.  If China Jinxin is not satisfied with the price set by HSG it can attempt to renegotiate the price.  China Jinxin has withheld deliveries from HSG since the end of 2011 because of its dissatisfaction with the price offered by HSG. If this customer significantly reduces its purchases of iron ore concentrate from us, or if we are unable to sell iron ore concentrate to it on favorable terms or at all, and we are unable to obtain additional customers, our business, financial condition and results of operations may be materially and adversely affected. Our ability to receive payment for the sale of our iron ore concentrate depends on the continued creditworthiness of our customers. Furthermore, the bankruptcy of any of our customers could materially and adversely affect our business. We may be required to extend credit to customers, including on terms that could increase the risk of payment default, in order to compete with the terms offered by other iron ore concentrate suppliers.

Our business and results of operations will depend on the market price of iron ore concentrate, which is driven by factors beyond our control.

As discussed in the previous risk factor, we face various operational risks in connection with our business.. However, we are not insured against certain risks.

The price of iron ore concentrate has historically been subject to significant fluctuations in response to market forces, such as global iron ore production levels, demand for steel products and general global and PRC economic conditions. Any sustained adverse movement in the price of iron ore concentrate in the future will have a material adverse effect on our business, financial condition and results of operations.

We do not have the land use rights to the property upon which our production facilities are located.

The land occupied by our production facilities is listed in the overall plan for land utilization of Zhangjiakou City as land to be used for construction. According to Chinese laws and regulations related to land management, only state-owned land can be used for construction.  The land occupied by our production facilities is still owned collectively by local villagers and should only be used by us for construction after it is changed to state-owned land through acquisition by the local government. We cannot assure you that we will obtain the land use rights to the property upon which our production facility is located. The failure to obtain such land use rights would have a material and adverse effect on our business, financial condition and results of operations.

Mining operations have a finite life, and eventual closure of these operations will entail costs and risks regarding ongoing monitoring, rehabilitation and compliance with environmental standards.

Any mining operation we might undertake would have a finite life. The closure of any mine entails significant costs and risks, including among others:

●	long-term management of permanent engineered structures;
●	compliance with environmental closure standards;
●	orderly retrenchment of employees; and
●	relinquishment of the site with associated permanent structures and community development infrastructure and programs to new owners.

If we were to commence mining operations, the successful completion of these tasks depends on our ability to implement negotiated agreements with the relevant governmental authorities, community organizations and employees. The consequences of a difficult closure range from increased closure costs and handover delays to ongoing environmental rehabilitation costs and damage to our reputation if desired outcomes cannot be achieved, which could materially and adversely affect our business and results of operations.

Our plan to acquire mineral reserves may not succeed.

We intend to acquire the right to mine mineral reserves. However, we will encounter intense competition from other companies seeking to acquire the same assets and we may fail to select or value targets appropriately. One of the important factors we will consider when we select or value targets is their resource and reserve estimates. Resource and reserve estimates involve professional judgments based on factors such as technical data, experience and industry practice. The accuracy of these estimates may be affected by many factors, including the quality of the results of exploration drilling, sampling of the ore, analysis of the ore samples, estimation procedures and the technical expertise and experience of the persons making the estimates. There are also many assumptions and variables beyond our control that may result in inherent uncertainties in estimating reserves. As a result, resource and reserve estimates may be inaccurate and may lead to a failure to select or value targets appropriately, which may in turn result in our inability to successfully implement our expansion plans at a reasonable cost, or at all.

Even if we discover or acquire mineral reserves at a price that we believe is in the interests of our Company, it can take several years from the initial phases of drilling until production is possible, during which the economic feasibility of production may change. It takes substantial time and expenditures to:

●	comprehensively establish ore reserves through drilling;
●	determine appropriate mining and production processes for optimizing the recovery of iron contained in ore;
●	obtain environmental and other licenses;
●	construct mining and processing facilities; and
●	obtain the ore or extract iron content from the ore.

If a project proves not to be economically feasible by the time we are able to exploit it, we may incur substantial losses or write-offs. In addition, potential changes or complications involving metallurgical and other technological processes arising during the life of a project may result in cost overruns that may render the project not economically feasible. We also face risks in relation to changes to applicable laws and regulations, compliance with which may make extracting the ore more expensive than we had previously estimated. We therefore cannot assure you that new mineral reserves will be successfully developed or integrated within our existing operations at a reasonable cost within a reasonable period of time or at all or that they will generate the expected economic returns. If our expansion plans are delayed or they fail to deliver the expected economic benefits, our business, financial condition and results of operations would be materially and adversely affected.

We face certain risks and uncertainties beyond our control that are associated with our operations and our customers’ operations.

Our mining and processing operations are subject to a number of operating risks and hazards, some of which are beyond our control. These operating risks and hazards include the need to carry out unscheduled maintenance; critical equipment failures in our mining or ore processing operations; industrial accidents; water, power or fuel supply interruptions; fires, inclement or hazardous weather conditions and natural disasters; and unusual or unexpected variations in the ore and in the geological or mining conditions such as instability of the open-pit slopes and subsidence of the working areas. Any of these risks and hazards or any combination thereof may disrupt or result in a suspension of our operations, increase production costs, result in property damage, personal injuries and liability to us and harm our reputation. Natural disasters and industrial accidents also may interrupt our customers’ operations and production, impacting the demand they may have for our products. Moreover, natural disasters and industrial accidents may damage or substantially hamper critical ancillary operations such as the transportation of our products to our customers. The occurrence of any natural disaster or industrial accident adversely affecting our customers and their ancillary operations may have a material adverse effect on our business, financial condition and results of operations.

Our insurance coverage may be insufficient to cover our business risks.

We face various operational risks in connection with our business. Our operations are subject to numerous inherent risks, particularly unplanned events such as explosions, fires, other accidents, natural disasters such as floods or earthquakes, unplanned critical equipment failures, acts of terrorism, inclement weather and transportation interruptions. However, we are not insured against certain risks.

We cannot assure you that the safety measures we have in place for our operations will be sufficient to mitigate or reduce industrial accidents. We also cannot assure you that casualties or accidents will not occur or that our insurance coverage would be sufficient to cover costs associated with major accidents. In the event that we incur substantial losses or liabilities and our insurance does not cover such losses or liabilities adequately or at all, our business, financial condition and results of operations may be materially and adversely affected.

We may not be able to obtain and renew land use rights and building ownership rights for our facilities.

China Jinxin leases 15.80 hectares of land, on which it built its production facilities and office buildings for a term ending in December 2026.  China Jinxin constructed five houses on its land.  Pursuant to the certificates of ownership, the total area is 9,755 square meters. The valid period of the land use right corresponding to 9,646 square meters terminated on August 30, 2009, and the Company is in the process of renewing such land use right. The balance terminates on March 6, 2015. There can be no assurance we will be able to renew our leases upon expiration of their current terms.

The land occupied by our production facilities has been designated for construction. According to Chinese laws and regulations, only state-owned land can be used for construction. However, the land occupied by China Jinxin’s production facilities is not and has never been state-owned.  It is currently owned collectively by local villagers.  As a result, the land has to be acquired by the local government and then transferred to China Jinxin. Because this process has not been completed, the houses, office buildings and production facilities on the land are subject to limitations on transfer or the granting of mortgages.  Further, there can be no assurance that China Jinxin will be able to continue to use its facilities if the transfer process is not completed.

Our business requires significant and continuous capital investment.

We will require a high level of capital expenditure in the foreseeable future to fund our ongoing operations and future growth. We will require significant additional capital to implement our strategy of acquiring mining assets and undertaking exploration activities. We intend to fund our capital expenditures, future acquisitions and exploration activities out of internal sources of liquidity and/or through access to additional financing from external sources. Our ability to obtain external financing in the future at a reasonable cost is subject to a variety of uncertainties, including:

●	our future financial condition, results of operations and cash flows;
●	the condition of the global and domestic financial markets; and
●	changes in the monetary policy of the PRC government with respect to bank interest rates and lending practices.

If we require additional funds and cannot obtain them on acceptable terms when required or at a reasonable financing cost or at all, we may be unable to fulfill our working capital needs, upgrade our existing facilities or expand our business. These or other factors may also prevent us from entering into transactions that would otherwise benefit our business or implementing our future strategies. Any of these factors may have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty in managing our future growth and any associated increased scale of our operations.

We expect to expand through both organic growth and acquisitions. Our future expansion may place a significant strain on our managerial, operational, technical and financial resources. In order to better allocate our resources to manage our growth, we must hire, recruit and manage our workforce effectively and implement adequate internal controls in a timely manner. If we are unable to effectively manage our growth and the associated increased scale of our operations, our business, financial condition and results of operations could be materially and adversely affected.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects could be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel.  In particular, our success depends on the continuing employment of our Chief Executive Officer, Mr. Changkui Zhu, and our Chief Financial Officer, Mr. Zhengting Deng.  There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot assure you that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

Our business depends on reliable and adequate transportation capacity for our products.

Iron ore and iron ore-related products are bulky and heavy. Although our sole customer has assumed responsibility for payment of transportation of our mining products, other customers may be unwilling to do so, and as a result, transportation expenses may become a significant component of our selling expenses. Fluctuations in transportation expenses may adversely affect our ability to produce and deliver our products as well as our selling expenses, margins and profitability. If the capacity of transportation networks to or from our processing plants is reduced or cut off entirely for any long period of time, we may lose our customers or breach existing sales contracts. Any difficulties experienced by us in delivering our products may increase our transportation costs, reduce demand for our products and have a material adverse effect on our business, financial condition and results of operations.

Our operating costs may increase.

Mining costs generally increase over the lifespan of a mine as pits or underground mining faces become deeper. In addition, labor costs and raw material and utilities costs in China are generally expected to increase. If our mining costs, labor costs or other operating costs increase and we cannot increase our production efficiency to offset any such increase or pass any such increase on to our customers, our business, financial condition and results of operations may be materially and adversely affected.

We may not be able to maintain an adequate and timely supply of electricity, natural gas, water, equipment, auxiliary materials and other critical supplies at reasonable prices or at all.

Cost effective operations of our production facilities depend, among other things, on the adequate and timely supply of electricity, natural gas, water and auxiliary materials, such as grinding balls, diesel and explosives. The operation of our DRI processing facility requires significant quantities of natural gas. Electricity and water are the main utilities used in our mining operations. Any increase in the prices of electricity, water or natural gas, or disruption in our electricity, water or natural gas supply could materially and adversely affect our financial condition and results of operations. We source our auxiliary materials and equipment from domestic suppliers in the PRC. If our supplies of auxiliary materials, equipment or spare parts are interrupted or their prices increase, or our existing suppliers cease to supply us on acceptable terms, our business, financial condition and results of operations could be materially and adversely affected.

The accounting treatment of equity method investments, goodwill and other long-lived assets could result in future asset impairments, which would reduce our earnings.

We periodically test our equity method investments, goodwill and other long-lived assets to determine whether their estimated fair value is less than their value recorded on our balance sheet. The results of this testing for potential impairment may be adversely affected by the continuing uncertain market conditions for the our industry, as well as changes in interest rates and general economic conditions. If we determine that the fair value of any of these long-lived assets is less than the value recorded on our balance sheet, and in the case of equity method investments the decline is other than temporary, we would likely incur a non-cash impairment loss that would negatively impact our results of operations.

We may be subject to disputes with employees or other third parties.

The businesses we operate involve dealings with both permanent and temporary employees as well as numerous third parties including land use rights holders, suppliers and customers, and we may be subject to claims or litigation involving such employees or third parties from time to time such as labor disputes and claims under business contracts with suppliers or customers. We may also be subject to labor disputes, labor shortages or other impositions on our business operations, such as supply shortages, if we are unable to amicably resolve disputes with any such parties. Issues with the local communities surrounding the areas where we operate might also arise from the implementation of our business activities, which may result in community protests, blocking of access to our operations and third party claims. Our operations may be affected if we fail to successfully settle any such issues with local communities or groups. We cannot assure you that any such disputes will not arise in the future and that the occurrence of one or multiple disputes will not have a material adverse effect on our business and financial condition.

Risks Related to Doing Business in China

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Our business depends on China’s economic growth.

Our business and prospects depend on the rate of economic growth in the PRC which, in turn, affects demand for iron and steel. The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. The PRC economy has grown significantly in recent years; however, we cannot assure you that such growth will continue.  If the PRC’s economic growth slows or if the PRC economy experiences a recession, the demand for our products may decrease and our business, financial condition and results of operations may be materially and adversely affected.

We derive substantially all of our revenue from the sale of iron ore concentrate. Growth in demand for iron ore concentrate is fuelled largely by the growth of the PRC iron and steel industries. Demand for our iron ore concentrate is, in particular, heavily dependent on the production levels of major steel producers in Liaoning Province and Hebei Province in the PRC and their demand for our products.

In 2008 and 2009, the economies of the US, Europe and certain countries in Asia experienced a severe and prolonged recession and China experienced a slowdown in growth, which led to a reduction in economic activity. As a result, the demand for, and market prices of, iron ore concentrate in China also declined significantly. Any prolonged slowdown of the PRC economy in the future could have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to extensive regulations and affected by government policies in the PRC mining industry.

We are subject to extensive national, provincial and local government regulations, policies and controls in the PRC that govern many aspects of our industry, including, without limitation:

●	limits on increases in ore output volume;
●	grant and renewal of mining rights;
●	grant and renewal of safety production permits;
●	production safety and casualty ratings;
●	taxes and fees;
●	environmental, health and safety standards; and
●	annual verification of mining permits and exploration permits.

The liabilities, costs, obligations and requirements associated with these laws and regulations may be significant and may delay or interrupt our operations. Failure to comply with the relevant laws and regulations in our mining operations may result in penalties or suspension of our operations. Additionally, we cannot assure you that the relevant government agencies will not alter these laws or regulations or impose additional or more stringent laws or regulations. Compliance with new laws or regulations may require us to incur significant costs, capital expenditures or other obligations and secure new sources of financing. More stringent laws or regulations may also restrict our business operations. The cost of compliance with regulations is and will continue to be substantial, and any increase in costs due to changes in laws or regulations or to our failure to comply may have a material adverse effect on our business, financial condition and results of operations.

In addition, the current PRC government policies favor the acquisition and consolidation of mines by large mining companies. However, we cannot assure you that such policies will not change in the future. In the event that those policies favoring our acquisition and expansion plans change, our costs of carrying out our acquisition and expansion plans may increase substantially and our ability to effect such plans may decrease.

Our operations are exposed to risks in relation to environmental protection and rehabilitation and our business operations may be affected by current or future safety and environmental regulations.

Our operations are subject to environmental risks and hazards and we are subject to extensive and increasingly stringent safety and environmental protection laws and regulations in the PRC. These laws and regulations:

●	impose fees for the discharge of waste substances;
●	require the establishment of reserves for reclamation and rehabilitation;
●	impose fines for serious environmental offences; and
●	allow the PRC government, at its discretion, to close down any facilities failing to comply with orders to correct or stop operations that have caused environmental damage.

Environmental hazards may occur in connection with our operations as a result of human negligence, force majeure or otherwise. The occurrence of any environmental hazards may delay production, increase production costs, cause personal injuries or property damage, result in liability to us and/or damage our reputation. Claims may be asserted against us arising out of our operations in the normal course of business, including claims relating to land use, safety, health and environmental matters. Some incidents may also result in a breach of conditions of our mining permits and exploration permit, or other consents, approvals or authorizations, which may result in fines or penalties or even possible revocation or our mining permits and/or exploration permit. We are not insured against environmental liabilities and there can be no assurance that environmental liabilities would not materially and adversely affect our business and results of operations.

The PRC government is currently moving towards more rigorous enforcement of applicable laws and regulations, as well as the adoption and enforcement of more stringent environmental standards. As a result, our budgeted capital expenditures for safety and environmental regulatory compliance may be insufficient and we may need to allocate additional funds. Moreover, we cannot assure you that we can comply with all applicable safety and environmental laws and regulations that may be adopted or amended in the future. If we fail to comply with current or future safety or environmental laws and regulations, we may be required to stop production, pay penalties or fines and take corrective actions, any of which may have a material adverse effect on our business, financial condition and results of operations.

Restrictions on foreign investment in the PRC mining industry could materially and adversely affect our business and results of operations.

In the PRC, foreign companies have been, and currently are required to operate within a framework different from that imposed on domestic PRC companies. However, the PRC government has been opening up opportunities for foreign investment in mining projects and this process is expected to continue, especially following the PRC’s accession into the World Trade Organization. Iron ore mining is an encouraged industry for foreign investment in China. However, if the PRC government should reverse this trend, or impose greater restrictions on foreign companies, or seek to nationalize our PRC operations, our business and results of operations could be materially and adversely affected.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our WFOE’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Practically all of our revenues are earned by China Tongda, our wholly-owned foreign enterprise or WFOE, through its VIE China Jinxin.  PRC regulations restrict the ability of our WFOE to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividends by our WFOE only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our WFOE also is required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of its registered capital.  Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends.  Any limitations on the ability of China Tongda to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on currency conversion between Renminbi and foreign currencies and, in certain cases, the remittance of currency out of and into China. We receive all of our revenue in Renminbi, which is currently not a freely convertible currency. Under our current corporate structure, income of our Company will be primarily derived from dividend payments from China Tongda. Shortages in the availability of foreign currency may restrict the ability of China Tongda to remit sufficient foreign currency to pay dividends to us, or otherwise satisfy its foreign currency dominated obligations.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, in most cases, particularly payments of capital account items, approval from appropriate PRC governmental authorities is required where (i) Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of offshore bank loans denominated in foreign currencies, and (ii) any foreign currency is to be converted into Renminbi for investment in China. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. In addition, the ‘‘Notice of SAFE on Issues Relating to Foreign Exchange Control on Fund Raisings by Domestic Residents Through Offshore Special Purpose Vehicles and Round-trip Investments’’ (‘‘Circular 75’’) promulgated by SAFE, which came into force on November 1, 2005, applies to our Company and the Controlling Shareholders. All of the Chinese beneficial owners of our shares have filed the application of foreign exchange registration for overseas investment with the local branch of SAFE but have not yet received the requisite approvals. However, they are required to file a modification to the foreign exchange registration for overseas investment in the event of any material capital changes, including, without limitation, (i) a subsequent equity financing for our Company outside of the PRC; (ii) a capital change in our Company; and (iii) any share transfer or share swap involving our Company in accordance with Circular 75. Payment of dividends, profits and other payments to our Company will not be permitted unless the aforesaid modification has been filed. If the foreign exchange control system prevents us from converting Renminbi into foreign currencies or vice versa, and obtaining sufficient Renminbi or foreign currency to satisfy our currency demands, our ability to transfer Renminbi to fund our business operations in China or to pay dividends in foreign currencies to our shareholders, including holders of our common shares, may be adversely affected.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations.  Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our business and financial performance may be materially adversely affected if the PRC regulatory authorities determine that our acquisition of China Jinxin constitutes a Round-trip Investment without MOFCOM approval.

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s) it must be approved by the Ministry of Commerce, or MOFCOM, and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

The PRC regulatory authorities may take the view that the Real Fortune BVI Share Exchange Agreement is part of an overall series of arrangements which constitute a Round-trip Investment, because at the end of these transactions, the current owners of China Jinxin will have effective control of a foreign entity that acquired ownership of our Chinese subsidiary. The PRC regulatory authorities may also take the view that the registration of the acquisition of China Tongda with the relevant AIC and the filings with the SAFE may not be evidence that the acquisition has been properly approved because the relevant parties did not fully disclose to the AIC, SAFE or MOFCOM the overall restructuring arrangements, the existence of the Real Fortune BVI Share Exchange Agreement and its link with the acquisition.  If the PRC regulatory authorities take the view that the acquisition constitutes a Round-trip Investment under the 2006 M&A Rules, we cannot assure you we will be able to obtain the approval required from MOFCOM.

If the PRC regulatory authorities take the view that the acquisition constitutes a Round-trip Investment without MOFCOM approval, they could invalidate our acquisition and ownership of our Chinese subsidiary.  Additionally, the PRC regulatory authorities may take the view that the acquisition constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission, or CSRC, before MOFCOM approval is obtained. We believe that if this takes place, we may be able to find a way to re-establish control of our Chinese subsidiary’s business operations through a series of contractual arrangements rather than an outright purchase of our Chinese subsidiary.  But we cannot assure you that such contractual arrangements will be protected by PRC law or that the registrant can receive as complete or effective economic benefit and overall control of our Chinese subsidiary’s business than if the Company had direct ownership of our Chinese subsidiary.  In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law.  If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of our Chinese subsidiary, our business and financial performance will be materially adversely affected.

Under the EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law, or the EIT Law, which became effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the Chinese State Administration of Taxation (“SAT”) issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to a non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of being treated as a “resident enterprise”.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax and out U.S. tax may not be creditable against our PRC tax.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises' Share Transfer, or Circular 698, released in December 2009 with retroactive effect from January 1, 2008.

SAT released a circular on December 15, 2009 that addresses the transfer of shares by nonresident companies, generally referred to as Circular 698. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Circular 698, which provides parties with a short period of time to comply with its requirements, indirectly taxes foreign companies on gains derived from the indirect sale of a Chinese company. Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfers. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes to the organization and the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes. There is uncertainty as to the application of Circular 698. For example, while the term "indirectly transfer" is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. It is also unclear, in the event that an offshore holding company is treated as a domestically incorporated resident enterprise, whether Circular 698 would still be applicable to a transfer of shares in such offshore holding company. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise. In addition, there are not any formal declarations with regard to how to decide what is an “abuse of form of organization” or a “reasonable commercial purpose,” which can be utilized by us to determine if our Company complies with the Circular 698. If Circular 698 is determined to be applicable to us based on the facts and circumstances, we or those that transfer our shares may become at risk of being taxed under Circular 698 and we or those that transfer our shares may be required to expend valuable resources to comply with Circular 698 or to establish that we or they should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations.  Moreover, if it is determined that Circular 698 is applicable to transfers of our shares, the price of our shares may be adversely affected if individuals who might otherwise purchase our shares determine not to do so due to the threat of having to comply with or pay taxes pursuant to Circular 698.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by US persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we make the majority of our sales in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the US government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries and affiliate in the PRC.  Our principal operating subsidiaries and affiliate, China Tongda, China Huaxin and China Jinxin, are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the US, and substantially all the assets of these persons are located outside the US.  As a result, it could be difficult for investors to effect service of process in the US or to enforce a judgment obtained in the US against our Chinese operations, subsidiary and affiliate.

You may have difficulty enforcing judgments against us.

We are a Delaware holding company, but Real Fortune HK is a Hong Kong company, and our principal operating subsidiaries and affiliate, China Tongda, China Huaxin and China Jinxin, are located in the PRC.  Most of our assets are located outside the US and most of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the US.  A substantial portion of the assets of these persons is located outside the US. As a result, it may be difficult for you to effect service of process within the US upon these persons. It may also be difficult for you to enforce in US courts judgments predicated on the civil liability provisions of the US federal securities laws against us and our officers and directors, most of whom are not residents in the US and the substantial majority of whose assets are located outside the US. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of US courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the US. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the US.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Risks Relating to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

China Tongda manages and operates our iron ore processing and iron ore concentrate producing business through China Jinxin pursuant to the rights its holds under the VIE Agreements.  Almost all economic benefits and risks arising from China Jinxin’s operations are transferred to China Tongda under these agreements.  Details of the VIE Agreements are set out in “DESCRIPTION OF BUSINESS - Acquisition of Real Fortune HK Limited” above.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  If the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;
●	discontinuing or restricting the operations of China Jinxin or China Tongda;
●	imposing conditions or requirements in respect of the VIE Agreements with which China Jinxin or China Tongda may not be able to comply;
●	requiring our company to restructure the relevant ownership structure or operations;
●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and
●	revoking the business licenses and/or the licenses or certificates of China Tongda, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of China Jinxin, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to manage and operate China Jinxin under the VIE Agreements may not be as effective as direct ownership.

We conduct our business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of China Jinxin.  However, the VIE Agreements may not be as effective in providing us with control over China Jinxin as direct ownership.  Under the VIE Agreements, as a legal matter, if China Jinxin fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control China Jinxin, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by the PRC law and provide for the resolution of disputes through arbitral proceedings pursuant to PRC law. If China Jinxin or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing China Jinxin to meet its obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability, or cause other adverse financial consequences.

Our principal shareholders have potential conflicts of interest with our company which may adversely affect our business.

Changkui Zhu is our chief executive officer.   Mr. Zhu also is an officer and certain of our other shareholders owning in excess of five percent of our outstanding shares also are   shareholders of China Jinxin (the “China Jinxin Shareholders”) .  There could be conflicts that arise from time to time between our interests and the interests of Mr. Zhu or the China Jinxin Shareholders.. There could also be conflicts that arise between us and China Jinxin that would require our shareholders and China Jinxin’s shareholders to vote on corporate actions necessary to resolve the conflict. There can be no assurance in any such circumstances that the China Jinxin Shareholders will vote their shares in our best interest or otherwise act in the best interests of our company.  If Mr. Zhu or the China Jinxin Shareholders fail to act in our best interests, our operating performance and future growth could be adversely affected.

If China Tongda exercises the purchase option it holds over China Jinxin’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position.

Under the VIE Agreements, China Jinxin’s shareholders have granted China Tongda an option for thirty years beginning from the effective date of the agreement (or longer if the term of the option is extended) or the maximum period of time permitted by law to purchase all of the equity interest in China Jinxin at a price equal to the capital paid in by the transferors, adjusted pro rata for purchase of less than all of the equity interest, unless applicable PRC laws and regulations require an appraisal or stipulate other restrictions regarding the purchase price of the equity interest.  As China Jinxin is already our contractually controlled affiliate, China Tongda’s exercising of the option would not bring immediate benefits to our company, and payment of the purchase prices could adversely affect our financial position.

Risks Relating to Our Common Stock and Our Status as a Public Company

The absence of an active trading market for our common stock may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB under the symbol "UHFI.OB." However, prior to the reverse acquisition transaction as a result of which we acquired the business operations of Target, given the fact that we were a "shell company" (as defined in Rule 12b-2 under the Exchange Act), there was not an active trading market for our shares of common stock. We cannot assure you that an active trading market in our common stock will develop, or if an active market does develop, that it will be sustained. In addition, the trading market for securities of companies quoted on the OTCQB or other quotation systems is substantially less liquid than the average trading market for companies listed on a national securities exchange.  The quotation of our shares on the OTCQB or other quotation system may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. The absence of an active trading market for our common stock may have an unfavorable impact on our stock price and liquidity.

We do not intend to pay cash dividends on our common stock.

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Substantially all of our revenues will be earned by China Tongda, China Huaxin or China Jinxin, our PRC subsidiaries or affiliate. PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to our company, their offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Each of our PRC subsidiaries also is required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of its registered capital. Allocations to this statutory reserve fund can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Certain of our stockholders have substantial influence over our company, and their interests may not be aligned with the interests of our other stockholders.

Jiazhen Liu owns approximately 32.15% of our outstanding voting shares and as of March 31, 2014 we are indebted to her in the amount of $10,582,308. In addition, four other former shareholders of Real Fortune BVI own in the aggregate approximately 31.93% of our outstanding voting shares.  As a result, Ms. Liu and the other former shareholders of Real Fortune BVI have significant influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors and other significant corporate actions. As a result of this concentration of ownership, you and our other stockholders, acting alone, may not have the ability to determine the outcome of matters requiring stockholder approval, including the election of our directors or significant corporate transactions. In addition, this concentration of ownership, which is not subject to any voting restrictions, may discourage, delay or thwart efforts by third parties to take-over or effect a change in control of our company which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company, and may limit the price that investors are willing to pay for our common stock.

Our management is not familiar with the United States securities laws.

Our management is generally unfamiliar with the requirements of the US securities laws and may not appreciate the need to devote the resources necessary to comply with such laws. A failure to adequately respond to applicable securities laws could lead to investigations by the Securities and Exchange Commission (“SEC”) and other regulatory authorities that could be costly, divert management's attention and disrupt our business.

Our accounting personnel who are primarily responsible for the preparation and supervision of the preparation of our financial statements under generally accepted accounting principles in the US have had no education or training in US GAAP and SEC rules and regulations pertaining to financial reporting, which could impact our ability to prepare our financial statements and convert our books and records to US GAAP.

We maintain our books and records in accordance with generally accepted accounting principles in the PRC, or PRC GAAP. Our accounting personnel in the PRC who have the primary responsibilities of preparing and supervising the preparation of financial statements under US GAAP have had no education or training in US GAAP and related SEC rules and regulations. As such, they may be unable to identify potential accounting and disclosure issues that may arise upon the conversion of our books and records from PRC GAAP to US GAAP, which could affect our ability to prepare our financial statements in accordance with US GAAP. We have taken steps to ensure that our financial statements are in accordance with US GAAP, including our hiring of a US accounting firm to work with our PRC accounting personnel and management to convert our books and records to US GAAP and prepare our financial statements. However, the measures we have taken may not be sufficient to mitigate the foregoing risks. Furthermore, the need to comply with US GAAP may require us to expend substantial amounts of resources and time that could divert our management’s attention and disrupt our business.

We will incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance requirements, including establishing and maintaining internal controls over financial reporting, and we may be exposed to potential risks if we are unable to comply with these requirements.

As a public company we will incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices.  Our management and other personnel will need to devote a substantial amount of time to these requirements. These rules will increase our legal and financial costs and will make some activities more time-consuming and costly.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which include strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training.  As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. When we completed the Acquisition, we adopted the financial reporting controls and disclosure controls and procedures of China Jinxin, a private company.  The financial controls and disclosure controls and procedures of China Jinxin are not adequate for a public company.  Among others weaknesses, the lack of familiarity of our accounting staff with US GAAP constitutes a material weakness in our controls for financial reporting.   We have taken steps to rectify this weakness, including hiring a US accounting firm to work with our management and accounting personnel. There is no assurance, however, that the steps taken to date will be sufficient to rectify this material weakness. In the event that we fail to remedy the weaknesses in our controls over financial reporting and adopt appropriate disclosure controls and procedures, our financial reporting may be deficient and we may fail to comply with the reporting requirements of the Securities Exchange Act and other US securities laws,  in which event, the market price of our common stock could decline if investors and others lose confidence in the reliability of our financial statements and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits "emerging growth companies" like us to rely on some of the reduced disclosure requirements that are already available to companies having a public float of less than $75 million, for as long as we qualify as an emerging growth company. During that period, we are permitted to omit the auditor's attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act. Companies with a public float of $75 million or more must otherwise procure such an attestation beginning with their second annual report after their initial public offering. For as long as we qualify as an emerging growth company, we are also excluded from the requirement to submit "say-on-pay", "say-on-pay frequency" and "say-on-parachute" votes to our stockholders and may avail ourselves of reduced executive compensation disclosure compared to larger companies. In addition, as described in the following risk factor, as an emerging growth company we can take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

Until such time as we cease to qualify as an emerging growth company, investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an "emerging growth company" we may take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

Section 107 of the JOBS Act also provides that, as an emerging growth company, we can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Please refer “Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” for further discussion of the extended transition period for complying with new or revised accounting standards.

At such time as we cease to qualify as an "emerging growth company" under the JOBS Act, the costs and demands placed upon management will increase.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under a registration statement under the Securities Act ; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million.  Once we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

Since our Certificate of Incorporation authorizes the issuance of one million shares of “blank-check” preferred stock, our Board of Directors will have authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stock holders and with the ability to adversely affect stockholder voting power and perpetuate the board's control over our company.

Our Certificate of Incorporation authorizes our Board of Directors to issue up to 1,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by stockholders. These terms may include preferences as to dividends and liquidation, voting rights, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

We may, in the future, issue additional shares of our common stock, which would reduce investors' percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 50 million shares of common stock, of which 45,926,278 shares of common stock are outstanding.  An additional 17,839,800 shares of common stock are issuable upon conversion of the series A convertible preferred stock at such time as we amend our certificate of incorporation to increase the number of authorized shares of common stock or merge with and into another corporation which has sufficient shares of authorized but unissued shares of common stock for issuance upon conversion. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The price of our common stock may be adversely impacted by developments applicable to other Chinese companies.

There has been substantial press regarding certain Chinese companies that have apparently engaged in frauds and deceptive practices resulting in significant losses to investors. Such activities and the resulting negative press has had a negative impact on the prices of the stocks of Chinese companies generally.  There is no guarantee that such that such activities will not continue causing investors to avoid buying our stock. Such activities could have a depressive impact on the price of our common stock.

Increased scrutiny of Chinese companies by short-sellers.

The fraudulent activities of certain Chinese issuers has encouraged analysts to investigate Chinese companies in an effort to discredit the disclosures in their public filings or otherwise uncover deceptive practices. If such analysts elect to investigate a company they will often short the stock and release materials disparaging the issuer or questioning the accuracy of its public disclosures.  Given the current environment for Chinese stocks, if an analyst were to publish a negative article about us, it could cause an immediate and substantial decline in the price of our stock, regardless of the accuracy of the claims in the article.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S. publicly-traded Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies that have completed reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the United States Securities and Exchange Commission. Much of the scrutiny, criticism and negative publicity have focused on  financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to stockholder lawsuits, SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what affect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely impacted and your investment in our stock could be rendered worthless.

The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
●	changes in financial estimates by us or by any securities analysts who might cover our stock;
●	speculation about our business in the press or the investment community;
●	significant developments relating to our relationships with our customers or suppliers;
●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;
●	customer demand for our products;
●	investor perceptions of our industry in general and our Company in particular;
●	the operating and stock performance of comparable companies;
●	general economic conditions and trends;
●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;
●	changes in accounting standards, policies, guidance, interpretation or principles;
●	loss of external funding sources; and
●	sales of our common stock, including sales by our directors, officers or significant stockholders; and departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

Our common stock is subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience and objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a company engaged in iron ore processing and the production of iron ore concentrate in the People’s Republic of China (“PRC”) through our variable interest entity ("VIE"), China Jinxin.  On January 17, 2014, we acquired a direct reduced iron production facility in Haixing County, Hebei Province. To date, our only product has been iron ore concentrate produced at our original facility located at the Zhuolu Mine.

On October 1, 2011, effective September 30, 2011, Target acquired 100% of the issued and outstanding capital stock of Real Fortune BVI for 8,000,000 shares of Target common stock, which effectively constituted 100% of Target’s issued and outstanding capital stock immediately after the consummation of the acquisition. The Real Fortune BVI Share Exchange was accounted for as a recapitalization of Real Fortune BVI effected by a share exchange, wherein Real Fortune BVI was considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of Real Fortune BVI were brought forward at their book value and no goodwill was recognized.

In January 2014, Target acquired 100% of the outstanding shares of China Huaxin. The consideration paid to the shareholders of China Huaxin consisted, in the aggregate, of 10 million RMB and 5,100,000 shares of Target common stock.  Unlike China Jinxin, which we control through the VIE Agreements, China Huaxin is directly owned by China Tongda, our wholly owned subsidiary.

As a result of our acquisition of Target, , we now own all of the issued and outstanding capital stock of Real Fortune BVI, which in turn owns all of the issued and outstanding capital stock of Real Fortune HK, which in turn owns all of the issued and outstanding capital stock of China Tongda, which in turn owns all of the outstanding shares of China Huaxin. In addition, we effectively control China Jinxin through the VIE Agreements among China Tongda, China Jinxin and the shareholders of China Jinxin.

Status of Production

Through China Huaxin we own a direct reduced iron production facility which was recently constructed at a cost of approximately $34 million.  This plant has yet to commence operations.

Through China Jinxin we currently own an iron ore concentrate production line in Zhuolu County with an annual production capacity of 300,000 tons of iron ore concentrate. We began construction of this facility in 2007 and initiated production in March 2010. Our operations to date have been limited. We have not obtained the necessary permits to mine any iron ore. Initially we were granted the right to process iron ore recovered during the construction of our production facilities and ancillary roads; however, from August 2010 until December 2011, we mined iron ore on the mine upon which our production facilities are located even though we do not have the right to do so. In December 2011, we stopped mining because we shut down our production facility to upgrade the production lines. If, in the future, we are unable to obtain the necessary permits to mine at the mine on which our production facility is located or in the areas surrounding our production facilities, we will have to purchase iron ore from third parties for processing at our production facilities.

To date, we have received only temporary manufacturing licenses granted by the agencies of the local government, which allow us to process ore that we obtained from Zhuolu Mine, the mine on which our facility is located, or other third parties to utilize our facility.

Our ability to profit from our facility is dependent upon our ability to extract and process iron ore from the Zhuolu Mine and sell the output for a price that enables us to profit. To date, all of our sales have been made to a single customer. We entered into a ten-year contract with this customer which expires in January 2019. Pursuant to this agreement, we agreed to sell the customer, Handan Steel Group Company (“HSG”) all of the output from our Zhuolu facility, which it agreed to purchase. The price paid to us by HSG is to be determined by HSG in light of the quality of our product and market prices and is to be such that it results in a proper margin to us. Thus, our ability to profit from our current production facility over the next six years will be determined by the prices we receive from HSG. We cannot guarantee that HSG will not offer a price below what it pays to the Company’s competitors. The lower price will reduce our profit margin. However, if we are not satisfied with the price set by HSG, we can attempt to renegotiate the price. In an effort to obtain a higher price from HSG, we have yet to deliver iron ore concentrate we produced in the fourth quarter of 2011.

The volume of the iron ore concentrate we sell is determined, in part, by the quality of the crude iron ore we process and the rate at which we process such crude ore. Inasmuch as the price we sell our concentrate to HSG should result in a gross profit, our ability to operate profitably will be determined by the volume of iron ore concentrate we produce and our operating expenses. Our facilities began processing crude iron ore in March 2010 and were idle for approximately six months because of the government shutdown of our electricity and have been idle since December 2011 because of our decision to upgrade our production lines. Thus, to date, our facilities have not operated at maximum capacity for a full year on an uninterrupted basis.

Our current Zhuolu production plant can process up to 800,000 tons of iron ore every year from which we can derive approximately 300,000 tons of iron ore concentrate. However, in December 2011 we halted production to upgrade the production lines to improve their iron ore refinement and iron ore concentration rates. We estimate this upgrade will be finished by July 2014. Because our production lines were shut down and we did not resolve our dispute with HSG and continue to hold the concentrate produced in 2011, we generated no revenues and incurred no production costs during 2012 and 2013. We are continuing to negotiate with HSG to resolve our dispute over the price to be paid for our output.

There was no production for the three months ended March 31, 2014 and 2013.

All mineral resources in China are owned by the state. Thus, our ability to obtain iron ore depends upon our ability to obtain mineral licenses from the relevant state authorities, purchase ore from another party that has mining rights or import ore from outside of China. It is generally not feasible to transport iron ore any significant distance before processing. We believe, as evidenced by our shareholders willingness to finance the construction of our facilities, there is sufficient iron ore in the vicinity of our facilities to enable us to operate them at a profit.

Nevertheless, we have yet to obtain long term rights to any iron mine and there is no assurance we will be able to do so. Although we extracted iron ore from the Zhuolu Mine where our production facilities are located, we do not have the right to do so and can be subjected to various fines and penalties. However, since we paid geological survey fees on behalf of the local government so it could process applications related to the right to mine the Zhuolu Mine and has not received any challenges from any authorities regarding our mining activities, we believe that even if fines and penalties are assessed against us in the future, the amount should be negotiable with the authorities. If we are unable to obtain mining rights to the Zhuolu Mine, we will have to acquire iron ore from third parties. The failure to obtain iron ore reserves for processing at all or on reasonably acceptable terms would have a material adverse impact on our business and financial results.

To date we have been dependent upon cash advances from one of the stockholders of the Company. If we were not to obtain sufficient iron ore for processing, it is likely our operations would cease unless this shareholder continue to provide sufficient funds to maintain our plant and equipment until such time as our operations could be resumed.

We may seek to grow our operations by acquiring mining rights and other production facilities. The cash necessary to acquire such rights may exceed that which we have on hand. In such event, we may seek to raise the necessary cash through bank loans or the issuance of equity to the vendors of such rights, our shareholders or third parties. There can be no assurance such cash will be available to us on reasonable terms, if at all. The prices and terms at which we issue equity securities and the performance of any rights or facilities we acquire, will determine whether we operate profitably.

The profitability of the mining industry in China and of our Company in particular, is dependent upon the demand for iron ore and other metals within China. This demand in turn, is influenced by general economic factors, such as the rate of growth of the economy and of the construction industry. There can be no assurance that China will maintain the rapid rates of growth it has experienced in the recent past. If the rate of growth of the Chinese economy were to slow down, demand for iron and steel could fall, adversely impacting our operations.

Results of Operations

Comparison of the three months ended March 31, 2014 and 2013

					Dollar	Percentage
	2014	% of Sales	2013	% of Sales	Increase (Decrease)	Increase (Decrease)
Operating expenses	$935,818	-	$381,741	-%	$554,077	145%
Loss from operations	(935,818)	-	(381,741)	-%	554,077	145%
Other expense, net	(1,487)	-	(203)	-%	1,284	633%
Loss before income taxes	(937,305)	-	(381,944)	-%	555,361	145%
Income tax benefit	(102,127)	-	-	-%	102,127	-%
Net loss	$(835,178)	-	$(381,944)	-%	$453,234	119%

Sales

Our revenues are derived from the sale of iron ore concentrate. We commenced production in March 2010. However, we ceased production from September 2010 to March 2011 because the local government implemented an “Energy Saving and Emission Reduction Plan” to reduce local power consumption. We installed power equipment to enable it to maintain a stable power supply to our production equipment and management believes the Energy Saving and Emission Reduction Plan is one-time event and disruptions to our access to energy will not have a material impact on our production in the future. We also ceased production since December 2011 to upgrade our production facilities and this upgrade is continuing. Further, due to a pricing dispute with HSG, our customer, we have not delivered concentrate produced in 2011. Consequently, sales for the three months ended March 31, 2014 and 2013 were $0. We estimate the upgrade to our facilities and testing of the upgrade will be finished by July 2014. We are continuing to negotiate with HSG to resolve our dispute over the price to be paid for our output. We acquired a new subsidiary China Huaxin in January 2014, through China Huaxin we own a direct reduced iron production facility which was recently constructed, and expect to put into operation by July 2014.

Cost of Goods Sold

Cost of goods ("COGS") sold consists primarily of fuel, power, direct material, direct labor, depreciation of production plant items and equipment, and accrual of the mining rights, which are attributable to the production of iron ore and iron ore concentrate.

Due to absence of sales and production for the reasons discussed above, ("COGS") for the three months ended March 31, 2014 and 2013 were $0.

Gross Profit

Because we did not have any sales and production, there was no gross profit for the three months ended March 31, 2014 and 2013.

Operating Expenses

Operating expenses consists mainly of employee salaries and welfare, business meeting and promotion expense, depreciation and amortization of items not associated with production, utilities expenses, and audit and legal expenses.

Operating expenses were $935,818 for the three months ended March 31, 2014, compared to $381,741 for the 2013 period, an increase of $554,077 or 145%. The increase was mainly due to acquisition of China Huaxin, which had operating expenses of $458,348, mainly from depreciation of fixed assets and amortization of land use right, as well as increased electricity expense, payroll and related social security expenses for China Jinxin resulting from continuous overall inflation in China in the three months ended March 31, 2014 comparing with the same period of 2013.

Net Loss

As a result of the lack of sales and production discussed above, the Company had a net loss of $835,178 for the three months ended March 31, 2014, compared to $381,944 for the three months ended March 31, 2013.

Comparison of the years ended December 31, 2013 and 2012

					Dollar	Percentage
	2013	% of Sales	2012	% of Sales	Increase (Decrease)	Increase (Decrease)
Operating expenses	$1,902,271	-	$1,649,372	-%	252,899	15%
Loss from operations	(1,902,271)	-	(1,649,372)	-%	252,899	15%
Other expense, net	(388)	-	(1,117)	-%	(729)	(65)%
Loss before income taxes	(1,902,659)	-	(1,650,489)	-%	252,170	15%
Income tax benefit	-	-	(8,388)	-%	(8,388)	100%
Net loss	$(1,902,659)	-	$(1,642,101)	-%	$260,558	16%

Sales

Our revenues are derived from the sale of iron ore concentrate. We commenced production in March 2010. However, we ceased production from September 2010 to March 2011 because the local government implemented an “Energy Saving and Emission Reduction Plan” to reduce local power consumption. We installed power equipment to enable it to maintain a stable power supply to our production equipment and management believes the Energy Saving and Emission Reduction Plan is one-time event and disruptions to our access to energy will not have a material impact on our production in the future. We also ceased production since December 2011 to upgrade our production facilities and this upgrade is continuing. Further, due to a pricing dispute with HSG, our customer, we have not delivered concentrate produced in 2011. Consequently, sales for the years ended December 31, 2013 and 2012 were $0. We estimate the upgrade to our facilities and testing of the upgrade will be finished by July 2014. We are continuing to negotiate with HSG to resolve our dispute over the price to be paid for our output.

Cost of Goods Sold

Cost of goods ("COGS") sold consists primarily of fuel, power, direct material, direct labor, depreciation of production plant items and equipment, and accrual of the mining rights, which are attributable to the production of iron ore and iron ore concentrate.

Due to absence of sales and production for the reasons discussed above, ("COGS") for the years ended December 31, 2013 and 2012 were $0.

Gross Profit

Because we did not have any sales and production, there was no gross profit for the years ended December 31, 2013 and 2012.

Operating Expenses

Operating expenses consists mainly of employee salaries and welfare, business meeting and promotion expense, depreciation and amortization of items not associated with production, utilities expenses, and audit and legal expenses.

Operating expenses were $1,902,271 for the year ended December 31, 2013, compared to $1,649,372 for the 2012 period, an increase of $252,899 or 15%. The  increase was mainly due to increased electricity expense as a result of paying capacity increase fee of $3,200 per month starting from September 2012, and a one time fee of $64,000 to the local electricity company for not fully utilizing the power supply line due to no operation, as well as increased payroll and related social security expenses, and maintenance fee resulting from overall inflation in China in the year ended December 31, 2013 comparing with the same period of 2012.

Net Loss

As a result of the lack of sales and production discussed above, the Company had a net loss of $1,902,659 for the year ended December 31, 2013, compared to $1,642,101 for the year 2012.

Liquidity and Capital Resources

The Company’s ability to generate cash from operations is dependent upon its ability to obtain iron ore to process and to maintain the permits necessary to process such ore at its current facilities, neither of which is assured. If the Company cannot obtain iron ore to process or is no longer able to process ore, it would be dependent upon cash infusions from its current shareholders or third parties in the form of loans or equity contributions, or a combination thereof, to maintain its facilities until it can resume operations. One shareholder has indicated she will continue to fund China Jinxin, though there is no written agreement in place and China Jinxin currently owes $10.58 million to the shareholder. In addition, China Huaxin borrowed $21.33 million from two shareholders (one is the same lender of China Jinxin, and the other is the CEO of the Company). Despite such commitments, there is no assurance adequate cash will be available from current shareholders or from third parties and, if it is available, what the terms of any loan or investment might be. If we are unable to obtain the funding required, we may have to curtail or cease our operations. The Company has no specific plans, understandings or agreements with respect to the raising of such funds, and it may seek to raise the required capital by the issuance of equity or debt securities or by other means. Since we have no such arrangements or plans currently in effect, its inability to raise funds may have a severe negative impact on its ability to become a viable company.

Other than current construction in progress, which will be funded by one of the Company’s shareholder, we do not anticipate significant cash expenditures in the immediate future on our current production facilities. Nevertheless, we may require working capital once we resume production at our facilities. The shareholders of the Company verbally agreed to continue to provide cash to satisfy the Company’s working capital needs. However, in the future, the Company intends to continue the expansion of operations by acquiring new production facilities and mines. The acquisitions will be paid for with cash or our equity securities, or combinations of both. Failure to obtain such financing could have a material adverse effect on our business expansion. The sale by the Company of its equity securities would dilute the interest of its current shareholders. Further, there is no guarantee of the terms on which such an issuance would occur, if at all, would be favorable to the Company’s current shareholders.

As of March 31, 2014, cash and equivalents were $526,369 (of which, $133,495 was cash received from acquisition of China Huaxin), compared to $27,310 as of December 31, 2013 and $28,302 as of December 31, 2012.

At March 31, 2014, we had a working capital deficit of $35.93 million, an increase of $25.55 million from the deficit at December 31, 2013 of $10.38 million which was driven by acquisition of China Huaxin which had a working capital deficit of $23.11 million, as well as increased advances from shareholders in the form of loans for our construction of the iron ore refining facility as a result of our lack of sales and cash inflow. The working capital deficit at December 31, 2013 of $10.38 million at December 31, 2013, an increase of $8,968,717 from the deficit of $1,418,917 at December 31, 2012, was driven by increased advances from a shareholder in the form of loans for our construction of the iron ore refining facility as a result of our lack of sales and cash inflow.

The Company had no bank loans at March 31, 2014, December 31, 2013 and December 31, 2012.

Our customer is a state-owned company and has good credit. Currently, no further significant capital improvements are planned for our production facilities at the Zhuolu Mine.

As of March 31, 2014, China Jinxin was indebted to Jiazhen Liu, one of its shareholders and our largest stockholder in the amount of $10,582,308, as compared to $9,466,133 and $1,465,541 at December 31, 2013 and  2012, respectively,  for working capital and production facility construction needs. The indebtedness of $10,582,308 does not bear interest prior to the commencement of  production pursuant to an amended loan agreement entered on January 16, 2013. Commencing on the production date, interest will begin to accrue at the bank's annual interest rate on certificate of deposit at that time on the amount outstanding from time to time and all amounts inclusive of accrued interest is to be repaid within three years of our commencement of production at the Zhuolu Mine. China Huaxin borrowed $21.25 million from two shareholders, the borrowing bore no interest, and is payable upon demand.

To consummate the acquisition of China Huaxin, in January 2014 we completed a private placement whereby we issued to three Chinese investors our 4% convertible promissory notes in the aggregate face amount of 10 million RMB. The Notes bore interest at the rate of 4% per annum and the principal amount is convertible into shares of our common stock at an effective conversion price of 11.11 RMB or US $1.79 per share. The convertible debt was fully converted into 900,000 shares of Target’s common stock in March 2014 by the three investors.  In addition to the repayment of the Notes, we will require additional working capital to bring the DRI production facility owned by China Huaxin on-line and commence production.

Cash Flow For Years Ended December 31, 2013 and 2012

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended December 31, 2013 and 2012, respectively.

	2013	2012
Net cash used in operating activities	$(960,913)	$(1,191,972)
Net cash used in investing activities	(6,846,075)	(1,306,160)
Net cash provided by financing activities	$7,805,155	$2,330,559

Net cash used in operating activities

Cash has historically been used in operations. Net cash used by operating activities was $960,913 for the year ended December 31, 2013, compared to net cash used in operating activities of $1,191,972 in 2012 period. The less cash outflow from operating activities for the year ended December 31, 2013 was principally attributable less payment made for accrued expenses and other payables.

Net cash used in investing activities

Net cash used in investing activities was $6,846,075 for the year ended December 31, 2013, compared to cash used in investing activities of $1,306,160 for the 2012 period. The increased cash outflow during the year ended December 31, 2013 and 2012 was mainly attributable to purchases of equipment and construction in progress for installation for future iron ore refining system.  We paid $6.19 million for construction in progress and $0.64 million for advance to suppliers for construction in the year ended December 31, 2013, comparing with $0.89 million for construction in progress and $0.39 million for advance to suppliers for construction in the year ended December 31, 2012.

Net cash provided by financing activities

Net cash provided by financing activities was $7,805,155 for the year ended December 31, 2013, compared to $2,330,559 net cash provided by financing activities in 2012. The net cash provided by financing activities in the years ended December 31, 2013 and 2012 was due to advances from one shareholder for the Company’s working capital and construction needs as a result of Company’s lack of cash inflow due to temporary cease of the production and sales.

At December 31, 2013, we had a working capital deficit of $10,387,634, an increase of $8,968,717 from the deficit at December 31, 2012 of $1,418,917 which was driven by increased advances from a shareholder in the form of loans for our construction of the iron ore refining facility as a result of our lack of sales and cash inflow. The Company had no bank loans at December 31, 2013 and 2012. Our customer is a state-owned company and has good credit. Currently, there are no significant capital improvements planned for our production facilities at the Zhuolu Mine.

Net cash used in operating activities

Cash has historically been used in operations. Net cash used in operating activities was $918,550 for the three months ended March 31, 2014, compared to net cash provided by operating activities of $94,613 in the same period of 2013. The increase of cash outflow from operating activities for the three months ended March 31, 2014 was principally attributable to increased payment made for inventory, other receivable, accrued expenses and other payables.

Net cash used in investing activities

Net cash used in investing activities was $2,830,905 for the three months ended March 31, 2014, compared to cash used in investing activities of $798,352 for the same period of 2013. The increased cash outflow during the three months ended March 31, 2014 and 2013 was mainly attributable to purchases of equipment, construction in progress for installation for future iron ore refining system, and cash paid for acquisition of China Huaxin.  We paid $1.21 million for construction in progress, $0.17 million for purchase of equipment, and $1.50 million for acquisition of China Huaxin (after net with $133,495 cash received from the acquisition) in the three months ended March 31, 2014, comparing with $0.80 million for construction in progress in the three months ended March 31, 2013.

Net cash provided by financing activities

Net cash provided by financing activities was $4,250,897 for the three months ended March 31, 2014, compared to $703,990 net cash provided by financing activities in the same period of 2013. The net cash provided by financing activities in the three months ended March 31, 2014 was due to advances from shareholders of $2.61 million for the Company’s working capital and construction needs as a result of Company’s lack of cash inflow due to temporary cease of the production and sales, and proceeds from convertible debts of $1.64 million, comparing with $0.70 million advance from the same shareholder for the three months ended March 31, 2013.  The convertible debt was fully converted into 900,000 shares of Target’s common stock in March 2014.

Cash Flow For Three Months Ended March 31, 2014 and 2013

The following is a summary of cash provided by or used in each of the indicated types of activities during the three months ended March 31, 2014 and 2013, respectively.

	2014	2013
Net cash provided by (used in) operating activities	$(918,550)	$94,613
Net cash used in investing activities	(2,830,905)	(798,352)
Net cash provided by financing activities	$4,250,897	$703,990

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We present below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of March 31, 2014, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	5 Years +

Contractual Obligations:
Payable to contractor	$894,004	$894,004	$	$-	$-

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

Our management's discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which were prepared in accordance with US GAAP. While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Emerging Growth Company

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we may, under Section 7(a)(2)(B) of the Securities Act, delay adoption of new or revised accounting standards applicable to public companies until such standards would otherwise apply to private companies. We may take advantage of this extended transition period until the first to occur of the date that we (i) are no longer an "emerging growth company" or (ii) affirmatively and irrevocably opt out of this extended transition period. We elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date we are no longer an "emerging growth company" or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a)(2)(B), upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Basis of Presentations

Our financial statements are prepared in accordance with US GAAP and the requirements of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”).

Going Concern

We incurred a net loss of $1.90 million for the year ended December 31, 2013 and a net loss of $0.84 million for the three months ended March 31, 2014. We also had a working capital deficit of $10.39 million as of December 31, 2013 and of $35.93 million as of March 31, 2014. In addition we have refused to sell our iron ore concentrate to our sole customer because of the low price offered for our product. The price of iron ore concentrate is still in decline. These conditions raise a substantial doubt as to whether we can continue as a going concern.. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are in the process of upgrading our equipment. Once the upgrading project is completed, we will be able to resume production. One shareholder has indicated she will continue to fund China Jinxin, though there is no written agreement in place and the Company currently owes $10.58 million to the shareholder. In addition, China Huaxin borrowed $21.33 million from two shareholders. Despite such commitments, there is no assurance that adequate cash will be available from current shareholders or from third parties and, if it is available, what the terms of any loan or investment might be. If we are unable to obtain the funding required, we may have to curtail or cease our operations. The Company has no specific plans, understandings or agreements with respect to the raising of such funds, and it may seek to raise the required capital by the issuance of equity or debt securities or by other means. Since it has no such arrangements or plans currently in effect, its inability to raise funds may have a severe negative impact on its ability to become a viable company.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Sales are recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the buyer; the price is fixed or determinable; title has passed to the buyer, which generally is at the time of delivery; no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales represent the invoiced value of iron ore and iron ore concentrate, net of value-added tax (“VAT”). All of the Company’s iron ore concentrate sold in the PRC is subject to a VAT of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars (“USD” or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The fluctuation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (“PBOC”) or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the PBOC.

The Company uses FASB ASC Topic 220, “Comprehensive Income”.  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Name	Age	Position
Changkui Zhu	51	Director and Chief Executive Officer
Zhengting Deng	48	Director and Chief Financial Officer

Mr. Changkui Zhu, a Director and the Chief Executive Officer of our company since September 29, 2011, has been CEO of Zhuolu Jinxin Mining Co., Ltd. since January 1, 2010, providing fiscal, strategic and operational leadership for the Company. From 1997 to 2009, Mr. Zhu was the Vice President of the Shandong Dashan Mining Co., Ltd., where he collected geology information and conducted evaluations on mining in order to develop and design mining exploration projects. During the period from 1991 to 1997, Mr. Zhu worked as a workshop superintendent in Heibei Jinding Mining Co., Ltd, responsible for providing physical solutions and new techniques to increase mining recovery rates and decrease the impurities rate in the ore.  In 1986, Mr. Zhu graduated from Tianjin Second Institute of Light Industry with a degree in mining. Mr. Zhu’s experience in the mining industry qualifies him to serve as a director of the Company.

Mr. Zhengting Deng, a Director and the Chief Financial Officer of our company since September 29, 2011, has been the CFO of Zhuolu Jinxin Mining Co., Ltd. since January 1, 2010.  From 2007 to 2009, Mr. Deng was an independent financial consultant. As an independent consultant, Mr. Deng assisted various companies establish an internal control system and improve their organizational structure and corporate accounting system. From 1995 to 2006, Mr. Deng was a financial manager in Shenzhen Xindawei Printing Co., Ltd. Mr. Deng graduated from Zhongnan University of Economics in 1987 with a degree in Accounting. Mr. Deng’s extensive business and financial experience qualifies him to serve as a director of the Company.

There are no family relationships among any of our officers and directors.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2013 and currently no compensation arrangements are in place for the compensation of directors.

EXECUTIVE COMPENSATION

UHF Incorporated

During the fiscal year ended December 31, 2013, we did not pay or accrue any compensation for our chief executive officer or any other executive officer and we have not entered into an employment or consulting agreement with any of our executive officers. We have not granted any equity-based compensation, awards or stock options to our chief executive officer or any other executive officer. We do not have any retirement, pension, profit sharing or stock option plans or insurance or medical reimbursement plans covering our officers and directors. No value has been assigned to any of the services performed by our officers (employees) and no compensation will be awarded to, earned by, or paid to these officers. At December 31, 2013, none of the individuals that served as our chief executive officer during 2012 or any other executive officer held any outstanding stock options.

Target Acquisitions I, Inc.

The following table sets forth information concerning compensation awarded to, earned by or paid to the chief executive officer of Target Acquisitions I, Inc. and the chief executive officer of China Jinxin for services rendered in all capacities during the periods indicated. No other executive officer of Target Acquisitions I, Inc. or China Jinxin received total annual salary and bonus compensation in excess of $100,000 for the year ended December 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Total ($)
Changkui Zhu, Chief Executive Officer *	2013	0	-	0
	2012	0	-	0
___
* Due to the lack of production in 2013 and 2012, the executives of Target decided to forego any compensation for those years.

Summary of Employment Agreements and Material Terms

Prior to our acquisition of Real Fortune BVI, China Jinxin, our operating affiliate was a private limited company organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders.  In addition, each employee is required to enter into an employment agreement.  Accordingly, all our employees, including management, have executed our employment agreement.  Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus.  Mr. Changkui Zhu’s employment agreement has been renewed on December 28, 2013, it provides for an annual salary of RMB 42,000 ($6,759), it terminates on December 31, 2018. Mr. Zhengting Deng’s employment agreement has been renewed on December 28, 2013, it provides for annual salary of RMB 49,200 ($7,917), and it terminates on December 31, 2018.

Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, we currently do not provide other benefits to the officers at this time. Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2013, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash. Our current officers and directors also serve as the officers of China Jinxin, a private company in China. It is likely that we will need to attract new individuals to serve as officers and directors of our Company and that the compensation to be paid to these individuals will be greater than that previously paid to the management of China Jinxin.   Further, as a public company, we might adopt incentive plans, including stock and option plans, in order to compensate management for services rendered to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
 AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since January 1, 2011, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

UHF Incorporated

On August 11, 2011, our directors and officers named below (or their affiliates), together with certain other investors, purchased from us an aggregate of 8,103,846 shares of common stock for a total purchase price of $133,500 ($0.01645 per share). The number of shares purchased by each purchaser is set forth below:

Name of Purchaser	Number of Shares
Lawrence Burstein	1,620,770
Omar Cunha	1,620,769
Peter van Voorst Vader	1,620,769
Sidney Levy	1,620,769
Selmo Nissenbaum	1,620,769

Subsequently, each of the purchasers (or their affiliates) purchased an additional 93,703 shares of our common stock for a total purchase price of $3,000 (or $0.032 per share) and entered into an Option Agreement with another individual pursuant to which that individual has the right to purchase up to 145,758 shares of common stock from such purchaser for a total purchase price of $4,666.59 (or $0.032 per share).

In February 2012, each of the purchasers (or their affiliates) purchased an additional 18,500 shares for a purchase price of $7,000 ($0.378 per share), from which we derived net proceeds of $35,000 in the aggregate.

Target Acquisitions I, Inc.

On May 9, 2011, prior to the Acquisition, China Tongda and China Jinxin and its shareholders entered into the VIE Agreements pursuant to which China Jinxin became China Tongda’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire control of PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. Other than their allocable portion of shares in Target, none of the shareholders of China Jinxin received any consideration for entering into the VIE Agreements.  As noted below, however, certain shareholders of China Jinxin transferred all or portions of their anticipated shares in Target to others for consideration. The VIE Agreements included:

(1)
Management Entrustment Agreement: Pursuant to this Agreement China Tongda has the right and obligation to manage all aspects of the operations of China Jinxin and the Board of Directors and shareholders of China Jinxin may not take any actions without the consent of China Tongda. The scope of the authority granted to China Tongda includes, but is not limited to, the right to make all major decisions, the right to manage the assets, capital and finances of China Jinxin, authority for all decisions related to human resources, daily operation management and technical support. To facilitate its exercise of such rights, China Tongda has been granted powers of attorney by the shareholders of China Jinxin granting China Tongda the right to participate in all shareholders’ meetings of China Jinxin and to make all significant decisions at such meetings, including the designation  of candidates for election to the Board of China Jinxin. In consideration of its services, China Tongda shall be paid quarterly an amount equal to the pre-tax profits of China Jinxin and shall be required to pay to China Jinxin the amount of any loss incurred by China Jinxin within 30 days of a request for payment. Further, if China Jinxin is unable to pay its debts, China Tongda will be responsible therefor.  Similarly, if losses sustained by China Jinxin result in a capital deficiency, China Tongda shall be obligated to make up the deficiency.  To facilitate China Tongda’s management of China Jinxin, China Tongda shall have access to and the right to maintain all books and records and other relevant documentation of china Jinxin.  Further, during the term of the Management Entrustment Agreement, without the consent of China Jinxin, China Jinxin will not issue, purchase or redeem any of its equity securities; issue any debt or create any liens upon its property or assets, other than for expenses incurred in the ordinary course of business and permitted exceptions; or declare or pay any dividends The term of the Management Entrustment Agreement is for 30 years, or until May 9, 2041, and will be extended automatically for successive 10-year periods thereafter, except that the agreement will terminate (i) at the expiration of the initial 30-year term, or any 10-year  renewal term, if China Tongda notifies China Jinxin not less than 30 days prior to the applicable expiration date that it does not want to extend the term, (ii) upon prior written notice from China Tongda, or (iii) upon the date China Tongda acquires all of the assets or at least 51% of the equity interests of China Jinxin.

(2)
Exclusive Purchase Option Agreement: Pursuant to this Agreement China Jinxin and each of China Jinxin’s shareholders granted to China Tongda an exclusive option to purchase all of the assets or outstanding shares of China Jinxin at such time as the purchase of such assets or shares is permissible under the laws of the PRC.  The options are for 30 years and will renew automatically for successive periods of 10 years each unless voluntarily terminated by China Tongda. At such time during the term as China Tongda determines to exercise its option to purchase either the assets or equity of China Jinxin it shall send a notice to China Jinxin or its shareholders, as the case may be.  Upon receipt of such notice,  China Jinxin or its shareholders shall take such steps and execute such documents as are necessary to transfer the assets or shares. Unless an appraisal is required by the laws of China, the purchase price of the assets or outstanding equity shall be equal to the lower of (i) the actual registered capital of China Jinxin and (ii) RMB 500,000 ($80,195); provided that if the laws of the PRC do not permit the purchase at that price, the purchase price shall be the lowest price allowed under the laws of the PRC.  All taxes relating to such purchase shall be borne by China Tongda.

(3)
Power of Attorney: Each shareholder of China Jinxin entered into a Power of Attorney irrevocably authorizing China Tongda to exercise all of its rights as a shareholder of China Jinxin. The rights granted include,  without limitation, the right to: (i) attend the shareholders’ meetings of China Jinxin  and execute actions by written consent; (ii) exercise all of  holder’s rights as a shareholder under the laws of the PRC and the Articles of Association of China Jinxin, including but not limited to the right to  transfer or pledge or dispose of the grantor’s shares in China Jinxin; (iii) designate and appoint  the legal representatives, Chairman of the Board of Directors, directors, supervisors, the CEO, the CFO and other senior management members of China Jinxin; (iv) execute the relevant share and/or asset purchase agreements contemplated in the Exclusive Purchase Option Agreement, and to effect the terms of the Equity Pledge Agreement and Exclusive Purchase Option Agreement; and (v) to transfer allocate, or utilize in some other ways the cash dividends and non-cash income of China Jinxin.  The power of attorney shall be in effect as long as the shareholder owns shares of China Jinxin.

(4)
Equity Pledge Agreement: Pursuant to an Equity Pledge Agreement each of the shareholders  of China Jinxin has pledged all of such shareholder’s shares  in China Jinxin as security for the performance by China Jinxin and each of its shareholders of their obligations under the  VIE Agreements. In addition to pledging his shares in the Equity Pledge Agreement, each shareholder has agreed not to impose any encumbrances or restrictions on his shares, not to sell, lease or transfer any of his shares and to provide notice to China Tongda should he receive any notice, order, ruling, verdict or other instrument in relation to the pledged shares or which may affect his ownership of the shares.

The foregoing description of the terms of the Entrusted Management Agreement, the Power of Attorney, the Exclusive Purchase Option Agreement and the Equity Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements which are included as Exhibits 10.7, 10.8, 10.9 and 10.10 to this report, respectively, and are incorporated by reference herein.

The shareholders of China Jinxin at the time of entry into the VIE Agreements and the percentage of the outstanding shares of China Jinxin owned by each at that time were as follows: Jianzhen Liu (47.00%), Changqing Han (21.87%), Jianxin Wei (7.18%), Xia Wang (6.33%), Ying Li (3.50%), Jiaqi Liu (3.50%), Jianhua Zhang (3.00%), Junyan Tian (1.79%), Fengqin Ji (1.73%), Lixin Shi (1.16%), Huiqin Wang (1.05%), Wenyan Yang (0.79%), Dengwei Gao (0.46%), Shaofeng Han (0.32%),  and Yuqin Wei (0.32%).

In March 2011, Changqing Han transferred shares representing 1.74% of the shares in Target Acquisitions I to Lixin Shi in consideration of RMB 626,707, approximately $96,416.

In March 2011, Jianxin Wei transferred shares representing 0.29% of the shares in Target Acquisitions I to Wenyan Yang in satisfaction of a loan in the amount of RMB 104,426, approximately $16,065.

In March 2011, Jianxin Wei transferred shares representing 6.32% of the shares in Target Acquisitions I to Xia Wang in satisfaction of a loan in the amount of RMB 2,275,141, approximately $350,021.

In March 2011, Jiazhen Liu transferred shares representing 3.67% of the shares in Target Acquisitions I to Wenyan Yang in satisfaction of a loan in the amount of RMB 1,101,210, approximately $169,416.

In March 2011, Jiazhen Liu transferred shares representing 1.53% of the shares in Target Acquisitions I to Huiqin Wang in satisfaction of a loan in the amount of RMB 459,660, approximately $70,717.

In March 2011, Jiazhen Liu transferred shares representing 5.43% of the shares in Target Acquisitions I to Lixin Shi in satisfaction of a loan in the amount of RMB 1,628,550, approximately $250,546.

In March 2011, Jiazhen Liu transferred shares representing 1.99% of the shares in Target Acquisitions I to Shaofeng Han in satisfaction of a loan in the amount of RMB 596,430, approximately $91,758.

In March 2011, Jiazhen Liu transferred shares representing 1.99% of the shares in Target Acquisitions I to Yuqin Wei in satisfaction of a loan in the amount of RMB 596,430, approximately $91,758.

In March 2011, Jiazhen Liu transferred shares representing 11.15% of the shares in Target Acquisitions I to Junyan Tian in satisfaction of a loan in the amount of RMB 3,345,930, approximately $514,758.

In March 2011, Jiazhen Liu transferred shares representing 10.76% of the shares in Target Acquisitions I to Fengqin Ji in satisfaction of a loan in the amount of RMB 3,227,490, approximately $496,537.

In March 2011, Jiazhen Liu transferred shares representing 2.88% of the shares in Target Acquisitions I to Dengwei Gao in satisfaction of a loan in the amount of RMB 864,330, approximately $132,974.

In March 2011, Ying Li transferred shares representing 3.50% of the shares in Target Acquisitions I to Chiahua Lee for services rendered at the request of Mr. Li.

In March 2011, Jianhua Zhang transferred shares representing 1.50% of the shares in Target Acquisitions I to Chiahua Lee for services rendered at the request of Mr. Zhang.

In March 2011, Jianhua Zhang transferred shares representing 1.50% of the shares in Target Acquisitions I to Hu Lien-Hsiang for services rendered at the request of Mr. Zhang.

In March 2011, Jiaqi Liu transferred shares representing 3.50% of the shares in Target Acquisitions I to Hu Lien-Hsiang for services rendered at the request of Mr. Liu.

As a result of the foregoing transfers, the percentage of the outstanding shares of Target by each of the shareholders of China Jinxin was, immediately after giving effect to the foregoing: Jiazhen Liu (7.60%), Changqing Han (20.13%), Jianxin Wei (0.57%), Xia Wang (12.65%), Junyan Tian (12.94%), Fengqin Ji (12.49%), Lixin Shi (8.33%), Huiqin Wang (2.58%), Wenyan Yang (4.75%), Dengwe i Gao (3.34%), Shaofeng Han (2.31%),  and Yuqin Wei (2.31%).

Jiaqi Liu, who owns 3.50% of outstanding shares of China Jinxin, is China Jinxin's supervisor and administrative officer and receives an annual salary of RMB 30, 000 ($4,800). Mr. Liu was the only shareholder of China Jinxin receiving a salary or any other compensation from tTarget.

To finance the upgrade to our production lines and for working capital, we have borrowed monies from Jiazhen Liu, one of our principal shareholders. The amount due to Jiazhen Liu was $10,582,308 as of March 31, 2014, as compared to $9,466,133 and $1,465,541 at December 31,2013 and  2012, respectively   Jiazhen Liu has agreed the amount due her will not bear interest prior to the commencement of production pursuant to an amended loan agreement entered on January 16, 2013. Commencing on the production date, interest will begin to accrue at the bank's annual interest rate on certificates of deposit at that time on the amount outstanding from time to time and all amounts inclusive of accrued interest is to be repaid within three years of our commencement of production at the Zhuolu Mine. It is anticipated that commercial production will resume in September 2014.

Acquisition of Haixing Huaxin Mining Industry Co., Ltd.

On January 23, 2014, with the approval of the local business registration authority, we acquired all of the outstanding shares of China Huaxin from Jiazhen Liu, Changkui Zhu, Dongli Sun, Meijie Wang and Xingwang Shao, the shareholders of Haixing Huaxin Mining Industry Co., Ltd. (“China Huaxin”) for an aggregate consideration of 10 million RMB, or US$1.65 million, and 5,100,000 shares of Target common stock.  Changkui Zhu is our Chief Executive Officer and a director of our company, and Jiazhen Liu, owned approximately 7.60% of Target’s outstanding shares prior to the acquisition. As stated above, as of March 31, 2014, we were indebted to Jiazhen Liu in the amount of  $10,582,308.  Jianzhen Liu received $1.32 million (8 million RMB) and 4,080,000 shares of Target common stock in consideration for her 80% equity interest in China Huaxin and Changkui Zhu received $165,527  (1,000,000RMB) and 510,000 shares of Target common stock in consideration for his 10% equity interest in China Huaxin.

Insider Transactions Policies and Procedures

The Company does not currently have an insider transaction policy.

Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Change in Control

HC Limited Transaction

On June 24, 2014, certain of our directors, officers, principal stockholders and two other stockholders sold a total of 11,024,444 shares of our common stock, representing approximately 95% of our then outstanding shares of common stock, to HC Consulting Limited, a Hong Kong entity (“HC Consulting”), pursuant to a Stock Purchase Agreement dated as of June 19, 2014 (the “HC Consulting Transaction”). As a result, HC Consulting became the principal stockholder of the Company. The following individuals and entities sold the number of shares indicated below to HC Consulting in the HC Consulting Transaction:

Name of Record Stockholder	Name of Beneficial Owner	Position	Number of Shares

Frontera Holdings Limited Partnership	Omar Cunha	Director, CEO and President	1,986,248

Lawrence Burstein	Lawrence Burstein	Director, Treasurer and Secretary	1,986,250

WIT Global Services Inc.	Sidney Levy	Director	1,986,248

Nissen Investments LLC	Selmo Nissenbaum	---	1,986,248

Peter van Voorst Vader	Peter van Voorst Vader	---	1,986,248

Shelly Schoppe	Shelly Schoppe	----	546,601

Wayne Brannan	Wayne Brannan	----	546,601

On June 24, 2014, in conjunction with the closing of the HC Transaction, our then Board of Directors elected Changkui Zhu and Zhengting Deng as directors of the Company, and Mr. Zhu as Chief Executive Officer and Mr. Deng as Chief Financial Officer, of the Company, effective upon the closing, and Messrs. Cunha and Burstein resigned all of their positions with the Company, and Messrs. Levy and Vincent J. McGill resigned as directors of the Company, effective at the closing.

Subsequent to the HC Consulting Transaction and  in connection with the acquisition of Target pursuant to the Target Share Exchange Agreement, HC Consulting contributed 9,111,464 shares of common stock to UHF. After giving effect to the contribution of such shares, HG Consulting owns 1,912,980 shares of our common stock, representing approximately 3% of our outstanding voting shares.

Security Ownership

The following table sets forth information concerning beneficial ownership of our common stock as of July 4 , 2014 by (i) any person or group with more than 5% of our common stock, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Chunshugou Luanzhuang Village, Zhuolu County, Zhangjiakou, Hebei Province, China, 075600.  To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. As of July 4, 2014, we had outstanding 45,926,278 shares of common stock and one share of series A convertible preferred stock convertible into an additional 17,839,800 shares of common stock at such time as we amend our certificate of incorporation to increase the number of authorized shares of common stock or merge with and into another corporation which has sufficient shares of authorized but unissued shares of common stock for issuance upon conversion. The series A convertible preferred stock votes together with the common stock on an as converted basis on all matters submitted to stockholders, including the election of directors, with the one outstanding share of series A convertible preferred stock entitled to 17,839,800 votes.  For purposes of computing the total voting power of the shares owned by the individuals and entities listed in the table below, the number of outstanding voting shares is 63,766,078.

Name of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
Our Directors and Executive Officers:
Changkui Zhu, CEO	2,230,412	3.50%
Section 1, Apt.202, Shenlan Apartment Building 2, Xihu Rd., Nankai District Tianjin, China All Directors and Executive officers as a group (one person owning shares)	2,230,412	3.50%

The Owners of More than 5% of Common Stock

Jiazhen Liu	20,498,280(1)(2)	32.15%
Section 1, Apt 609, Building 7, Quxizhongli, Chengyin Rd., Hedong District Tianjin, China Changqing Han	7,041,474	11.04%
Section 65, Apt.105, Yilin Rd., Kuanfuli Hexi District, Tianjin, China Junyan Tian	4,526,412	7.10%
3 tiao, #13, Wanxinzhuang Blvd., Hedong District, Tianjin, China Xia Wang	4,424,970	6.94%
Section 1, Apt.101, Building 2 Shiji Garden, Nanmenwai St. Nankai District, Tianjin, China
Fengqin Ji	4,369,002	6.85%
#7, Apt 201, Building One
 97 Guangdongshanzhuang Rd.
 Hedong District, Tianjin, China
___
(1) Gives effect to the conversion of the series A convertible preferred stock.
(2) Includes 2,658,480 shares owned of record by Idea Vantage Limited, of which Ms. Liu is the beneficial owner.

MARKET FOR REGISTRANT'S COMMON EQUITY,
RELATED STOCKHOLDER MATTERS AND
ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is quoted on the OTCQB under the symbol "UHFI.OB." However, prior to the reverse acquisition transaction as a result of which we acquired the business operations of Target, given the fact that we were a "shell company" (as defined in Rule 12b-2 under the Exchange Act), there was not an active trading market for our shares of common stock. We cannot assure you that an active trading market in our common stock will develop, or if  an active market does develop, that it will be sustained.

Record Holders

On July 4, 2014, we had approximately 230 holders of record of our common stock.

Dividends

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Substantially all of our revenues are earned by China Jinxin, China Tongda or China Huaxin, our PRC affiliate and subsidiaries. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of its registered capital. Allocations to this statutory reserve fund can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Purchases of Our Equity Securities

Neither we nor any of our affiliates purchased any equity securities from our stockholders during the fourth quarter of the fiscal year ended December 31, 2013.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of December 31, 2013.

(c)
Number of securities
	(a)		remaining available
	Number of	(b)	for future issuance
	securities to be	Weighted-average	under equity
	issued upon	exercise price of	Compensation
	exercise of	outstanding options	plans (excluding
	outstanding	under equity	securities reflected in
Plan Category	options	compensation plans	column (a))

Equity compensation
plan approved by
security holders	None	--	None

Equity compensation
plans not approved by
security holders	None	--	None

Total	None	--	None

Penny Stock Regulations

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

RECENT SALES OF UNREGISTERED SECURITIES

On August 11, 2011, we issued an aggregate of 8,103,846 shares of common stock for a total purchase price of $133,500 ($0.01645 per share) to the purchasers named below pursuant to subscription agreements:

Name of Purchaser	Number of Shares
Lawrence Burstein	1,620,770
Omar Cunha	1,620,769
Peter van Voorst Vader	1,620,769
Sidney Levy	1,620,769
Selmo Nissenbaum	1,620,769

Subsequently, each of the purchasers (or their affiliates) purchased an additional 93,703 shares of our common stock for a total purchase price of $3,000 (or $0.032 per share).

In February 2012, each of the purchasers (or their affiliates) purchased an additional 18,500 shares for a purchase price of $7,000 ($0.378 per share), from which we derived net proceeds of $35,000 in the aggregate.

Each of the purchasers was an accredited investor, as defined in Rule 501(a) of Regulation D. The issuance and sale of these shares were exempt from the registration requirements of the Securities Act under the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The certificates evidencing  these  shares were endorsed with a restrictive legend.  No brokers were involved in the sale of the shares and no commissions were paid.

On June 30, 2014, we issued to the former stockholders of Target a total of 43,375,638 shares of our common stock and one share of our series A convertible preferred stock, convertible into an additional 17,839,800 shares common stock, in exchange for all of the outstanding shares of Target pursuant to the Target Share Exchange Agreement.  Since our certificate of incorporation only authorizes the issuance of 50,000,000 shares of common stock, we did not have sufficient authorized but unissued shares of common stock in order to complete the acquisition of Target, and so our Board of Directors authorized the issuance of one share of Series A convertible preferred stock convertible into 17,839,800 shares of common stock to one of the Target Stockholders at such time as we amend our certificate of incorporation to increase the number of authorized shares of common stock or merge with and into another corporation which has sufficient shares of authorized but unissued shares of common stock for issuance upon conversion.  The issuance of the shares issued to the former Target stockholders, none of who is a “U.S. person”, as defined in Rule 902 of Regulation S under the Securities Act, was exempt from the registration requirements of the Securities Act under Regulation S. The certificates evidencing the shares are endorsed with a restrictive Securities Act legend. The names of the former stockholders of Target and the number of shares issued to each of them is set forth below:

Name of Target Stockholder	Number of Shares

Jiazhen Liu	17,839,800*

Idea Vantage Limited (Jiazhen Liu)	2,658,480

Wealth Sino Trading Limited (Changqing Han)	7,041,474

Sui Feng Limited (Junyan Tian)	4,526,412

True South Limited ( Xia Wang)	4,424,970

Splendid Shine Limited (Fengqin Ji)	4,369,002

Changkui Zhu, CEO	2,230,412

Chia-Hua Lee	3,060,750

Lien-Hsiang Hu	3,060,750

Trophy Journey Limited	2,913,834

United Ample International Limited	1,661,550

Wanli Liu	1,311,750

Southern Sleek Limited	1,168,332

Dongli Sun	1,114,988

True Sino Enterprises Limited	902,484

Talent Lead Investments Limited	808,038

Talent Horse Limited	808,838

Meijie Wang	668,993

Xingwang Shao	445,995

Wisdom Thrive Limited	199,386
__
* Represents shares issuable upon conversion of series A convertible preferred stock.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share, and 1.000,000 shares of preferred stock, $.001 par value per share.

Common Stock

As of July 4, 2014, we had outstanding 45,926,278 shares of common stock.

Holders of our common stock are entitled to receive dividends when and as declared by our Board out of funds legally available therefore. Upon dissolution of our company, the holders of common stock are entitled to share, pro rata, in our net assets after payment of or provision for all of our debts and liabilities, and subject to the preferential rights of any class of preferred stock or other senior security which we may issue. Each share of common stock is entitled to participate on a pro rata basis with each other share of such stock in dividends and other distributions declared on shares of common stock.

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and may not cumulate their votes for the election of directors. The holders of common stock do not have preemptive rights to subscribe for additional shares of any class that we may issue, and no share of common stock is entitled in any manner to any preference over any other share of such stock.

Preferred Stock

We are authorized to issue a total of 1,000,000 shares of "blank check" preferred stock, $.001 par value per share. In connection with our acquisition of Target, our Board of Directors authorized the filing of a certificate of designation for our series A convertible preferred stock, which authorizes the issuance of one share of series A convertible preferred stock convertible an additional 17,839,800 shares of common stock at such time as we amend our certificate of incorporation to increase the number of authorized shares of common stock or merge with and into another corporation which has sufficient shares of authorized but unissued shares of common stock for issuance upon conversion. The series A convertible preferred stock votes together with the common stock on an as converted basis on all matters submitted to stockholders, including the election of directors, with the one outstanding share of series A convertible preferred stock entitled to 17,839,800 votes.

In accordance with our Certificate of Incorporation, our Board of Directors may, by resolution, issue additional preferred stock in one or more series at such time or times and for such consideration as the Board of Directors may determine. The Board of Directors is expressly authorized to provide for such designations, preferences, voting power (or no voting power), relative, participating, optional or other special rights and privileges as it determines.

We may issue preferred stock to effect a business combination, to raise capital or for other reasons. In addition, preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company.

SHARES ELIGIBLE FOR SALE

As of July 4, 2014, we had outstanding 45,926,278 shares of common stock, of which 45,288,618 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. In addition, the 17,839,800 shares of common stock issuable upon conversion of the series A convertible preferred stock owned by Jiazhen Liu, our largest stockholder, when issued, will be restricted securities.

Rule 144

Rule 144 permits a person who has beneficially owned restricted shares for at least six months to sell their shares provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, are subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of either of the following:

●	1.0% of the number of shares of common stock then outstanding, which is now 459,262 shares; and
●
if the common stock is listed on a national securities exchange, the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 By Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of common stock proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his shares of common stock between six months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, HC Consulting and the former Target Stockholders will not be able to sell any of the 63,128,418 shares of common stock which they own, or may acquire upon conversion of the series A convertible preferred stock, pursuant to Rule 144 without registration until July 7, 2015.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a corporation to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for breach of their fiduciary duty as directors, except that a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Company provide that:

•
The Company shall indemnify its directors, officers, employees or agents for serving the Company in those capacities or for serving other business enterprises at the Company’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Company is authorized to obtain insurance to indemnify such persons.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.  The Company may at the discretion of the BOD purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

PROPERTIES

We do not own any real property.

China Jinxin

China Jinxin has leased 15.80 hectares land located on the Zhuolu Mine, on which it built its production facilities and office buildings. This lease was confirmed by the local villagers’ committee and received the relevant approvals from the local township government which entered into appropriate agreements with China Jinxin. Pursuant to such agreements, the lease term is from December 30, 2006 to December 30, 2026 and the total compensation was approximately RMB 5,000,000 ($0.75 million USD).

China Jinxin has constructed five houses at its production facilities. Pursuant to the certificates of ownership, the total area of the houses is 9,755 square meters. The valid period of the corresponding land use right as to 9,646 square meters terminated on August 30, 2009, and the Company is in the process of renewing such land use right. The balance terminates on March 6, 2015.  The houses are used as residences by some of our employees which work at the facilities and as offices and guest facilities.   Although the valid period of the corresponding land right terminated as to 9,646 square meters on August 30, 2009, and the Company is in the process of renewing such land use right. The balance terminates on March 6, 2015, we have continued to use the houses without interruption and anticipate that such use will not be interrupted so long as we hold a temporary or permanent license to use our production facilities.  Because the use of the houses is not relevant to the production of iron ore concentrate, the loss of the use of our houses would not have a material adverse impact on our operations.

The land occupied by our production facilities has been designated for construction. According to Chinese laws and regulations, only state-owned land can be used for construction. However, the land occupied by China Jinxin’s production facilities is not state-owned.  It is currently owned collectively by local villagers.  Thus, questions could be raised by state agencies as to our right to build our facilities. To minimize the possibility that state agencies will challenge our right to use our production facilities, the land has to be acquired by the local government from the local villages and then transferred to China Jinxin.  China Jinxin is working with the authorities to complete this process.  Because the requisite procedures have not been completed, the houses, office buildings and production facilities on the land are subject to limitations on transfer or the granting of mortgages.  Although there is the possibility that the local government will fail to complete the land transfer process, given that the local Ministry of Construction granted us permission to build the production facilities, we believe it is not likely they will do so.  If, however, China Jinxin did not ultimately obtain appropriate rights to the land on which it has built its facilities, its right to operate the facilities could be suspended in which event our business and financial results would be materially adversely affected.

China Huaxin

The China Huaxin DRI Facility is located in Haixing Qingxian Industrial Park, Cangzhou, Heibei Province PRC. The Company’s DRI Facility occupies an area of 200,000 m.2    The DRI Facility occupies 60,000 m2, of land and there is a raw material storage area of 14,000 m2 with a 100,000 ton storage capacity, a workshop area of 4500 m2, a water storage pool of 4000m3 to supplement water supplies, and an office building of 2,400 m2.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

CHANGES IN REGISTERED INDEPENDENT PUBLIC ACCOUNTANT

Louis Plung & Co., LLP has been the independent registered public accountants for UHF and Louis Plung & Co., LLP audited the financial statements of UHF as at and for the years ended December 31, 2013 and December 31, 2012.

Goldman Kurland Mohidin LLP (“GKM”) has been the registered independent public accountants for Target Acquisitions, I, Inc. and GKM audited the consolidated financial statements of Target Acquisitions, I, Inc. and its subsidiaries and issued an audit report on the consolidated financial statements of Target Acquisitions, I, Inc as at and for the years ended December 31, 2013 and December 31, 2012.

Since as a result of the reverse acquisition Target and its consolidated subsidiaries are treated as accounting acquirer, it is anticipated that GKM will be the independent registered public accountants for our company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth Item 2.01 of this Current Report under the caption “Recent Sales of Unregistered Securities”, which disclosure is incorporated by reference into this section.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Reference is made to the disclosure set forth Item 2.01 of this Current Report under the caption “Change in Registered Independent Certified Public Accountant”, which disclosure is incorporated by reference into this section.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Target Acquisitions I, Inc., the former stockholders of Target Acquisitions I, Inc. own approximately 96%  of the outstanding voting shares of our company.

 ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 30, 2014, immediately prior to the closing of the HC Transaction, our then Board of Directors elected Changkui Zhu and Zhengting Deng as directors of the Company, and Mr. Zhu as Chief Executive Officer and Mr. Deng as Chief Financial Officer, of the Company, effective upon the closing, and Messrs. Cunha and Burstein resigned all of their positions with the Company, and Messrs. Levy and Vincent J. McGill resigned as directors of the Company, effective at the closing.

Mr. Changkui Zhu, aged 51, the chief executive of officer of our company, has been CEO of Zhuolu Jinxin Mining Co., Ltd. since 2009. Mr. Zhu has over 15 years of experience in production and quality control in the mining industry. From 1997 to 2009 Mr. Zhu was a Vice President of Shandong Dashan Mining Co., Ltd.  In such capacity Mr. Zhu evaluated the economic feasibility of prospective mines and designed exploration projects. In addition, he monitored daily mining activities, provided technical support and designed safety training programs. In 1986, Mr. Zhu graduated from Tianjin Second Institute of Light Industry with a degree in mining.

Mr. Zhengting Deng, aged 48, the chief financial officer of our company, has been the chief accountant of Zhuolu Jinxin Mining Co., Ltd. since January 2010.  From 2007 to 2010, Mr. Deng was an independent financial consultant. As an independent consultant, Mr. Deng assisted various companies in establishing internal control systems and effectuating improvements to their organizational structure and corporate accounting systems. From 1995 to 2006, Mr. Deng was a financial manager in Shenzhen Xindawei Printing Co., Ltd. Mr. Deng graduated from Zhongnan University in 1987 with a bachelor’s degree in Economics and Law.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

Prior to the closing of the reverse acquisition, UHF Incorporated was a “shell company” as defined in Rule 12b-2 of the Exchange Act.  As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, UHF Incorporated ceased being a shell company upon completion of the reverse acquisition on June 30, 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

TARGET ACQUISITIONS I, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

Contents

Page
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Financial Statements:
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-2
Consolidated Statements of Income and Other Comprehensive Income for the Years Ended December 31, 2013 and 2012	F-3
Consolidated Statements of Cash Flows for the Years Ended December 31, 2013 and 2012	F-4
Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2013 and 2012	F-5
Notes to Consolidated Financial Statements	F-6-18

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Target Acquisition I, Inc.

We have audited the accompanying consolidated balance sheets of Target Acquisitions I, Inc. and Subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity and other comprehensive loss, and consolidated cash flows for the years ended December 31, 2013 and 2012. These financial statements are the responsibility of the Company`s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Target Acquisitions I, Inc. and Subsidiaries as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years ended December 31, 2013 and 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. For the year ended December 31, 2013, the Company incurred a net loss of $1.9 million, had negative cash flows from operating activities of $0.9 million and had a working capital deficiency of $10.4 million. These factors, among others, as discussed in Note 2 to the consolidated financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Goldman Kurland and Mohidin, LLP
Encino, California
April 15, 2014

TARGET ACQUISITIONS I, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2013 AND DECEMBER 31, 2012

	2013	2012

ASSETS

CURRENT ASSETS
Cash & equivalents	$27,310	$28,302
Inventory	692,859	671,728
Other receivable	4,891	4,744

Total current assets	725,060	704,774

NONCURRENT ASSETS
Property and equipment, net	8,071,846	8,632,604
Intangible assets, net	536,697	560,132
Construction in progress	7,432,928	1,092,722
Advance to suppliers for construction	1,051,458	389,786
Deferred tax assets	3,356	3,256

Total noncurrent assets	17,096,285	10,678,499

TOTAL ASSETS	$17,821,345	$11,383,273

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$248	$239
Accrued liabilities and other payables	608,621	526,383
Income tax payable	135,594	131,528
Payable to contractors	902,098	-
Advance from related party	9,466,133	1,465,541

Total current liabilities	11,112,694	2,123,691

NONCURRENT LIABILITIES
Payable to contractors	-	875,030
Accrued expense	13,426	13,023

Total noncurrent liabilities	13,426	888,053

Total liabilities	11,126,120	3,011,744

STOCKHOLDERS' EQUITY
Preferred stock: $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value; authorized shares 100,000,000; issued and outstanding 8,000,100	8,000	8,000
Additional paid in capital	5,296,312	5,296,312
Statutory reserves	557,253	557,253
Accumulated other comprehensive income	794,673	568,318
Retained earnings	38,987	1,941,646

Total stockholders' equity	6,695,225	8,371,529

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,821,345	$11,383,273

TARGET ACQUISITIONS I, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
YEARS ENDED DECEMBER 31, 2013 AND 2012

	Year Ended December 31,
	2013	2012
Operating expenses
General and administrative	$1,902,271	$1,649,372

Loss from operations	(1,902,271)	(1,649,372)

Non-operating income (expenses)
Interest income	80	188
Other	48	(874)
Financial expense	(516)	(431)

Total non-operating expenses, net	(388)	(1,117)

Loss before income tax	(1,902,659)	(1,650,489)

Income tax benefit	-	(8,388)

Net loss	(1,902,659)	(1,642,101)

Other comprehensive income
Foreign currency translation gain	226,355	17,748

Net comprehensive loss	$(1,676,304)	$(1,624,353)

Basic weighted average shares outstanding	8,000,100	8,000,100

Basic net loss per share	$(0.24)	$(0.21)

TARGET ACQUISITIONS I, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,902,659)	$(1,642,101)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	873,476	1,047,726
(Increase) decrease in assets and liabilities:
Inventory	(346)	2,038
Other receivable	-	(4,724)
Accounts payable	-	238
Accrued liabilities and other payables	68,616	(595,149)

Net cash used in operating activities	(960,913)	(1,191,972)

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress	(6,187,412)	(892,405)
Advance to suppliers for construction	(637,357)	(388,119)
Acquisition of property, plant & equipment	(21,306)	(25,636)

Net cash used in investing activities	(6,846,075)	(1,306,160)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related party	7,805,155	1,459,272
Payable to contractor	-	871,287

Net cash provided by financing activities	7,805,155	2,330,559

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	841	(241)

NET DECREASE IN CASH & EQUIVALENTS	(992)	(167,814)

CASH & EQUIVALENTS, BEGINNING OF YEAR	28,302	196,116

CASH & EQUIVALENTS, END OF YEAR	$27,310	$28,302

Supplemental Cash flow data:
Income tax paid	$-	$-
Interest paid	$-	$-

TARGET ACQUISITIONS I, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2013 AND 2012

	Shares	Amount	Additional paid in capital	Statutory reserves	Retained earnings	Accumulated other comprehensive income	Total stockholders' Equity

Balance at January 1, 2012	8,000,100	$8,000	$5,296,312	$557,253	$3,583,747	$550,570	$9,995,882

Net loss	-	-	-	-	(1,642,101)	-	(1,642,101)

Foreign currency translation gain	-	-	-	-	-	17,748	17,748

Balance at December 31, 2012	8,000,100	8,000	5,296,312	557,253	1,941,646	568,318	8,371,529

Net loss	-	-	-	-	(1,902,659)	-	(1,902,659)

Foreign currency translation gain	-	-	-	-	-	226,355	226,355

Balance at December 31, 2013	8,000,100	$8,000	$5,296,312	$557,253	$38,987	$794,673	$6,695,225

TARGET ACQUISITIONS I, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Target Acquisitions I, Inc. (“the Company” or “Target” or “Group”) was incorporated in Delaware on June 27,  2008.

Effective October 1, 2011, the Company entered into a share exchange with China Real Fortune Mining Limited (“Real Fortune BVI”), and shareholders, pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Real Fortune BVI for 8,000,000 of the Company’s common shares.  Immediately prior to the consummation of the share exchange, there were 100 shares of the Company’s common stock outstanding (after retirement of 4,999,900 common shares). Upon completion of the foregoing transactions, the Company had 8,000,100 shares of common stock issued and outstanding.  Real Fortune BVI was incorporated on September 13, 2010 in the British Virgin Islands (“BVI”) to serve as an intermediate holding company.

The acquisition of Real Fortune BVI was accounted for as a recapitalization effected by a share exchange, wherein Real Fortune BVI was considered the acquirer for accounting and financial reporting purposes with no adjustment to the historical basis of its assets and liabilities. Real Fortune BVI’s shareholders become the Company’s majority shareholders and control the Company. Target was a non-operating public shell prior to the acquisition. As a result of the acquisition of Real Fortune BVI, Target is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination. As a result, the accompanying consolidated financial statements were retroactively restated to reflect the recapitalization.

Zhangjiakou Tongda Mining Technologies Service Co., Ltd. (“China Tongda”) was incorporated on August 17, 2010 as a wholly foreign owned entity under the laws of the People’s Republic of China (“PRC”).  China Tongda is 100% owned by Real Fortune Holding Limited (“Real Fortune HK”), a company incorporated and registered in Hong Kong on April 23, 2010 by Changkui Zhu, the CEO of the Company, who then owned 100% of Real Fortune HK. On April 14, 2011, Mr. Zhu sold 100% of his ownership interest in Real Fortune HK to Real Fortune BVI for HKD 10,000 ($1,286), which was the registered share capital of Real Fortune HK. Both China Tongda and Real Fortune HK had no operations at the time of ownership transfer.  Accordingly, since April 14, 2011, Real Fortune HK has been 100% owned by Real Fortune BVI.  Real Fortune BVI is ultimately owned by a group of shareholders who are the shareholders of Zhuolu Jinxin Mining Co., Ltd. (“China Jinxin”). Therefore, China Tongda was directly controlled by Real Fortune HK, and Real Fortune HK was directly controlled by Real Fortune BVI prior to the execution of a series of contractual agreements between China Tongda and China Jinxin in May 2011, described below.

China Jinxin was incorporated in China on December 21, 2006. China Jinxin is engaged in iron ore processing and concentrate production in the PRC. The main product of China Jinxin is iron ore concentrate.

On May 9, 2011, China Jinxin and its shareholders entered into a series of agreements, including a Management Entrustment, an Exclusive Purchase Option and Equity Pledge Agreements with China Tongda, and each shareholder of China Jinxin granted China Tongda an irrevocable power of attorney to appoint China Tongda as its attorney-in-fact to exercise all of its rights as equity owner of China Jinxin. According to these agreements, Wholly Foreign Owned Enterprise (“WFOE”) acquired management control of China Jinxin whereby WFOE is entitled to all net profits of China Jinxin as a management consultation and technical supporting fee, and is obligated to manage and fund China Jinxin’s operations and pay its debts. As a result of these agreements, China Tongda is considered the primary beneficiary of China Jinxin, and China Tongda must consolidate the results of operations of China Jinxin, as China Tongda contractually controls the management of China Jinxin and China Jinxin granted an irrevocable proxy to China Tongda or its designee as defined in ASC Topic 810, “Consolidation”.  Consolidation of Variable Interest Entities (“VIE”), included in ASC Topic 810, requires certain VIEs to be consolidated by the entity’s primary beneficiary if the equity investors in the entity do not have the characteristics of a controlling financial interest or sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

The Management Entrustment Agreement is for 30 years, or until May 9, 2041, and will be extended automatically for successive 10 year periods thereafter, except that the agreement will terminate (i) at the expiration of the initial 30-year term, or any 10-year renewal term, if WFOE notifies China Jinxin not less than 30 days prior to the applicable expiration date that it does not want to extend the term, (ii) upon prior written notice from WFOE, or (iii) upon the date WFOE acquires all of the assets, or at least 51% of the equity interests, of China Jinxin. The term of each Exclusive Purchase Option Agreement is 30 years, or until May 9, 2041, and will be extended automatically for successive 10-year periods thereafter, unless WFOE notifies China Jinxin and the shareholder of China Jinxin granting the option at least 30 days prior to the applicable expiration date that it does not want to extend the option.

China Jinxin’s results of operations, assets and liabilities are consolidated in the Company’s financial statements from the earliest period presented. The Group’s structure as of December 31, 2013 is as follows:

Through contractual arrangements among China Tongda and China Jinxin, and its shareholders, the Company controls China Jinxin’s operations and financial affairs. As a result of these agreements, China Tongda is considered the primary beneficiary of China Jinxin (see Note 2) and accordingly, China Jinxin’s results of operations and financial condition are consolidated in the Group financial statements. All issued and outstanding shares of China Jinxin are held by 15 Chinese citizens.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in conformity with US GAAP. Target and Real Fortune BVI’s functional currency is the US Dollar (‘‘USD’’ or “$”), Real Fortune HK’s functional currency is Hong Kong Dollar (‘‘HKD’’) and China Tongda’s and China Jinxin’s functional currency is Chinese Renminbi (‘‘RMB’’). The accompanying financial statements are translated from functional currencies and presented in USD.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries and its VIE for which the Company’s subsidiary China Tongda is the primary beneficiary. All transactions and balances among the Company, its subsidiaries and VIE are eliminated in consolidation.

The Company follows ASC 810 which requires a VIE be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE or is entitled to a majority of the VIE’s residual returns. In determining China Jinxin is the VIE of China Tongda, the Company considered the following indicators, among others:

China Tongda has the right to control and administer the financial affairs and operations of China Jinxin and to manage and control all assets of China Jinxin. The equity holders of China Jinxin as a group have no right to make any decision about China Jinxin’s activities without the consent of China Tongda. China Tongda will be paid quarterly, management consulting and technical support fees equal to all pre-tax profits, if any, of that quarter. If there are no earnings before taxes and other cash expenses, then no fee shall be paid. If China Jinxin sustains losses, they will be carried to the next period and deducted from the next service fee. China Jinxin has the right to require China Tongda to pay China Jinxin the amount of any loss incurred by China Jinxin.

The shareholders of China Jinxin pledged their equity interests in China Jinxin to China Tongda to guarantee China Jinxin’s performance of its obligations under the Equity Pledge Agreement. If either China Jinxin or its equity owners is in breach of the Equity Pledge or Exclusive Purchase Option Agreements, then China Tongda is entitled to require the equity owners of China Jinxin to transfer their equity interests in China Jinxin to it.

The shareholders of China Jinxin irrevocably granted China Tongda or its designated person an exclusive option to acquire, at any time, all of the assets or outstanding shares of China Jinxin, to the extent permitted by PRC law. The purchase price for the shareholders’ equity interests in China Jinxin shall be the lower of (i) the actual registered capital of China Jinxin or (ii) RMB 500,000 ($78,000), unless an appraisal is required by the laws of China.

Each shareholder of China Jinxin executed an irrevocable power of attorney to appoint China Tongda as its attorney-in-fact to exercise all of its rights as equity owner of China Jinxin, including 1) attend the shareholders’ meetings of China Jinxin and/or sign the relevant resolutions; 2) exercise all the shareholder's rights and shareholder's voting rights that the shareholder is entitled to under the laws of the PRC and the Articles of Association of China Jinxin, including but not limited to the sale or transfer or pledge or disposition of the shares in part or in whole; 3) designate and appoint the legal representative, Chairman of the Board of Directors (“BOD”), Directors, Supervisors, the Chief Executive Officer, Financial Officer and other senior management members of China Jinxin; and 4) execute the relevant share purchases and other terms stipulated in the Exclusive Purchase Option and Share Pledge Agreements.

However, the VIE is monitored by the Company to determine if any events have occurred that could cause its primary beneficiary status to change. These events include:

a.	The legal entity's governing documents or contractual arrangements are changed in a manner that changes the characteristics or adequacy of the legal entity's equity investment at risk.

b.	The equity investment or some part thereof is returned to the equity investors, and other interests become exposed to expected losses of the legal entity.

c.
The legal entity undertakes additional activities or acquires additional assets, beyond those anticipated at the later of the inception of the entity or the latest reconsideration event, that increase the entity's expected losses.

d.	The legal entity receives an additional equity investment that is at risk, or the legal entity curtails or modifies its activities in a way that decreases its expected losses.

There has been no change in the VIE structure during the year and none of the events listed in a-d above have occurred.

Going Concern

The Company incurred a net loss of $1.90 million for the year ended December 31, 2013. The Company also had a working capital deficit of $10.39 million as of December 31, 2013. In addition, the Company has refused to sell its iron ore concentrate to its sole customer because of the low price offered. These conditions raise a substantial doubt about the Company's ability to continue as a going concern. The Company is upgrading its equipment. Once the upgrading project is completed, the Company will be able to resume production. Also, one shareholder of the Company indicated she will continue to fund the Company, although there is no written agreement in place and the Company currently owes $9.47 million to this shareholder.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company had no accounts receivable or bad debt allowances at December 31, 2013 and 2012.

Inventory

Inventory consists of iron ore, iron ore concentrate and supplies. Inventory is valued at the lower of average cost or market, cost being determined on a moving weighted average basis method; including labor and all production overheads.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using shorter of useful live of the property or the unit of depletion method. For shorter-lived assets the straight-line method over estimated lives ranging from 3 to 20 years is used as follows:

Office Equipment	3-5 years
Machinery	10 years
Vehicles	5 years
Building	20 years

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value (“FV”). FV is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2013 and 2012, there were no impairments of its long-lived assets.

Income Taxes

The Company utilizes FASB ASC Topic 740, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about their merits or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. At December 31, 2013 and 2012, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with FASB ASC Topic 605, “Revenue Recognition”.   Sales are recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the buyer; the price is fixed or determinable; title has passed to the buyer, which generally is at the time of delivery; no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales are the invoiced value of iron ore concentrate, net of value-added tax (“VAT”). All of the Company’s iron ore concentrate sold in the PRC is subject to a value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold (“COGS”) consists primarily of fuel and power, direct material and labor, depreciation of mining plant and equipment, attributable to the production of iron ore concentrate. Write-down of inventory to lower of cost or market is also recorded in COGS.

 Concentration of Credit Risk

The operations of the Company are in the PRC.  Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in these bank accounts.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows”, cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Fair Value of Financial Instruments

Certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, carrying amounts approximate their fair values due to their short maturities.  FASB ASC Topic 825, “Financial Instruments,” requires disclosure of the FV of financial instruments held by the Company. The carrying amounts reported in the balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines FV, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for FV measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the FV measurement.

As of December 31, 2013 and 2012, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at FV.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of China Jinxin is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive income (loss) is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive (loss for the years ended December 31, 2013 and 2012 consisted of net loss and foreign currency translation adjustments.

Earnings (loss) per Share (EPS)

Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and warrants, and the if-converted method for the outstanding convertible instruments. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, outstanding convertible instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later). The Company did not have any outstanding securities as of December 31, 2013.

Segment Reporting

FASB ASC Topic 280, “Segment Reporting”, requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

FASB ASC Topic 280 has no effect on the Company’s financial statements as substantially all of its operations are conducted in one industry segment – iron ore mining.

New Accounting Pronouncements

In February 2013, the FASB issued ASU 2013-2, Comprehensive Income (ASC Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, the new ASU requires entities to disclose in a single location (either on the face of the financial statement that reports net income or in the notes) the effects of reclassifications out of accumulated other comprehensive income (AOCI). For items reclassified out of AOCI and into net income in their entirety, entities must disclose the effect of the reclassification on each affected net income item. For AOCI reclassification items that are not reclassified in their entirety into net income, entities must provide a cross-reference to other required U.S. GAAP disclosures. There is no change in the requirement to present the components of net income and other comprehensive income in either a single continuous statement or two separate consecutive statements. The ASU does not change the items currently reported in other comprehensive income.

For public entities, the new disclosure requirements are effective for annual reporting periods beginning after December 15, 2012, and interim periods within those years. The ASU applies prospectively, and early adoption is permitted. The adoption of this ASU did not have a material impact to the Company’s consolidated financial statements.

As of December 31, 2013, there are no recently issued accounting standards not yet adopted that would have a material effect on the Company’s interim consolidated financial statements.

3. INVENTORY

Inventory consisted of the following at December 31, 2013 and December 31, 2012:

	2013	2012
Material	$16,950	$16,099
Finished goods	675,909	655,629
Total	$692,859	$671,728

4. MINING RIGHTS

The Company is currently negotiating with the Department of Land and Resources of Hebei Province and the local Zhuolu County government to obtain the rights to mine in the location where it currently mines. Pending the final contract, the Company accrued the cost of mining rights based on the quantity of ore extracted (see Note 10). The Company used $0.38 (RMB 2.4 per ton) based on a royalty rate prescribed by the local authority based on purity of ore in the subject mines. If the rate per ton of ore changes when the contract is finalized, the Company will account for the change prospectively as a change in accounting estimate. The Company did not produce in 2013 and 2012, accordingly did not accrued the cost of mining rights for the years ended December 31, 2013 and 2012.

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2013 and December 31, 2012:

	2013	2012
Building	$7,153,152	$6,938,518
Production equipment	4,215,104	4,074,421
Transportation equipment	1,265,110	1,227,149
Office equipment	108,520	98,406
Total	12,741,886	12,338,494
Less: Accumulated depreciation	(4,670,040)	(3,705,890)
Net	$8,071,846	$8,632,604

Depreciation for the years ended December 31, 2013 and 2012 was $833,480 and $963,400, respectively.

6. ADVANCE FROM RELATED PARTY

At December 31, 2013 and 2012, the Company owed a shareholder $9,466,133 and $1,465,541, respectively, for the purchase of equipment used in construction in progress and for working capital. The $9,466,133 will not bear interest prior to the commencement of the Company's production pursuant to an amended loan agreement entered on January 16, 2013. Commencing on the production date, interest will begin to accrue at the bank's annual interest rate on certificates of deposit at that time on the amount outstanding from time to time and all amounts inclusive of accrued interest is to be repaid within three years of our commencement of production at the Zhuolu Mine. The Company had not commenced production as of December 31, 2013.

7. INTANGIBLE ASSETS

Intangible assets consisted solely of land use rights. All land in the PRC is government-owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. The Company acquired land use rights during 2006 for $0.75 million (RMB 5 million). The Company has the right to use the land for 20 years and is amortizing such rights on a straight-line basis for 20 years.

Intangible assets consisted of the following at December 31, 2013 and December 31, 2012:

	2013	2012
Land use rights	$815,236	$790,774
Less: Accumulated amortization	(278,539)	(230,642)
Net	$536,697	$560,132

Amortization of intangible assets for the years ended December 31, 2013 and 2012 was $39,992 and $39,370, respectively. Annual amortization for the next five years from January 1, 2014, is expected to be: $39,990; $39,990; $39,990; $39,990 and $39,990.

8. CONSTRUCTION IN PROGRESS

Construction in progress is for purchase of equipment and installation for future iron ore refining. The Company spent $6,187,412 and $892,405 for construction during the years ended December 31, 2013 and 2012, respectively, and had total construction in progress of $7,432,928 and $1,092,722 at December 31, 2013 and 2012, respectively. The project is estimated to be completed by July 2014.

9. DEFERRED TAX ASSETS

Deferred tax asset is the difference between the tax and book for accrued mine restoration cost.

10. ACCRUED LIABILITIES AND OTHER PAYABLES

CURRENT

Accrued liabilities and other payables consisted of the following at December 31, 2013 and December 31, 2012:

	2013	2012
Accrued payroll	$21,706	$12,432
Accrued service and consulting fee	69,273	56,384
Accrued mining rights (see note 4)	72,558	70,381
Other payables	445,084	387,186
Total	$608,621	$526,383

As of December 31, 2013, other payables mainly consisted of a short-term borrowing of $128,700 from a third party for a capital contribution to China Tongda by Real Fortune HK, which bears no interest and is payable on demand; an advance from third parties of $209,942 for the new production line construction, this advance bears no interest and will be repaid when the project is completed, and payable for construction of $106,442. As of December 31, 2012, other payables consisted of the short-term borrowing of $128,700 from a third party for a capital contribution to China Tongda by Real Fortune HK, which bears no interest and is payable on demand, an advance from third parties of $258,486 for the new production line construction, this advance bears no interest and will be repaid when the project is completed.

NONCURRENT

Under local environmental regulations, the Company is obligated at the end of the mine’s useful life to restore and rehabilitate the land that is used in the mining operation. The Company estimates it would cost $560,000 (RMB 3.5 million) to restore the entire mine after extracting all the economical ore for such efforts.

The Company accrued certain mine restoration expenses based on the actual production volume during the period it mines. As of December 31, 2013 and December 31, 2012, the long term accrued mine restoration cost was $13,426 and $13,023, respectively. There was no production during the years ended December 31, 2013 and 2012.

11. PAYABLE TO CONTRACTORS

In 2007 and 2008, the Company entered into contracts with an equipment supplier and a construction company for equipment and construction of a water pipeline for $5.75 million (RMB 38 million). The Company recorded the payable in 2009. In 2010, the Company amended the payment terms and paid $2.2 million (RMB 14.5 million) and agreed to pay the remaining balance as follows: $2.08 million (RMB 13.5 million) on December 31, 2011, and $1.47 million (RMB 10 million) on December 31, 2012. During 2011, the Company paid $2.86 million (RMB 18.0 million). During 2012, the Company did not make any payment on this payable. On March 20, 2013, the Company amended the payment terms and agreed to pay the remaining balances of $902,098 (RMB 5,500,000) on December 31, 2014. Based on the amended agreement, if the Company pays in full by December 31, 2014, no interest will be charged. If the Company defaults, the Company agreed to pay interest starting on January 1, 2015 based on the current bank interest rate for the remaining balance at that time. As of December 31, 2013 and 2012, the Company has $902,098 and $875,030 of payable to contractors, respectively.  The Company expects to make the payment in full by the end of 2014.

The Company recorded the restructuring of this payable in accordance with ASC 470-60-35-5, as it was a modification of its terms, it did not involve a transfer of assets or grant of an equity interest. Accordingly, the Company accounted for the effects of the restructuring prospectively from the time of restructuring, and did not change the carrying amount of the payable at the time of the restructuring as the carrying amount did not exceed the total future cash payments specified by the new terms.

12. INCOME TAXES

The Company’s operating subsidiary is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

The following table reconciles the statutory rates to the Company’s effective tax rate for the years ended December 31, 2013 and 2012:

	2013	2012
US statutory rates (benefit)	(34.0)%	(34.0)%
Tax rate difference	9.0%	9.0%
Valuation allowance on NOL	25.0%	24.5%
Tax per financial statements	-%	0.5%

Consolidated foreign pretax loss approximated $1.90 million and $1.65 million for the years ended December 31, 2013 and 2012, respectively. Pretax earnings of a foreign subsidiary are subject to US taxation when effectively repatriated. The Company provides income taxes on the undistributed earnings of non-US subsidiaries except to the extent those earnings are invested indefinitely outside the US.

13. MAJOR CUSTOMER AND VENDORS

There were no sales in the years ended December 31, 2013 and 2012.

The Company made a 10 year contract with Handan Steel Group Company (“HSG”) a state-owned enterprise, and agreed to sell all of its output to HSG. The selling price was to be based on market prices from time to time at a level that would ensure the Company a proper profit margin. HSG agreed to purchase all the Company’s products regardless of changes in the market. The Company is economically dependent on HSG. However, due to the high demand of iron ore concentrate in China, the Company believes there are other buyers available if HSG is unable or unwilling to execute the contract. The Company had no sales in the years ended December 31, 2013 or 2012 due to the upgrading of its production lines for improving the iron ore refinement and iron ore concentration rate and its continued refusal to deliver concentrate produced during 2011 due to a pricing dispute with HSG. The upgraded production line project is expected to be finished by July 2014.

There were no vendors which accounted for over 10% of the Company’s total purchases for the years ended December 31, 2013 and 2012 as we did not have any purchases.

14. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

15. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to effect the remittance.

All mineral resources in China are owned by the state. Thus, the Company’s ability to obtain iron ore is dependent upon the ability to obtain mineral rights from the relevant state authorities or purchase ore from another party that has mining rights from the state. It is generally not feasible to transport iron ore any significant distance before processing. The Company has yet to obtain long term rights to any iron mine and there is no assurance the Company will be able to do so. Although the Company has extracted iron ore from the Zhuolu Mine on which the Company’s production facilities are located, the Company does not have the right to do so and can be subjected to various fines and penalties. The Company is not able to determine the amount of fines and penalties at current stage; however, the Company believes the fine and penalty is negotiable with the authority. If the Company is not able to obtain mining rights to the Zhuolu Mine in the future, the Company will have to cease mining operations at the Zhuolu Mine and the Company will seek to acquire iron ore from third parties. The failure to obtain iron ore reserves for processing at all or on reasonably acceptable terms would have a material adverse impact on our business and financial results.

16. SUBSEQUENT EVENT

On January 17, 2014, our Board of Directors approved the acquisition of Haixing Huaxin Mining Industry Co., Ltd. ("China Huaxin"). On January 17,  2014, we entered into a series of substantially identical agreements ("Share Purchase Agreements") with the shareholders of Haixing Huaxin Mining Industry Co., Ltd. ("China Huaxin") pursuant to which we acquired the right to acquire 100% of the outstanding shares of China Huaxin. The consideration to be paid to the shareholders of China Huaxin (the "Shareholders") for their interests consisted, in the aggregate, of 10 million RMB and 5.1 million shares of our common stock. China Tongda, our wholly-owned Chinese subsidiary, filed a notice of transfer with respect to the change of ownership of China Huaxin with the local company registration authority which was approved 0n January 23, 2014. To consummate the acquisition of China Huaxin, in a private placement completed on January 20, 2014, we issued to 3 Chinese investors our Convertible Promissory Note in the face amount of 10 million RMB. The Promissory Note bears interest at the rate of 4% per annum and the principal amount and interest accrued is convertible into shares of our common stock at an effective conversion price of 11.11 RMB or US$ 1.79 per share.

TARGET ACQUISITIONS I, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2014 (UNAUDITED) AND DECEMBER 31, 2013

	2014	2013
ASSETS

CURRENT ASSETS
Cash & equivalents	$526,369	$27,310
Inventory	4,251,651	692,859
Advance to suppliers	60,870	-
Income tax receivable	2,235,025	-
Other receivables	70,066	4,891
Advance to related parties	2,320,213	-

Total current assets	9,464,194	725,060

NONCURRENT ASSETS
Property and equipment, net	36,815,977	8,071,846
Intangible assets, net	5,542,638	536,697
Construction in progress	8,569,629	7,432,928
Advance to suppliers for construction and equipment	2,088,328	1,051,458
Deferred tax assets	62,493	3,356
Goodwill	1,101,399	-

Total noncurrent assets	54,180,464	17,096,285

TOTAL ASSETS	$63,644,658	$17,821,345

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,748,632	$248
Accrued liabilities and other payables	20,384,960	608,621
Income tax payable	134,377	135,594
Payable to contractors	894,004	902,098
Advance from related parties	21,228,460	9,466,133

Total current liabilities	45,390,433	11,112,694

NONCURRENT LIABILITIES
Accrued expense	13,305	13,426
Advance from related parties	10,688,789	-

Total noncurrent liabilities	10,702,094	13,426

Total liabilities	56,092,527	11,126,120

STOCKHOLDERS' EQUITY
Preferred stock: $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value; authorized shares 100,000,000; issued and outstanding 14,000,100 and 8,000,100 shares at March 31, 2014 and December 31, 2013, respectively	14,000	8,000
Additional paid in capital	7,052,915	5,296,312
Statutory reserves	557,253	557,253
Accumulated other comprehensive income	724,154	794,673
Retained earnings	(796,191)	38,987

Total stockholders' equity	7,552,131	6,695,225

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$63,644,658	$17,821,345

TARGET ACQUISITIONS I, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(UNAUDITED)

	2014	2013

Operating expenses
General and administrative	$935,818	$381,741

Loss from operations	(935,818)	(381,741)

Non-operating income (expenses)
Interest income	358	19
Financial expense	(213)	(222)
Other expense	(1,632)	-

Total non-operating expenses, net	(1,487)	(203)

Loss before income tax	(937,305)	(381,944)
Income tax benefit	(102,127)	-

Net loss	(835,178)	(381,944)

Other comprehensive income
Foreign currency translation gain	70,519	21,924

Net comprehensive loss	$(764,659)	$(360,020)

Basic weighted average shares outstanding	12,313,433	8,000,100
Diluted weighted average shares outstanding	12,903,433	8,000,100

Basic net loss per share	$(0.07)	$(0.05)
Diluted net loss per share	$(0.07)	$(0.05)

TARGET ACQUISITIONS I, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(UNAUDITED)

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(835,178)	$(381,944)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	630,218	262,926
Change in deferred tax	(102,127)	-
(Increase) decrease in assets and liabilities:
Inventory	(213,017)	(161)
Other receivable	(110,390)	-
Accounts payable	64,921	-
Accrued liabilities and other payables	(303,666)	213,792
Tax payable	(49,311)	-

Net cash provided by (used in) operating activities	(918,550)	94,613

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress	(1,210,094)	(798,352)
Advance to suppliers for construction and equipment	48,364	-
Acquisition of property, plant & equipment	(164,668)	-
Acquisition of China Huaxin, net of cash acquired	(1,504,507)	-

Net cash used in investing activities	(2,830,905)	(798,352)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debts	1,638,002	-
Advance from related parties	2,612,895	703,990

Net cash provided by financing activities	4,250,897	703,990

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	(2,383)	76

NET INCREASE IN CASH & EQUIVALENTS	499,059	327

CASH & EQUIVALENTS, BEGINNING OF PERIOD	27,310	28,302

CASH & EQUIVALENTS, END OF PERIOD	$526,369	$28,629

Supplemental Cash flow data:
Income tax paid	$-	$-
Interest paid	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Conversion of convertible debts into common stock	$1,638,002	$-

TARGET ACQUISITIONS I, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2014 (UNAUDITED) AND DECEMBER 31, 2013

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Target Acquisitions I, Inc. (“the Company” or “Target” or “Group”) was incorporated in Delaware on June 27, 2008.

The Company operates in China through Zhuolu Jinxin Mining Co., Ltd. (“China Jinxin”), the Company’s variable interest entity which the Company controls through a series of agreements and, as of January 23, 2014, through its wholly-owned subsidiary, Haixing Huaxin Mining Industry Co., Ltd. (“China Huaxin”).  The Group’s structure as of March 31, 2014 is as follows:

China Jinxin is an early stage mining company which processes iron ore at its production facility in Hebei Province. China Jinxin currently does not own any mines or hold any mining rights. Through contractual arrangements among China Tongda and China Jinxin, and its shareholders, the Company controls China Jinxin’s operations and financial affairs. As a result of these agreements, China Tongda is considered the primary beneficiary of China Jinxin (see Note 2) and accordingly, China Jinxin’s results of operations and financial condition are consolidated in the Group financial statements. All issued and outstanding shares of China Jinxin are held by 15 Chinese citizens.

On January 17, 2014, the Company’s Board of Directors approved the acquisition of China Huaxin. On January 17, 2014, the Company entered into a series of substantially identical agreements with 5 shareholders of Haixing Huaxin Mining Industry Co., Ltd. (“China Huaxin”) pursuant to which the Company acquired the right to acquire 100% of the outstanding shares of China Huaxin.  The consideration to be paid to the shareholders of China Huaxin for their interests consisted, in the aggregate, of cash of 10 million RMB, (US$1.64 million) and 5.1 million shares of the Company’s common stock, valued at $0.014 per share.

Zhangjiakou Tongda Mining Technologies Services Co., Ltd (“China Tongda”), the Company’s wholly-owned Chinese subsidiary, filed a notice of transfer with respect to the change of ownership of China Huaxin with the local company registration authority which was approved on January 23, 2014.

China Huaxin was established in August 2010 and is located in Haixing Qingxian Industrial Park, Cangzhou, Hebei Province PRC.  China Huaxin is engaged in producing and selling Direct Reduced Iron (DRI).  To date, China Huaxin has conducted no business activities other than construction of its DRI production facility.  Construction of the DRI Facility has been completed and China Huaxin is currently in trial production.

The consolidated interim financial information as of March 31, 2014 and for the three month periods ended March 31, 2014 and 2013 was prepared without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures, which are normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) was not included. The interim consolidated financial information should be read in conjunction with the Financial Statements and the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, previously filed with the SEC. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the Company’s consolidated financial position as of March 31, 2014, results of operations and cash flows for the three month periods ended March 31, 2014 and 2013, as applicable, were made. The interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in conformity with US GAAP. Target and Real Fortune BVI’s functional currency is the US Dollar (‘‘USD’’ or “$”), Real Fortune HK’s functional currency is Hong Kong Dollar (‘‘HKD’’), and China Tongda, China Jinxin and China Huaxin’s functional currency is Chinese Renminbi (‘‘RMB’’). The accompanying financial statements are translated from functional currencies and presented in USD.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries and its VIE (China Jinxin) for which the Company’s subsidiary China Tongda is the primary beneficiary; and China Tongda 100% owned subsidiary China Huaxin. All transactions and balances among the Company, its subsidiaries and VIE are eliminated in consolidation.

The Company follows ASC 810 which requires a VIE be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE or is entitled to a majority of the VIE’s residual returns.

Going Concern

The Company incurred a net loss of $0.84 million for the three months ended March 31, 2014. The Company also had a working capital deficit of $35.93 million as of March 31, 2014. In addition, the Company has refused to sell its iron ore concentrate to its sole customer because of the low price offered. These conditions raise a substantial doubt about the Company's ability to continue as a going concern. The Company is upgrading its equipment. Once the upgrading project is completed, the Company will be able to resume production. Also, one shareholder of the Company indicated she will continue to fund China Jinxin, although there is no written agreement in place and Jinxin currently owes $10.58 million to this shareholder.  In addition, China Huaxin currently owes $21.33 million to two of the Company’s shareholders (one is the same fund provider of China Jinxin, and the other one is the Company’s CEO) for constructing its Direct Reduced Iron (“DRI”) facility. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Business Combination

For a business combination, the assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree are recognized at the acquisition date, measured at their fair values as of that date. In a business combination achieved in stages, the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, are recognized at the full amounts of their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree that excess in earnings is recognized as a gain attributable to the acquirer.

Deferred tax liability and asset are recognized for the deferred tax consequences of differences between the tax bases and the recognized values of assets acquired and liabilities assumed in a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 740-10.

Goodwill

Goodwill is the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. In accordance with ASC Topic 350, “Intangibles-Goodwill and Other,” goodwill is not amortized but is tested for impairment, annually or when circumstances indicate a possible impairment may exist. Impairment testing is performed at a reporting unit level. An impairment loss generally would be recognized when the carrying amount of the reporting unit exceeds its fair value, with the fair value of the reporting unit determined using discounted cash flow (“DCF”) analysis. A number of significant assumptions and estimates are involved in the application of the DCF analysis to forecast operating cash flows, including the discount rate, the internal rate of return and projections of realizations and costs to produce. Management considers historical experience and all available information at the time the fair values of its reporting units are estimated.

On January 23, 2014, the Company completed the acquisition of China Huaxin.  Under the acquisition method of accounting, the total purchase is allocated to tangible assets and intangible assets acquired and liabilities assumed based on their fair values with the excess recorded to goodwill. The Company recognized $1.11 million goodwill from the acquisition.

Cash and Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company had no accounts receivable or bad debt allowances at March 31, 2014 and December 31, 2013.

Inventory

Inventory consists of iron ore, iron ore concentrate and supplies. Inventory is valued at the lower of average cost or market, cost being determined on a moving weighted average basis method; including labor and all production overheads.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using shorter of useful live of the property or the unit of depletion method. For shorter-lived assets the straight-line method over estimated lives ranging from 3 to 20 years is used as follows:

Office Equipment	3-5 years
Machinery	10 years
Vehicles	5 years
Building	20 years

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows”, cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of China Jinxin and China Huaxin is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive income (loss) is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive (loss for the three months ended March 31, 2014 and 2013 consisted of net loss and foreign currency translation adjustments.

Earnings (loss) per Share (EPS)

Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and warrants, and the if-converted method for the outstanding convertible instruments. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, outstanding convertible instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table presents a reconciliation of basic and diluted loss per share for the three months ended March 31, 2014 and 2013, the diluted loss per share is same as the basic loss per share due to anti-dilutive feature.

	Three Months Ended March 31,
	2014	2013

Net loss	$(835,178)	$(381,944)

Weighted average shares outstanding – basic	12,313,433	8,000,100
Effect of dilutive securities:
Convertible debts	590,000	-

Weighted average shares outstanding – diluted	12,903,433	8,000,100

Loss per share – basic	$(0.07)	$(0.05)
Loss per share – diluted	$(0.07)	$(0.05)

New Accounting Pronouncements

In January 2014, FASB issued, Accounting Standards Update 2014-01, Investments—Equity Method and Joint Ventures (Topic 323), Accounting for Investments in Qualified Affordable Housing Projects. The objective of this Update is to provide guidance on accounting for investments by a reporting entity in flow-through limited liability entities that manage or invest in affordable housing projects that qualify for the low-income housing tax credit. The amendments in this Update permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. The amendments in this Update should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this Update are effective for public business entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014.  The adoption of this ASU will not affect the Company’s financial statements.

In January 2014, FASB issued, Accounting Standards Update 2014-05, Service Concession Arrangements (Topic 853), The objective of this Update is to specify that an operating entity should not account for a service concession arrangement within the scope of this Update as a lease in accordance with Topic 840, Leases. Service concession arrangements may become more prevalent in the United States as public-sector entities seek alternative ways to provide public services on a more efficient and cost-effective basis. The amendments apply to an operating entity of a service concession arrangement entered into with a public-sector entity grantor when the arrangement meets certain conditions. The amendments in this Update should be applied on a modified retrospective basis to service concession arrangements that exist at the beginning of an entity’s fiscal year of adoption. The modified retrospective approach requires the cumulative effect of applying this Update to arrangements existing at the beginning of the period of adoption to be recognized as an adjustment to the opening retained earnings balance for the annual period of adoption. The amendments are effective for a public business entity for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The adoption of this ASU will not affect the Company’s financial statements.

3. INVENTORY

Inventory consisted of the following at March 31, 2014 and December 31, 2013:

	2014	2013
Material	$2,700,748	$16,950
Finished goods	1,550,903	675,909
Total	$4,251,651	$692,859

4. MINING RIGHTS

The Company is currently negotiating with the Department of Land and Resources of Hebei Province and the local Zhuolu County government to obtain the rights to mine in Zhuolu County where its production facility is located. Pending the final contract, the Company accrued the cost of mining rights based on the quantity of ore extracted (see Note 12). The Company used $0.38 (RMB 2.4 per ton) based on a royalty rate prescribed by the local authority based on purity of ore in the subject mines. If the rate per ton of ore changes when the contract is finalized, the Company will account for the change prospectively as a change in accounting estimate. The Company did not extract any ore in the three months ended March 31, 2014 and 2013, and accordingly did not accrue the cost of mining rights for the three months ended March 31, 2014 and 2013.

5. OTHER RECEIVABLE

Other receivables mainly consisted of short-term advance to third party companies, bore no interest and were payable upon demand.

6. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at March 31, 2014 and December 31, 2013:

	2014	2013
Building	$24,621,900	$7,153,152
Production equipment	15,921,870	4,215,104
Transportation equipment	1,312,218	1,265,110
Office equipment	187,706	108,520
Total	42,043,694	12,741,886
Less: Accumulated depreciation	(5,227,717)	(4,670,040)
Net	$36,815,977	$8,071,846

Depreciation for the three months ended March 31, 2014 and 2013 was $602,417 and $253,031, respectively.

7. ADVANCE TO RELATED PARTY

At March 31, 2014, China Huaxin lent $2.32 million to a related party company who was owned by the brother of the Company’s more than 10% shareholders.  This advance bore no interest, payable upon demand.

8. ADVANCE FROM RELATED PARTIES

At March 31, 2014 and December 31, 2013, China Jinxin owed a shareholder $10,582,308 and $9,466,133, respectively, for the purchase of equipment used in construction in progress and for working capital. The $10,582,308 will not bear interest prior to the commencement of the Company's production pursuant to an amended loan agreement entered on January 16, 2013. Commencing on the production date, interest will begin to accrue at the bank's annual interest rate on certificates of deposit at that time on the amount outstanding from time to time and all amounts inclusive of accrued interest is to be repaid within three years of commencement of production at the Zhuolu Mine. China Jinxin had not commenced production as of March 31, 2014.

In addition, at March 31, 2014, China Huaxin owed two shareholders $21.33 million for constructing DRI facility. One shareholder was the same lender of China Jinxin, and the other shareholder was the Company’s CEO. Of the $21.33 million, $10.69 million was long-term payable with an annual interest rate of 10%, due date on the anniversary of 2.5 years from the date of official production.  The remaining payable bore no interest, and was payable upon demand.

9. INTANGIBLE ASSETS

Intangible assets consisted solely of land use rights. All land in the PRC is government-owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. China Jinxin acquired land use rights during 2006 for $0.75 million (RMB 5 million). China Huaxin acquired land use right for $2.96 million (RMB 18.24 million) in November 2012 with fair value of $5.04 million (RMB 31 million) at acquisition date. China Jinxin and China Huaxin has the right to use the land for 20 and 49 years, respectively, and is amortizing such rights on a straight-line basis for 20 and 49 years, respectively.

Intangible assets consisted of the following at March 31, 2014 and December 31, 2013:

	2014	2013
Land use rights	$5,846,347	$815,236
Less: Accumulated amortization	(303,709)	(278,539)
Net	$5,542,638	$536,697

Amortization of intangible assets for the three months ended March 31, 2014 and 2013 was $27,801 and $9,896, respectively. Annual amortization for the next five years from April 1, 2014, is expected to be: $146,630; $146,630; $146,630; $146,630 and $146,630.

10. CONSTRUCTION IN PROGRESS

Construction in progress is for the purchase and installation of equipment for future iron ore refining for China Jinxin. The Company spent $1,210,100 and $798,300 for construction during the three months ended March 31, 2014 and 2013, respectively, and had total construction in progress of $8,569,629 and $7,432,928 at March 31, 2014 and December 31, 2013, respectively. The construction was estimated to be completed by July 2014.

11. DEFERRED TAX ASSET

Deferred tax asset of $3,326 represented the difference between the tax and book for accrued mine restoration cost, and $59,167 differences between the tax bases and book bases of property and equipment and intangible assets arising from the acquisition of China Huaxin, which was not allowed per tax purpose.

12. ACCRUED LIABILITIES AND OTHER PAYABLES

CURRENT

Accrued liabilities and other payables consisted of the following at March 31, 2014 and December 31, 2013:

	2014	2013
Accrued payroll	$11,347	$21,706
Accrued service and consulting fee	68,651	69,273
Accrued mining rights (see note 4)	71,907	72,558
Accrued interest	1,859,279	-
Due to unrelated parties	14,628,586	-
Payable for purchase of equipment	2,154,518	-
Payable for construction	866,379	-
Payable for purchase of material	595,427
Other payables	128,866	445,084
Total	$20,384,960	$608,621

As of March 31, 2014, due to unrelated parties of $14,628,586 represented short-term advance from unrelated companies or individuals for the Company’s construction and working capital needs, these advances bore no interest, and payable upon demand; other payables mainly consisted of a short-term borrowing of $128,700 from a third party for a capital contribution to China Tongda by Real Fortune HK, which bears no interest and is payable on demand.

As of December 31, 2013, other payables mainly consisted of a short-term borrowing of $128,700 from a third party for a capital contribution to China Tongda by Real Fortune HK, which bears no interest and is payable on demand; an advance from third parties of $209,942 for the new production line construction, this advance bears no interest and will be repaid when the project is completed, and payable for construction of $106,442.

NONCURRENT

Under local environmental regulations, the Company is obligated at the end of the mine’s useful life to restore and rehabilitate the land that is used in the mining operation. The Company estimates it would cost $560,000 (RMB 3.5 million) to restore the entire mine after extracting all the economical ore for such efforts.

The Company accrued certain mine restoration expenses based on the actual production volume during the period it extracted ore. As of March 31, 2014 and December 31, 2013, the long term accrued mine restoration cost was $13,305 and $13,426, respectively. There was no production during the three months ended March 31, 2014 and 2013.

13. PAYABLE TO CONTRACTORS

In 2007 and 2008, the Company entered into contracts with an equipment supplier and a construction company for equipment and construction of a water pipeline for $5.75 million (RMB 38 million). The Company recorded the payable in 2009. In 2010, the Company amended the payment terms and paid $2.2 million (RMB 14.5 million) and agreed to pay the remaining balance as follows: $2.08 million (RMB 13.5 million) on December 31, 2011, and $1.47 million (RMB 10 million) on December 31, 2012. During 2011, the Company paid $2.86 million (RMB 18.0 million). During 2012, the Company did not make any payment on this payable. On March 20, 2013, the Company amended the payment terms and agreed to pay the remaining balance of $902,098 (RMB 5,500,000) on December 31, 2014. Based on the amended agreement, if the Company pays in full by December 31, 2014, no interest will be charged. If the Company defaults, the Company agreed to pay interest starting on January 1, 2015 based on the current bank interest rate for the remaining balance at that time. As of March 31, 2014 and December 31, 2013, the Company has $894,004 and $902,098 of payable to contractors, respectively.  The Company expects to make the payment in full by the end of 2014.

The Company recorded the restructuring of this payable in accordance with ASC 470-60-35-5, as it was a modification of its terms, it did not involve a transfer of assets or grant of an equity interest. Accordingly, the Company accounted for the effects of the restructuring prospectively from the time of restructuring, and did not change the carrying amount of the payable at the time of the restructuring as the carrying amount did not exceed the total future cash payments specified by the new terms.

14. CONVERTIBLE NOTES

To consummate the acquisition of China Huaxin, in a private placement completed on January 20, 2014, the Company issued to three Chinese investors 4% convertible promissory notes due June 30, 2014, in the aggregate face amount of 10 million RMB (US$1.64 million).  The Notes bore interest at the rate of 4% per annum and the face amount of the Notes is convertible into shares of the Company’s common stock at an effective conversion price of 11.11 RMB (US $1.79) per share, with accrued interest payable in cash.

On March 20, 2014, three investors fully converted their convertible promissory notes into 900,000 the Company’s common shares, and waived the repayment of accrued interest at the conversion.

15. INCOME TAXES

The Company’s operating subsidiary is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

The following table reconciles the statutory rates to the Company’s effective tax rate for the three months ended March 31, 2014 and 2013:

	2014	2013
US statutory rates (benefit)	(34.0)%	(34.0)%
Tax rate difference	9.0%	9.0%
Valuation allowance on NOL	14.1%	25.0%
Tax per financial statements	(10.9)%	-%

The income tax for the three months ended March 31, 2014 and 2013, consisted of the following:

	2014	2013
Income tax (benefit) expense - current	$-	$-
Income tax benefit - deferred	(102,127)	-
Total income tax benefit	$(102,127)	$-

16. MAJOR CUSTOMER AND VENDORS

There were no sales in the three months ended March 31, 2014 and 2013.

The Company made a 10-year contract with Handan Steel Group Company (“HSG”) a state-owned enterprise, and agreed to sell all of its output from its Zhuolu production facility to HSG. The selling price was to be based on market prices from time to time at a level that would ensure the Company a proper profit margin. HSG agreed to purchase all the Company’s products from its Zhuolu production facility regardless of changes in the market. The Company is economically dependent on HSG. However, due to the high demand of iron ore concentrate in China, the Company believes there are other buyers available if HSG is unable or unwilling to execute the contract. The Company had no sales in the three months ended March 31, 2014 or 2013 due to the upgrading of its production lines for improving the iron ore refinement and iron ore concentration rate and its continued refusal to deliver concentrate produced during 2011 due to a pricing dispute with HSG. The upgraded production line project is expected to be finished by July 2014.

Two vendors accounted for 93% of the Company’s total purchases for the three months ended March 31, 2014, and each vendor accounted for 82% and 11%, respectively. At March 31, 2014, the total payable to these vendors was $0.

No vendors accounted for over 10% of the Company’s total purchases for the three months ended March 31, 2013.

17. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

18. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to effect the remittance.

All mineral resources in China are owned by the state. Thus, the Company’s ability to obtain iron ore is dependent upon the ability to obtain mineral rights from the relevant state authorities, purchase ore from another party that has mining rights from the state or import ore from outside the PRC. It is generally not feasible to transport iron ore any significant distance before processing. The Company has yet to obtain long term rights to any iron mine and there is no assurance the Company will be able to do so. Although the Company has extracted iron ore from the Zhuolu Mine on which the Company’s production facilities are located, the Company does not have the right to do so and can be subjected to various fines and penalties. The Company is not able to determine the amount of fines and penalties at current stage; however, the Company believes the fine and penalty is negotiable with the authority. If the Company is not able to obtain mining rights to the Zhuolu Mine in the future, the Company will have to cease mining operations at the Zhuolu Mine and the Company will seek to acquire iron ore from third parties. The failure to obtain iron ore reserves for processing at all or on reasonably acceptable terms would have a material adverse impact on our business and financial results.

19. BUSINESS ACQUISITION AND UNAUDITED PRO FORMA INFORMATION

On January 24, 2014, The Company completed the acquisition and acquired all the outstanding capital stock representing 100% equity interest of China Huaxin for $1.64 million in cash and 5.1 million shares of the Company’s common shares valued at $0.014 per share which was paid in full at the closing pursuant to a stock purchase agreement entered into with 5 shareholders of China Huaxin on January 17, 2014. Prior to the acquisition, of the 5 selling shareholders, one major shareholder with 80% ownership of China Huaxin was also a shareholder of Target with 7.6% ownership of Target, and another shareholder with 10% of China Huaxin was the CEO of Target.

As a result of the acquisition, China Huaxin became a wholly owned subsidiary of the Company. The purchase of China Huaxin was accounted for as a business combination under ASC Topic 805, “Business Combinations”.

The following table summarizes the fair values of the assets acquired and liabilities assumed as of January 24, 2014. The fair values of the assets acquired and liabilities assumed at acquisition closing date were used for the purpose of purchase price allocation. The acquisition closing date was January 24, 2014, since there were no material transactions from January 24, 2014 to January 31, 2014, and for convenience of reporting the acquisition for accounting purposes, February 1, 2014 has been designated as the acquisition date.  Under purchase method of accounting, the total purchase is allocated to tangible assets and intangible assets acquired and liabilities assumed based on their fair values with the excess charged recorded as goodwill.  Goodwill represents the synergies expected from combining China Huaxin’s business with the Company’s existing operations.   The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition, and is a preliminary purchase price allocation based on unaudited financial statements of China Huaxin

Cash	$133,951
Inventory	3,378,770
Other receivable	232,269
Advance to suppliers	1,163,898
Advance to related parties	188,370
Tax receivable	2,202,788
Property and equipment, net	29,477,864
Intangible assets, net	5,077,297
Goodwill	1,109,896
Accounts payable	(2,704,488)
Other payables and accrued liabilities	(20,291,146)
Advance from related parties	(18,217,214)
Deferred tax liabilities	(42,853)
Purchase price	$1,709,402

 The following unaudited pro forma consolidated results of operations of Target and China Huaxin for the three months ended March 31, 2014 and 2013, presents the operations of Target and China Huaxin as if the acquisition of China Huaxin occurred on January 1, 2014 and 2013, respectively. The pro forma results are not necessarily indicative of the actual results that would have occurred had the acquisition been completed as of the beginning of the periods presented, nor are they necessarily indicative of future consolidated results.

	For the three months ended March 31, 2014	For the three months ended March 31, 2013
	(Unaudited)	(Unaudited)
Net sales	$-	$-

Net loss	$(1,068,893)	$(842,105)

Basic weighted average shares outstanding	13,220,100	13,100,100
Diluted weighted average shares outstanding	13,810,100	13,100,100

Basic net loss per share	$(0.08)	$(0.06)
Diluted net loss per share	$(0.08)	$(0.06)

(b) Pro Forma Financial Information

UHF INCORPORATED
AND TARGET ACQUISITIONS I, INC.
Pro forma Consolidated Balance Sheet
As of March 31, 2014
(unaudited)

	(1)	(2)
	UHF	TARGET	Pro forma		Pro forma
			Adjustments		Consolidated
ASSETS	(historical)	(historical)

CURRENT ASSETS
Cash & equivalents	$5,232	$526,369	$(5,232)	(B)	$526,369
Inventory		4,251,651			4,251,651
Advance to suppliers	-	60,870			60,870
Income tax receivable		2,235,025			2,235,025
Other receivables		70,066			70,066
Advance to related parties	-	2,320,213			2,320,213

Total current assets	5,232	9,464,194			9,464,194

NONCURRENT ASSETS
Property and equipment, net	-	36,815,977			36,815,977
Intangible assets, net		5,542,638			5,542,638
Construction in progress	-	8,569,629			8,569,629
Advance to suppliers for construction and equipment	-	2,088,328			2,088,328
Deferred tax assets		62,493			62,493
Goodwill	-	1,101,399			1,101,399

Total noncurrent assets	-	54,180,464			54,180,464

TOTAL ASSETS	$5,232	$63,644,658			$63,644,658

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$2,748,632			$2,748,632
Accrued liabilities and other payables	50,428	20,384,960	(50,428)	(B)	20,384,960
Payable to contractors	-	894,004			894,004
Advance from related parties		21,228,460.00			21,228,460
Income tax payable	-	134,377			134,377

Total current liabilities	50,428	45,390,433			45,390,433

NONCURRENT LIABILITIES
Accrued expense	-	13,305			13,305
Advance from related parties	-	10,688,789			10,688,789

Total noncurrent liabilities	-	10,702,094			10,702,094

Total liabilities	50,428	56,092,527			56,092,527

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	-	-	0	(A)	0
Common stock	11,662	14,000	20,264	(A)(B)	45,926
Additional paid in capital	86,838	7,052,915	(118,764)	(A)(B)	7,020,989
Statutory reserves	-	557,253			557,253
Accumulated other comprehensive income	-	724,154			724,154
Accumulated deficit	(143,696)	(796,191)	143,696	(B)	(796,191)

Total stockholders' equity (deficit)	(45,196)	7,552,131			7,552,131

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$5,232	$63,644,658			$63,644,658

(1)	Source: unaudited financial statements of UHF INCORPORATED as of March 31, 2014, as filed in the Form 10-Q filed with the SEC on May 14, 2014.
(2)	Source: unaudited financial statements of TARGET ACQUISITIONS I, INC. as of March 31, 2014, as filed in the Form 10-Q filed with the SEC on May 23, 2014.

(A)
Reflection of 9,111,464 shares out of 11,662,104 outstanding common stock of UHF being retired; and the issuance of 1 preferred share and 43,375,638common shares to the shareholders of Target, resulting in 1 preferred share and 45,926,278 common shares outstanding of UHF after the reverse merger.

(B)	Elimination of UHF capital accounts and accumulated deficit as result of recapitalization, and reflection of payment of all liabilities of UHF prior to closing.

See accompanying notes to pro forma consolidated financial statements

UHF INCORPORATED
AND TARGET ACQUISITIONS I, INC.
Pro forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2014
(unaudited)

	(1)	(2)
	UHF	TARGET	Pro forma	Pro forma
			Adjustments	Consolidated
	(historical)	(historical)

Net sales	$--	$-	$--	$--

Cost of sales	--	-	--	--

Gross profit	--	--	--	--

Operating expenses
General and administrative	9,275	935,818	--	945,093

Total operating expenses	9,275	935,818	--	945,093

Income (loss) from operations	(9,275)	(935,818)	--	(945,093)

Non-operating income (expenses)
Interest income	1	358	--	359
Financial expense		(213)		(213)
Other expense	--	(1,632)	--	(1,632)
				-
Total non-operating expenses, net	1	(1,487)	--	(1,486)

Income (loss) before income tax	(9,274)	(937,305)	--	(946,579)

Income tax benefit	--	(102,127)	--	(102,127)

Net loss	$(9,274)	$(835,178)	$--	$(844,452)

Loss per common and diluted share	$(0.00)	$(0.07)		$(0.01)

Weighted average common and diluted shares outstanding	11,662,104	12,313,433	39,790,541	63,766,078

(1)	Source: unaudited financial statements of UHF INCORPORATED as of March 31, 2014, as filed in the Form 10-Q filed with the SECon May 14, 2014.

(2)	Source: unaudited financial statements of TARGET ACQUISITIONS I, INC. as of March 31, 2014, as filed in the Form 10-Q filed with the SECon May 23, 2014.

See accompanying notes to pro forma consolidated financial statements

UHF INCORPORATED
AND TARGET ACQUISITIONS I, INC.
Pro forma Consolidated Statement of Operations
For the Year Ended December 31, 2013
(unaudited)

	(1)	(2)
	UHF	TARGET	Pro forma	Pro forma
			Adjustments	Consolidated
	(historical)	(historical)

Net sales	$--	$--	$--	$--

Cost of sales	--	--	--	--

Gross profit	--	--	--	--

Operating expenses
General and administrative	31,760	1,902,271	--	1,934,031

Total operating expenses	31,760	1,902,271	--	1,934,031

Income from operations	(31,760)	(1,902,271)	--	(1,934,031)

Non-operating income (expenses)
Interest income	--	80	--	80
Financial expense	--	(516)		(516)
Other income	6	48	--	54

Total non-operating expenses, net	6	(388)	--	(382)

Income before income tax	(31,754)	(1,902,659)	--	(1,934,413)

Income tax expense	--	--	--	--

Net loss	$(31,754)	$(1,902,659)	$--	$(1,934,413)

Loss per common and diluted share	$(0.00)	$(0.24)		$(0.03)

Weighted average common and diluted shares outstanding	11,662,104	8,000,100	44,103,874	63,766,078

(1)	Source: Audited financial statements of UHF INCORPORATED as of December 31, 2013, as filed in the annual report of Form 10-K filed withthe SEC on March 17, 2014.

(2)	Source: Audited financial statements of TARGET ACQUISITIONS I, INC. as of December 31, 2013, as filed in the annual report of Form 10-Kfiled with the SEC on April 16, 2014.

See accompanying notes to pro forma consolidated financial statements

UHF Incorporated and
Target Acquisitions I, Inc.
Notes to Pro forma Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

Effective June 30, 2014, UHF Incorporated (“UHF” or “the Company) entered into and closed a share exchange agreement, with Target Acquisitions I Inc. (“Target”), and the shareholders of Target pursuant to which UHF acquired 100% of the issued and outstanding capital stock of Target for the issuance of an aggregate of 1 share of UHF’s Series A Convertible Preferred Stock (which, upon the occurrence of certain events, the 1 share Preferred Stock will automatically convert into 17,839,800 shares of the common stock of UHF); and 43,375,638 shares of UHF’s common stock (the “Exchange Shares”), representing approximately 96% of the total voting power of UHF’s capital stock. The preferred share has no dividend rights, has same voting power of the common stock, and is considered the common stock in nature. Upon completion of the foregoing transactions, UHF had 1 share of preferred share and 45,926,278 shares of its common stock issued and outstanding.

The accompanying pro forma consolidated statements of operations present the accounts of UHF and Target and its wholly-owned subsidiaries for the three months ended March 31, 2014, and for the year ended December 31, 2013, as if the acquisition occurred on January 1, 2013, and January 1, 2014, for the purpose of the statements of operations, respectively. The accompanying pro forma consolidated balance sheet presents the accounts of UHF and Target and its wholly-owned subsidiaries as if the acquisition of Target by UHF occurred on March 31, 2014.

For accounting purposes, the transaction has been accounted for as a reverse acquisition of UHF by Target, the shares issued to Target’s shareholders has been accounted for as a recapitalization of Target because after the share exchange, Target’s shareholders will own the majority of the UHF’s shares and will exercise significant influence over the operating and financial policies of the consolidated entity, and UHF was a non-operating shell with nominal net assets prior to the acquisition. Pursuant to Securities and Exchange Commission (“SEC”) rules, this is considered a capital transaction in substance, rather than a business combination.

The following adjustments would be required if the acquisition occurred as indicated above:

a.
Reflection of 9,111,464 shares out of 11,662,104 outstanding common stock of UHF being retired; and the issuance of 1 preferred share and 43,375,638 common shares to the shareholders of Target, resulting in 1 preferred share and 45,926,278 common shares outstanding of UHF after the reverse merger.

b.	Elimination of UHF capital accounts and accumulated deficit as result of recapitalization, and reflection of payment of all liabilities of UHF prior to closing.

(d) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this Report:

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of December 1, 2011 (incorporated by reference herein from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed March 19, 2012 (the “Company’s 2011 Form 10-K)).

2.2
Certificate of Merger filed with the Office of the Secretary of State of Delaware merging UHF Incorporated , a Michigan corporation, into the Company (incorporated by reference herein from the Company’s 2011 Form 10-K).

2.3
Share Exchange Agreement, dated as of October 1, 2011, among Target Acquisitions I, Inc., China Real Fortune Mining Limited (“Real Fortune BVI”), and the shareholders of Real Fortune BVI (incorporated by reference herein from the Company’s Current Report on Form 8-K filed August 11, 2011(the “Company’s August 2011 Form 8-K”)).

2.4	Share Exchange Agreement among the Company, Target Acquisitions I, Inc. (“Target”) and the Stockholders of Target.

2.5	Certificate of Merger filed with the Secretary of State of Delaware merging Target into the Company.

3.1	Certificate of Incorporation (incorporated by reference herein from the Company’s 2011 Form 10-K).

3.2	Certificate of Designation authorizing the issuance of series A convertible preferred stock.

3.3	By-laws (incorporated by reference herein from the Company’s 2011 Form 10-K).

10.1
Subscription Agreement dated as of August 1, 2011 by and among the Company and Lawrence Burstein, Omar Cunha, Peter van Voorst Vader, Sidney Levy and Selmo Nissenbaum (incorporated by reference herein from the Company’s August 2011 Form 8-K).

10.2
Stock Purchase Agreement dated as of August 1, 2011 by and among Dachris Ltd. and Lawrence Burstein, Omar Cunha, Peter van Voorst Vader, Sidney Levy and Selmo Nissenbaum (incorporated by reference herein from the Company’s August 2011 Form 8-K).

10.3
Subscription Agreement dated as of August 3, 2011 by and among the Company and Lawrence Burstein, Omar Cunha, Peter van Voorst Vader, Sidney Levy, Nissen Holdings & Co. Ltd. Shellie Schoppe and Wayne Brannan (incorporated by reference herein from the Company’s 2011 Form 10-K).

10.4
Option Agreement dated as of August 3, 2011 by and among Lawrence Burstein, Frontera Holdings Limited Partnership, Peter van Voorst Vader, Wit Services Global Inc., Nissen Holdings & Co. Ltd. and Wayne Brannan (incorporated by reference herein from the Company’s 2011 Form 10-K).

10.5
Subscription Agreement dated as of February 15, 2012 by and among the Company, Lawrence Burstein, Omar Cunha, Peter van Voorst Vader, Sidney Levy and Nissen Holdings & Co. (incorporated by reference herein from the Company’s 2011 Form 10-K).

10.6
Stock Purchase Agreement dated as of June 26, 2014 among certain directors, officers and other stockholders of the Company and HC Consulting Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 27, 2014).

10.7	English translation of Management Entrustment Agreement, dated May 9, 2011, between ZhangJiaKou TongDa Mining Service Co., Ltd. and Zhuolu Jinxin Mining Co., Ltd.
10.8	English translation of Powers of Attorney, dated May 9, 2011.
10.9	English translation of Exclusive Purchase Option Agreements, dated May 9, 2011, among ZhangJiaKou TongDa Mining Service Co., Ltd. and Zhuolu Jinxin Mining Co., Ltd. and its shareholders.
10.10	English translation of Equity Pledge Agreements, dated May 9, 2011, among ZhangJiaKou TongDa Mining Service Co., Ltd. and Zhuolu Jinxin Mining Co., Ltd. and its shareholders.
10.11	English translation of Lease Agreement, dated December 27, 2006, between Zhuolu County Luanzhuang Township People’s Government and Zhuolu Jinxin Mining Co., Ltd..

10.12	English translation of form of Long Term Strategic Agreement dated January 16, 2009 between Zhuolu Jinxin Mining Co., Ltd. and Handan Steel Group.
10.13	English translation of Employment Agreement between Zhuolu Jinxin Mining Co., Ltd. and Changkui Zhu.
10.14	English translation of Employment Agreement between Zhuolu Jinxin Mining Co., Ltd. and Zhengting Deng.
10.15	English translation of Agreement dated March 20, 2010 between Zhuolu Jinxin Mining Co., Ltd. and Baoding Hongye Mechanical Engineering Equipments Company Limited.
10.16	English translation of Agreement dated March 20, 2010 between Zhuolu Jinxin Mining Co., Ltd. and Zhuolu Hydraulic and Hydro-Power Engineering Company Limited.
10.17	Stock Purchase Agreement dated January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co., Ltd. and Jiazhen Liu.
10.18	Stock Purchase Agreement dated January 17, 2014, among Target Acquisitions I, Inc., ZhangJIaKou TongDa Mining Technologies Service Co., Ltd. and Changkui Zhu.
10.19	Stock Purchase Agreement dated January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Dongli Sun.
10.20	Stock Purchase Agreement dated January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Meijie Wang.
10.21	Stock Purchase Agreement dated January 17, 2014, among Target Acquisitions I, Inc., ZhangJiaKou TongDa Mining Technologies Service Co. Ltd., and Xingwang Shao.
10.22	Convertible Promissory Note with a private investor in the face amount of RMB 3,333,333.
10.23	Convertible Promissory Note with a private investor in the face amount of RMB 3,333,333.
10.24	Convertible Promissory Note with a private investor in the face amount of RMB 3,333,333.
21.1	Subsidiaries

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TARGET ACQUISITIONS I, INC.

Date: July 7 , 2014	By:	/s/ Changkui Zhu
Changkui Zhu Chief Executive Officer (Principal Executive Officer

	By:	/s/ Zhengting Deng
Zhengting Deng Chief Financial Officer (Principal Financial Officer)